PRELIMINARY OFFERING CIRCULAR DATED NOVEMBER 20, 2019

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Vivos Inc.

719 Jadwin Avenue

Richland, Washington 99352

(509) 736-4000

http://www.radiogel.com

Up to 150,000,000 Shares of Common Stock, par value $0.001 per share, at

A Maximum Offering Price between $0.02 and $0.08 per Share*

Minimum Offering: 1 Share ($______)

Maximum Offering: 150,000,000 Shares ($______)

SEE “DESCRIPTION OF CAPITAL STOCK” AT PAGE 46.

Securities Offered by the Company	Price Per Share to Public	Total Number of Shares Being Offered	Broker-Dealer discount and commissions (1)	Proceeds to issuer (2)
Per Share of Common Stock	$		$-	$
Total Minimum	$		$-	$
Total Maximum	$	150,000,000	$-	$

(1)	We may offer the shares of our common stock through registered broker-dealers or a selling agent and we may pay finders, although we have no current arrangements to do so. We currently do not have any specific plans or arrangements to use a selling agent, broker-dealer or finder; however, if we choose to do so in the future, information about any such broker dealer, selling agent, or finder shall be disclosed in an amendment to this Offering Circular.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $100,000. See “Plan of Distribution.”

* We are relying Rule 253(b) with respect to the determination of the purchase price per share of common stock in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of shares of our common stock pursuant to this offering. An Issuer may raise an aggregate of $50.0 million in a 12-month period pursuant to Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Vivos Inc. (the “Company”) is offering up to 150,000,000 shares of common stock, par value $0.001 per share, at an offering price of $______ per share. The offering will terminate at the earlier of: (i) the date at which the maximum offering amount has been sold, (ii) the date which is one year from this offering being qualified by the Securities and Exchange Commission (“SEC”), or (iii) the date at which the offering is earlier terminated by us in our sole discretion, which may occur at any time.

This offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act for Tier 2 offerings. We reserve the right to undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for the offering will not be kept in an escrow account. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section of this Offering Circular entitled “Use of Proceeds.” If there are no sales of our common stock pursuant to this Offering Circular, or upon termination of this offering without any corresponding sales, the investments for this offering will be promptly returned to investors, without deduction and generally without interest. There is no minimum purchase requirement for investors. See “Plan of Distribution.”

We have yet to identify a broker-dealer or selling agent to act as our lead managing selling agent to offer shares of our common stock to prospective investors on a “best efforts” basis. In the event that we do identify and make arrangements with a selling agent to offer our securities, the selling agent may engage one or more co-managing selling agents, sub selling agents or selected dealers. A selling agent is not required to purchase the shares of common stock being offered pursuant to this Offering Circular, and is not required to sell any specific number or dollar amount of shares of common stock in the offering.

We expect to commence the offer and sale of the shares of common stock being offered pursuant to this Offering Circular as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” located on page 7 for a discussion of certain risks that you should consider in connection with an investment in our common stock.

The Company is following the Form S-1 format of disclosure under Regulation A pursuant to general instructions of Part II(a)(1)(ii) of Form 1-A for this Offering Circular.

In this Offering Circular, the term “Vivos” or the “Company” refers to Vivos Inc. and its subsidiaries.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Industry and Market Data

Although we are responsible for all disclosure contained in this Offering Circular, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the medical device industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward- Looking Statements” and “Risk Factors” in this Offering Circular.

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OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our common stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company’s securities discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward looking- statements. See the section entitled “Statement Regarding Forward- Looking Statements.”

Company Information

Vivos Inc. (the “Company”, “we”, “us”, “our”) was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”). On December 28, 2017, the Company changed its name from Advanced Medical Isotope Corp. to Vivos Inc. Effective June 25, 2019, the Company amended its charter to (i) reduce the number of shares of common stock authorized for issuance thereunder from 2,000,000,000 shares to 950,000,000 shares, and (ii) effect a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-8 (the “Reverse Split”). The Company currently has authorized capital of 950,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Unless stated otherwise, all figures included in this Offering Circular have been updated to reflect the effects of the Reverse Split; provided, however, that the financial statements for the periods ended December 31, 2018 and March 31, 2019, which were filed with the SEC prior to the effectiveness of the Reverse Split, have not been updated, and all figures included therein are on a pre-split basis.

Our principal place of business is located at 719 Jadwin Avenue, Richland, Washington 99352. Our telephone number is (509) 736-4000. Our corporate website address is http://www.radiogel.com. Our common stock is currently listed for quotation on the OTCQB Marketplace under the symbol “RDGL.”

Overview

The Company is a radiation oncology medical device company engaged in the development of its yttrium- 90 based brachytherapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists and engineers, collaborating with strategic partners, including national laboratories, universities and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

In January 2018, the Center for Veterinary Medicine Product Classification Group ruled that RadioGelTM should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas. Additionally, after a legal review, the Company believes that the device classification obtained from the Food and Drug Administration (“FDA”) Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most solid tumors in animals. We expect the result of such classification and label review will be that no additional regulatory approvals are necessary for the use of IsoPet® for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

Based on the FDA’s recommendation, RadioGelTM will be marketed as “IsoPet®” for use by veterinarians to avoid any confusion between animal and human therapy. The Company already has trademark protection for the “IsoPet®” name. IsoPet® and RadioGelTM are used synonymously throughout this document. The only distinction between IsoPet® and RadioGelTM is the FDA’s recommendation that we use “IsoPet®” for veterinarian usage, and reserve “RadioGelTM” for human therapy. Based on these developments, the Company has shifted its primary focus to the development and marketing of Isopet® for animal therapy, through the Company’s IsoPet® Solutions division.

The Company anticipates that future revenue and profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the U.S. and internationally.

Our plan is to incorporate the data assembled from our work with Isopet® in animal therapy to support the Company’s efforts in the development of our RadioGel™ device candidate, including obtaining approval from the FDA to market and sell RadioGel™ as a Class II medical device. RadioGel™ is an injectable particle-gel for brachytherapy radiation treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small, one micron, yttrium-90 phosphate particles (“Y-90”). Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactivity drops to 5% of its original value after ten days.

The Company’s lead brachytherapy products, including RadioGel™, incorporate patented technology developed for Battelle Memorial Institute (“Battelle”) at Pacific Northwest National Laboratory, a leading research institute for government and commercial customers. Battelle has granted the Company an exclusive license to patents covering the manufacturing, processing and applications of RadioGel™ (the “Battelle License”). This exclusive license is to terminate upon the expiration of the last patent included in this agreement. Other intellectual property protection includes proprietary production processes and trademark protection in 17 countries. The Company plans to continue efforts to develop new refinements on the production process, and the product and application hardware, as a basis for future patents.

Our independent registered public accounting firm has expressed an uncertainty with respect to our ability to continue as a going concern in our consolidated financial statements for the years ended December 31, 2018 and 2017.

The Company was able to execute the following transactions to improve their balance sheet and decrease the liabilities incurred and increase their cash flow:

●	On October 10, 2018, the Company successfully completed the terms of certain Path Forward and Standstill Agreements previously entered into by and between the Company and certain debtholders (the “Path Forward Agreements”), resulting in the automatic conversion of the outstanding balance due under certain outstanding convertible secured debentures and convertible promissory notes, amounting to an aggregate of $2,253,538, into an aggregate of 37,792,407 shares of Company common stock and 2,610,453 shares of Series B Convertible Preferred at a fixed conversion price of $0.032 per share. These shares were subject to a restriction on any sales below $0.16 through December 31, 2018 and will have volume limitations on any sales below $0.08 during the first six months of 2019.

●	On October 10, 2018 the Company consummated a private placement transaction, resulting in net proceeds to the Company of $738,140. In addition, the Company issued an aggregate of 35,896,051 shares of its common stock, 695,302 shares of Series B Convertible Preferred, and warrants to purchase that number of shares of common stock equal to 50% of the shares of common stock issued in the private placement valued at $3,352,068 from the exchange of notes, past due executive compensation, and certain other liabilities. All shares issued in the private placement are restricted securities. The warrants have a two-year term and are exercisable at a price of $0.08 per share.

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THE OFFERING

Issuer:	Vivos Inc.
Securities offered by the Company:	A maximum of 150,000,000 shares of our common stock, par value $0.001 per share. See the section entitled “Plan of Distribution.”

Number of shares of common stock outstanding before the offering:	184,345,821 shares
Number of shares of common stock to be outstanding after the offering:	Up to 334,345,821 shares
Price per share:	$______ per share
Minimum offering amount:	1 share of common stock ($______)
Maximum offering amount:	150,000,000 shares of common stock ($______)
Trading Market	OTCQB
Use of proceeds:	We currently intend to use the majority of the proceeds we receive from this offering to expand our animal therapy business and to complete the pre-clinical testing necessary to file the Investigational Device Exemption (IDE), which will set the stage for clinical trials. In addition, we intend to apply certain proceeds towards international patent protection, up-listing, the repayment of certain debt, offering expenses, public company and corporate costs, research and development and other application development, and working capital. See the section entitled “Use of Proceeds” for additional details regarding out intended use of proceeds.

Risk factors

●	we are a development stage company with no current revenue, and limited experience developing medical devices, including those intended for use in the radiation oncology field, which makes it difficult to assess our future viability;

●	we depend heavily on the success of RadioGel™, and we cannot be certain that we will be able to obtain regulatory approval for, or successfully commercialize, RadioGel™, or any other future product candidates;

●	failures or delays in the commencement or business plan could delay, prevent or limit our ability to generate revenue and continue our business;

●	we face significant competition, and if we are unable to compete effectively, we may not be able to achieve or maintain significant market penetration or improve our results of operations;

●	future sales or issuances of our securities, including the sale of securities being offered hereby, may cause immediate and substantial dilution to existing stockholders;
●	there is only one supplier of Y-90 in the United States, requiring us to rely entirely on this supplier to provide the Y-90 particles needed to produce RadioGelTM. If we are unable to obtain a sufficient supply of Y-90 particles, we will not be able to proceed with our development of RadioGelTM and our business will be materially harmed;

●	if we are unable to adequately protect our proprietary technology, or obtain and maintain issued patents that are sufficient to protect our product candidates, others could compete against us more directly, which would have a material adverse impact on our business, results of operations, financial condition and prospects; and

●	we have incurred significant net losses since inception and we will continue to incur substantial operating losses for the foreseeable future.

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See the section entitled “Risk Factors” for a more thorough discussion of risks related to an investment in our common stock.

Summary Financial Information

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included later in this Offering Circular. We have not had any significant operations to date, so only balance sheet data is presented.

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017

Consulting revenues, net	$8,000	$-	$-	$4,054

OPERATING EXPENSES
Sales and marketing expenses	-	13,700	11,500	111,662
Depreciation and amortization expenses	-	-	-	1,473
Professional fees	356,248	231,501	682,217	709,843
Reserved stock units granted	-	104,410	113,189	575,011
Stock based compensation	463,917	45,400	1,164,885	103,865
Payroll expenses	90,000	243,570	315,000	806,620
Research and development	62,194	77,035	104,208	203,037
General and administrative expenses	41,067	49,884	98,638	109,457
Total Operating Expenses	1,013,426	765,500	2,489,637	2,620,968

OPERATING LOSS	(1,005,426)	(765,500)	(2,489,637)	(2,616,914)

NON-OPERATING INCOME (EXPENSE)
Interest expense	(134,739)	(5,626,892)	(5,649,546)	(3,903,015)
Gain (loss) on settlement of debt	-	526,222	605,601	(310,086)
Grant income	-	17,583	17,583	-
Gain (loss) on fair value of derivative liability	-	(27,976,982)	(186,846)	408,488
Forgiveness of debt	34,106	-	-	-
Gain on sale of assets	-	-	-	2,800

Total Non-Operating Income (Expenses)	(100,633)	(33,060,069)	(5,213,208)	(3,801,813)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(1,106,059)	(33,825,569)	(7,702,845)	(6,418,727)
Provision for income taxes	-	-	-	-
NET LOSS	$(1,106,059)	$(33,825,569)	$(7,702,845)	$(6,418,727)
Net loss per share - basic and diluted (1)	$(0.01)	$(1.49)	$(0.14)	$(1.06)
Weighted average common shares outstanding – basic (1)	172,437,108	22,748,136	55,501,248	6,048,374

(1)	These figures have been updated to reflect the Company’s 1-for-8 Reverse Split, which occurred in June 2019. As a result, these figures differ from those set forth in our financial statements included elsewhere in this Offering Circular, which financial statements were filed with the SEC prior to the reverse split.

Consolidated Balance Sheet Data:	At September 30, 2019		At December 31, 2018
	Actual	Pro Forma (1)
Cash	$158,538		$5,494
Total assets	197,058		16,486
Accounts payable and accrued expenses	602,185		795,129
Related party accounts payable	38,710		38,610
Accrued interest payable	75,985		59,646
Payroll liabilities payable	80,000		11,451
Convertible notes payable, related party, net	11,475
Convertible notes payable, net	294,827		53,824
Promissory notes payable, net of discount	100,000		-
Related party promissory note	187,000		-
Total stockholders’ equity (deficit)	(1,193,124)		(942,174)

(1)	The pro forma information included herein assumes that we sell the maximum number of shares of common stock offered hereby at an assumed public offering price of $______ per share. Each $0.01 increase (decrease) in the assumed public offering price of $______ per share of common stock would increase (decrease) each of our as adjusted cash and cash equivalents, total assets and total stockholders’ equity (deficit) by approximately $______, assuming the public offering price per share remains at $______ and we sell the maximum amount of common stock set forth on the cover page of this Offering Circular and after deducting the estimated offering expenses payable by us.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Offering Circular, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS ASSOCIATED WITH THE COMPANY’S BUSINESS

Our independent registered public accounting firms’ reports on its financial statements questions the Company’s ability to continue as a going concern.

The Company’s independent registered public accounting firms’ reports on the Company’s financial statements for the years ended December 31, 2018 and 2017 express substantial doubt about the Company’s ability to continue as a going concern. The reports include an explanatory paragraph stating that the Company has suffered recurring losses, used significant cash in support of its operating activities and, based on its current operating levels, require additional capital or significant restructuring to sustain its operation for the foreseeable future. There is no assurance that the Company will be able to obtain sufficient additional capital to continue its operations and to alleviate doubt about its ability to continue as a going concern. If the Company obtains additional financing, such funds may not be available on favorable terms and likely would entail considerable dilution to existing shareholders. Any debt financing, if available, may involve restrictive covenants that restrict its ability to conduct its business. It is extremely remote that the Company could obtain any financing on any basis that did not result in considerable dilution for shareholders. Inclusion of a “going concern qualification” in the report of its independent accountants or in any future report may have a negative impact on its ability to obtain debt or equity financing and may adversely impact its stock price.

A combination of our current financial condition and the FDA’s determinations to date regarding our brachytherapy products raise material concerns about ability to continue as a going concern.

The Company will not be able to continue as a going concern unless the Company obtains financing. Depending upon the amount of financing, if any, the Company is able to obtain, the Company may not receive adequate funds to continue the approval process for RadioGel™ or other brachytherapy products with the FDA.

The Company has generated operating losses since inception, which are expected to continue, and has increasing cash requirements, which it may be unable to satisfy.

The Company has generated material operating losses since inception. The Company has had recurring net losses since inception which has resulted in an accumulated deficit of $73,097,071 and $71,991,012 as of September 30, 2019 and December 31, 2018, respectively including a net loss of $1,106,059 for the nine months ended September 30, 2019, a net loss of $7,702,845 for the year ended December 31, 2018 and a net loss of $6,418,727 for the year ended December 31, 2017. Of these losses $0, $418,755 and $98,402 represent net gains (losses) attributable to the recorded derivative liabilities and extinguishment of debt for the nine months ended September 30, 2019 and the years ended December 31, 2018 and 2017, respectively. Historically, the Company has relied upon investor funds to maintain its operations and develop its business. The Company needs to raise additional capital within the next quarter from investors for working capital as well as business expansion, and there is no assurance that additional investor funds will be available on terms acceptable to the Company, or at all. If the Company is unable to unable to obtain additional financing to meet its working capital requirements, the Company likely would cease operations.

The Company requires funding of at least $2.3 million per year to maintain current operating activities. Over the next 24 months, the Company believes it will cost approximately $5.0 million to $10.0 million to fund: (1) the FDA approval process and initial deployment of the brachytherapy products and (2) initiate regulatory approval processes outside of the United States. The continued deployment of the brachytherapy products and a worldwide regulatory approval effort will require additional resources and personnel.

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The principal variables in the timing and amount of spending for the brachytherapy products in the next 12 to 24 months will be the FDA’s classification of the Company’s brachytherapy products as Class II or Class III devices (or otherwise) and any requirements for additional studies, which may possibly include clinical studies. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements or additional capital raises.

Recent economic events, including the inherent instability in global capital markets, as well as the lack of liquidity in the capital markets, could adversely impact the Company’s ability to obtain financing and its ability to execute its business plan.

The Company has a limited operating history, which may make it difficult to evaluate its business and prospects.

The Company has a limited operating history upon which one can base an evaluation of its business and prospects. As a company in the development stage, there are substantial risks, uncertainties, expenses and difficulties to which its business is subject. To address these risks and uncertainties, the Company must do the following:

●	successfully develop and execute the business strategy;

●	respond to competitive developments; and

●	attract, integrate, retain and motivate qualified personnel.

There is no assurance that the Company will achieve or maintain profitable operations or that the Company will obtain or maintain adequate working capital to meet its obligations as they become due. The Company cannot be certain that its business strategy will be successfully developed and implemented or that the Company will successfully address the risks that face its business. In the event that the Company does not successfully address these risks, its business, prospects, financial condition, and results of operations could be materially and adversely affected.

The Company’s products are regulated and require appropriate clearances and approvals to be marketed in the U.S. and globally.

There is no assurance the FDA or other global regulatory authorities will grant the Company permission to market the Company’s brachytherapy Y-90 RadioGel™ device.

The Company has been working with the FDA to obtain clearance for its brachytherapy Y-90 RadioGelTM device, but no assurances have been received. On December 23, 2014, the Company announced that it submitted a de novo to the FDA for marketing clearance for its patented Y-90 RadioGelTM device pursuant to Section 513(f)(2) of the U.S. Food, Drug and Cosmetic Act (the “Act”). In June 2015, the FDA notified the Company the de novo was not granted. In February 2014, the FDA found the same device under Section 510(k) of the Act not substantially equivalent and concluded that the device is classified by statute as a Class III medical device, unless the device is reclassified. The Company is seeking reclassification of the product to Class II. If the Company is successful in seeking reconsideration of the Company’s de novo application, as a regulatory matter, the device could be on an easier and faster path to market in the United States. However, there would still be the requirements to complete the in vitro and in vivo testing, and then some human clinical trials. That testing date is submitted in a de novo pre-market application and if accepted we could then go to market. As a practical matter, the Company would still need to secure funding and commercial arrangements before marketing could commence. If the de novo is declined and if the Company obtains funding to permit it to continue operations, the Company will explore steps toward seeking approval for the device as a Class III medical device. Generally, the time period and cost of seeking approval as a Class III medical device is materially greater than the time period and cost of seeking approval as a Class II medical device. If the Company seeks approval as a Class III device, human clinical trials will be necessary. Generally, human trials for Class III products are larger, of longer duration and costlier than those for Class II devices.

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If human clinical trials are necessary, there will be additional cost and time to reach marketing clearance or approval. Unless the Company obtains sufficient funding, it will be unable to do the foregoing activities. There can be no assurance that the product will be approved as either a Class II or Class III device by the FDA even if additional data is provided. In August 2017, the Company met again with the FDA in a pre-submission meeting to once again go through the requirements for pre-clinical testing and to answer the previous FDA questions submitted years before. There can be no assurance that the Company will receive FDA approval, or if it does, the timing thereof.

If the Company is successful in increasing the size of its organization, the Company may experience difficulties in managing growth.

The Company is a small organization with a minimal number of employees. If the Company is successful, it may experience a period of significant expansion in headcount, facilities, infrastructure and overhead and further expansion may be required to address potential growth and market opportunities. Any such future growth will impose significant added responsibilities on members of management, including the need to improve the Company’s operational and financial systems and to identify, recruit, maintain and integrate additional managers. The Company’s future financial performance and its ability to compete effectively will depend, in part, on the ability to manage any future growth effectively.

The Company’s business is dependent upon the continued services of the Company’s Chief Executive Officer, Michael Korenko. Should the Company lose the services of Dr. Korenko, the Company’s operations will be negatively impacted.

The Company’s business is dependent upon the expertise of its Chief Executive Officer, Michael Korenko. Dr. Korenko is essential to the Company’s operations. Accordingly, an investor must rely on Dr. Korenko’s management decisions that will continue to control the Company’s business affairs. The Company does not maintain key man insurance on Dr. Korenko’s life. The loss of the services of Dr. Korenko would have a material adverse effect upon the Company’s business. To mitigate this risk, David Swanberg has been groomed as a replacement candidate. He has extensive experience as a co-founder of IsoRay and has been actively working with Dr. Korenko as a consultant for the last two years.

The Company is heavily dependent on consultants for many of the services necessary to continue operations. The loss of any of these consultants could have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s success is heavily dependent on the continued active participation of certain consultants and collaborating scientists. Certain key employees and consultants have no written employment contracts. Loss of the services of any one or more of its consultants could have a material adverse effect upon the Company’s business, results of operations and financial condition.

If the Company is unable to hire and retain additional qualified personnel, the business and financial condition may suffer.

The Company’s success and achievement of its growth plans depend on its ability to recruit, hire, train and retain highly qualified technical, scientific, regulatory and managerial employees, consultants and advisors. Competition for qualified personnel among pharmaceutical and biotechnology companies is intense, and an inability to attract and motivate additional highly skilled personnel required for the expansion of the Company’s activities, or the loss of any such persons, could have a material adverse effect on its business, results of operations and financial condition.

9

The Company’s revenues have historically been derived from sales made to a small number of customers. The Company has discontinued prior operations related to its core business. To succeed, we will need to recommence our operations and achieve sales to a materially larger number of customers.

During 2014, the Company ceased all previous manufacturing and sales activities. Our revenues for the year ended December 31, 2017 consisted of only consulting revenue, and our revenues for the year ended December 31, 2018 consisted of only $17,583 of grant revenue. The Company’s consulting revenues for the year ended December 31, 2017 were made to one customer, and those sales constituted 100% of total revenues for that years. At such time as the Company recommences active operations, no assurances can be given that the Company will be successful in commercializing its products or expanding the number of customers purchasing its products and services. The Company had $8,000 in operating revenues for the nine months ended September 30, 2019, and no operating revenues for the year ended December 31, 2018.

Many of the Company’s competitors have greater resources and experience than the Company has.

Many of the Company’s competitors have greater financial resources, longer history, broader experience, greater name recognition, and more substantial operations than the Company has, and they represent substantial long-term competition for us. The Company’s competitors may be able to devote more financial and human resources than the Company can to research, new product development, regulatory approvals, and marketing and sales. The Company’s competitors may develop or market products that are viewed by customers as more effective or more economical than the Company’s products. There is no assurance that the Company will be able to compete effectively against current and future competitors, and such competitive pressures may adversely affect the Company’s business and results of operations.

The Company’s future revenues depend upon acceptance of its current and future products in the markets in which they compete.

The Company’s future revenues depend upon receipt of financing, regulatory approval and the successful production, marketing, and sales of the various isotopes the Company might market in the future. The rate and level of market acceptance of each of these products, if any, may vary depending on the perception by physicians and other members of the healthcare community of its safety and efficacy as compared to that of any competing products; the clinical outcomes of any patients treated; the effectiveness of its sales and marketing efforts in the United States, Europe, Far East, Middle East, and Russia; any unfavorable publicity concerning its products or similar products; the price of the Company’s products relative to other products or competing treatments; any decrease in current reimbursement rates from the Centers for Medicare and Medicaid Services or third-party payers; regulatory developments related to the manufacture or continued use of its products; availability of sufficient supplies to either purchase or manufacture its products; its ability to produce sufficient quantities of its products; and the ability of physicians to properly utilize its products and avoid excessive levels of radiation to patients. Any material adverse developments with respect to the commercialization of any such products may adversely affect revenues and may cause the Company to continue to incur losses in the future.

The Company currently relies on a single supplier for Y-90 particles, and that supplier is the only supplier in the United States. An inability to procure Y-90 particles will harm the Company’s business.

There is only one supplier of Y-90 particles in the United States, requiring us to rely entirely on this supplier to provide the Y-90 particles needed to produce RadioGelTM. If we are unable to obtain a sufficient supply of Y-90 particles, we will not be able to proceed with our development of RadioGelTM and our business may be materially harmed.

The Company currently subcontracts the manufacturing of RadioGelTM to IsoTherapeutics. PerkinElmer Inc. is the sole supplier of the Y-90 particles used by IsoTherapeutics, and is the only supplier of Y-90 particles in the United States. In the event PerkinElmer is unable to satisfy our supply requirements or stope producing Y-90 particles, we will be unable to continue with development of RadioGel™ and our business would be materially harmed.

The Company will rely heavily on a limited number of suppliers for the foreseeable future.

Some of the products the Company might market and components thereof are currently available only from a limited number of suppliers, several of which are international suppliers. Failure to obtain deliveries from these sources could have a material adverse effect on the Company’s ability to operate.

10

The Company may incur material losses and costs as a result of product liability claims that may be brought against it.

The Company faces an inherent business risk of exposure to product liability claims in the event that products supplied by the Company fail to perform as expected or such products result, or is alleged to result, in bodily injury. Any such claims may also result in adverse publicity, which could damage the Company’s reputation by raising questions about the safety and efficacy of its products and could interfere with its efforts to market its products. A successful product liability claim against the Company in excess of its available insurance coverage or established reserves may have a material adverse effect on its business. Although the Company currently maintains liability insurance in amounts it believes are commercially reasonable, any product liability the Company may incur may exceed its insurance coverage.

The Company is subject to the risk that certain third parties may mishandle the Company’s products.

If the Company markets products, the Company likely will rely on third parties, such as commercial air courier companies, to deliver the products, and on other third parties to package the products in certain specialized packaging forms requested by customers. The Company thus would be subject to the risk that these third parties may mishandle its product, which could result in material adverse effects, particularly given the radioactive nature of some of the products.

The Company is subject to uncertainties regarding reimbursement for use of its products.

Hospitals and freestanding clinics may be less likely to purchase the Company’s products if they cannot be assured of receiving favorable reimbursement for treatments using its products from third-party payers, such as Medicare and private health insurance plans. Third-party payers are increasingly challenging the pricing of certain medical services or devices, and there is no assurance that they will reimburse the Company’s customers at levels sufficient for it to maintain favorable sales and price levels for the Company’s products. There is no uniform policy on reimbursement among third-party payers, and there is no assurance that the Company’s products will continue to qualify for reimbursement from all third-party payers or that reimbursement rates will not be reduced. A reduction in or elimination of third-party reimbursement for treatments using the Company’s products would likely have a material adverse effect on the Company’s revenues.

The Company’s future growth is largely dependent upon its ability to develop new technologies that achieve market acceptance with appropriate margins.

The Company’s business operates in global markets that are characterized by rapidly changing technologies and evolving industry standards. Accordingly, future growth rates depend upon a number of factors, including the Company’s ability to (i) identify emerging technological trends in the Company’s target end-markets, (ii) develop and maintain competitive products, (iii) enhance the Company’s products by adding innovative features that differentiate the Company’s products from those of its competitors, and (iv) develop, manufacture and bring products to market quickly and cost-effectively. The Company’s ability to develop new products based on technological innovation can affect the Company’s competitive position and requires the investment of significant resources. These development efforts divert resources from other potential investments in the Company’s business, and they may not lead to the development of new technologies or products on a timely basis or that meet the needs of the Company’s customers as fully as competitive offerings. In addition, the markets for the Company’s products may not develop or grow as it currently anticipates. The failure of the Company’s technologies or products to gain market acceptance due to more attractive offerings by the Company’s competitors could significantly reduce the Company’s revenues and adversely affect the Company’s competitive standing and prospects.

The Company may rely on third parties to represent it locally in the marketing and sales of its products in international markets and its revenue may depend on the efforts and results of those third parties.

The Company’s future success may depend, in part, on its ability to enter into and maintain collaborative relationships with one or more third parties, the collaborator’s strategic interest in the Company’s products and the Company’s products under development, and the collaborator’s ability to successfully market and sell any such products.

The Company intends to pursue collaborative arrangements regarding the marketing and sales of its products; however, it may not be able to establish or maintain such collaborative arrangements, or if it is able to do so, the Company’s collaborators may not be effective in marketing and selling its products. To the extent that the Company decides not to, or is unable to, enter into collaborative arrangements with respect to the sales and marketing of its products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. To the extent that the Company depends on third parties for marketing and distribution, any revenues received by the Company will depend upon the efforts and results of such third parties, which may or may not be successful.

11

The Company may pursue strategic acquisitions that may have an adverse impact on its business.

Executing the Company’s business strategy may involve pursuing and consummating strategic transactions to acquire complementary businesses or technologies. In pursuing these strategic transactions, even if the Company does not consummate them, or in consummating such transactions and integrating the acquired business or technology, the Company may expend significant financial and management resources and incur other significant costs and expenses. There is no assurance that any strategic transactions will result in additional revenues or other strategic benefits for the Company’s business. The Company may issue the Company’s stock as consideration for acquisitions, joint ventures or other strategic transactions, and the use of stock as purchase consideration could dilute the interests of its current stockholders. In addition, the Company may obtain debt financing in connection with an acquisition. Any such debt financing may involve restrictive covenants relating to capital-raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and pursue business opportunities, including potential acquisitions. In addition, such debt financing may impair the Company’s ability to obtain future additional financing for working capital, capital expenditures, acquisitions, general corporate or other purposes, and a substantial portion of cash flows, if any, from the Company’s operations may be dedicated to interest payments and debt repayment, thereby reducing the funds available to the Company for other purposes.

The Company will need to hire additional qualified accounting personnel in order to remediate a material weakness in its internal control over financial accounting, and the Company will need to expend any additional resources and efforts that may be necessary to establish and to maintain the effectiveness of its internal control over financial reporting and its disclosure controls and procedures.

As a public company, the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002. The Company’s management is required to evaluate and disclose its assessment of the effectiveness of the Company’s internal control over financial reporting as of each year-end, including disclosing any “material weakness” in the Company’s internal control over financial reporting. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As a result of its assessment, management has determined that there is a material weakness due to the lack of segregation of duties and, due to this material weakness, management concluded that, as of December 31, 2018 and 2017, the Company’s internal control over financial reporting was ineffective. This material weakness has the potential of adversely impacting the Company’s financial reporting process and the Company’s financial reports. Because of this material weakness, management also concluded that the Company’s disclosure controls and procedures were ineffective as of December 31, 2018 and 2017. The Company needs to hire additional qualified accounting personnel in order to resolve this material weakness. The Company also will need to expend any additional resources and efforts that may be necessary to establish and to maintain the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures.

The Company may be unable to make timely license and patent payments

Patent costs associated with existing and new technologies are significant; however, the licensing contract with Battelle Pacific Northwest Laboratory (“Battelle”) was re-negotiated to significantly reduce these costs. Existing patent and license fees must be paid for the Company to maintain rights to its technologies. The Company would forfeit its exclusive rights to licensed technologies in the event it fails to pay patent and rights fees in a timely fashion. No assurance can be given that the Company will be able to continue to pay license fees in the event it is unable to secure adequate working capital. Battelle has advised the Company that if we did not make a payment they would not attempt to relicense, but would allow the patents to lapse. The Company has decided to pursue additional patents outside the Battelle contract based on exclusive proprietary manufacturing techniques developed by the Company.

12

The Company’s patented or other technologies may infringe on other patents, which may expose it to costly litigation.

It is possible that the Company’s patented or other technologies may infringe on patents or other rights owned by others. The Company may have to alter its products or processes, pay licensing fees, defend infringement actions or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to the Company. Patent litigation is costly and time consuming, and the Company may not have sufficient resources to pursue such litigation. If the Company does not obtain a license under such patents, if it is found liable for infringement, or if it is not able to have such patents declared invalid, the Company may be liable for significant money damages, may encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

Protecting the Company’s intellectual property is critical to its innovation efforts.

The Company owns or has a license to use several U.S. and foreign patents and patent applications, trademarks and copyrights. The Company’s intellectual property rights may be challenged, invalidated or infringed upon by third parties, or it may be unable to maintain, renew or enter into new licenses of third party proprietary intellectual property on commercially reasonable terms. In some non-U.S. countries, laws affecting intellectual property are uncertain in their application, which can adversely affect the scope or enforceability of the Company’s patents and other intellectual property rights. Any of these events or factors could diminish or cause the Company to lose the competitive advantages associated with the Company’s intellectual property, subject the Company to judgments, penalties and significant litigation costs, or temporarily or permanently disrupt its sales and marketing of the affected products or services.

The Company may not be able to protect its trade secrets and other unpatented proprietary technology, which could give competitors an advantage.

The Company relies upon trade secrets and other unpatented proprietary technology. The Company may not be able to adequately protect its rights with regard to such unpatented proprietary technology, or competitors may independently develop substantially equivalent technology. The Company seeks to protect trade secrets and proprietary knowledge, in part through confidentiality agreements with its employees, consultants, advisors and collaborators. Nevertheless, these agreements may not effectively prevent disclosure of the Company’s confidential information and may not provide the Company with an adequate remedy in the event of unauthorized disclosure of such information, and as result the Company’s competitors could gain a competitive advantage.

General economic conditions in markets in which the Company does business can impact the demand for the Company’s goods and services. Decreased demand for the Company’s products and services could have a negative impact on its financial performance and cash flow.

Demand for the Company’s products and services, in part, depends on the general economic conditions affecting the countries and industries in which the Company does business. A downturn in economic conditions in a country or industry that the Company serves may adversely affect the demand for the Company’s products and services, in turn negatively impacting the Company’s operations and financial results. Further, changes in demand for the Company’s products and services can magnify the impact of economic cycles on the Company’s businesses. Unanticipated contract terminations by customers can negatively impact operations, financial results and cash flow. The Company’s earnings, cash flow and financial position are exposed to financial market risks worldwide, including interest rate and currency exchange rate fluctuations and exchange rate controls. Fluctuations in domestic and world financial markets could adversely affect interest rates and impact the Company’s ability to obtain credit or attract investors.

The Company is subject to extensive government regulation in jurisdictions around the world in which it does business. Regulations address, among other things, environmental compliance, import/export restrictions, healthcare services, taxes and financial reporting, and those regulations can significantly increase the cost of doing business, which in turn can negatively impact operations, financial results and cash flow.

If the Company is successful in developing manufacturing capability, the Company will be subject to extensive government regulation and intervention both in the U.S. and in all foreign jurisdictions in which it conducts business. Compliance with applicable laws and regulations will result in higher capital expenditures and operating costs, and changes to current regulations with which the Company complies can necessitate further capital expenditures and increases in operating costs to enable continued compliance. Additionally, from time to time, the Company may be involved in proceedings under certain of these laws and regulations. Foreign operations are subject to political instabilities, restrictions on funds transfers, import/export restrictions, and currency fluctuation.

13

Volatility in raw material and energy costs, interruption in ordinary sources of supply, and an inability to recover from unanticipated increases in energy and raw material costs could result in lost sales or could increase significantly the cost of doing business.

Market and economic conditions affecting the costs of raw materials, utilities, energy costs, and infrastructure required to provide for the delivery of the Company’s products and services are beyond the Company’s control. Any disruption or halt in supplies, or rapid escalations in costs, could adversely affect the Company’s ability to manufacture products or to competitively price the Company’s products in the marketplace. To date, the ultimate impact of energy costs increases has been mitigated through price increases or offset through improved process efficiencies; however, continuing escalation of energy costs could have a negative impact upon the Company’s business and financial performance.

RISKS RELATED TO THE COMPANY’S COMMON STOCK

The Company’s common stock is currently quoted on the OTCQB Marketplace. Failure to develop or maintain a more active trading market may negatively affect the value of the Company’s common stock, may deter some potential investors from purchasing the Company’s common stock or other equity securities, and may make it difficult or impossible for stockholders to sell their shares of common stock.

The Company’s average daily volume of shares traded for the nine months ended September 30, 2019 and for the years ended December 31, 2018 and 2017 was 401,700, 1,795,854 and 27,937, respectively. Failure to develop or maintain an active trading market may negatively affect the value of the Company’s common stock, may make some potential investors unwilling to purchase the Company’s common stock or equity securities that are convertible into or exercisable for the Company’s common stock, and may make it difficult or impossible for the Company’s stockholders to sell their shares of common stock and recover any part of their investment.

The Company’s outstanding securities, the stock or other securities that it may become obligated to issue under existing agreements, and certain provisions of those securities, may cause immediate and substantial dilution to existing stockholders and may make it more difficult to raise additional equity capital.

The Company had 184,345,821 shares of common stock outstanding on November 15, 2019. The Company also had outstanding on that date dilutive securities consisting of preferred stock, restricted stock units, options, warrants, and convertible notes (collectively, “Common Stock Equivalents”) that if they had been exercised and converted in full on November 15, 2019, would have resulted in the issuance of up to 101,153,829 additional shares of common stock. The issuance of shares upon the exercise of the Common Stock Equivalents may result in substantial dilution to each stockholder by reducing that stockholder’s percentage ownership of the Company’s total outstanding shares of common stock. The issuance of some or all those warrants and any exercise of those warrants will have the effect of further diluting the percentage ownership of the Company’s other stockholders. The Path Forward Agreements signed by the principal investors has a “leak out” clause that allows selling of 15% of their shares per month after December 31, 2018. The Path Forward Agreements also provide for stock compensation for consulting services. The existence and terms of these derivative securities and other obligations may make it more difficult for the Company to raise additional capital through the sale of stock or other equity securities.

Future sales of the Company’s securities, including sales following exercise or conversion of derivative securities, or the perception that such sales may occur, may depress the price of common stock and could encourage short sales.

The sale or availability for sale of substantial amounts of the Company’s shares in the public market, including shares issuable upon exercise of the Common Stock Equivalents, or the perception that such sales may occur, may adversely affect the market price of the Company’s common stock. Any decline in the price of the Company’s common stock may encourage short sales, which could place further downward pressure on the price of the Company’s common stock.

14

The Company’s stock price is likely to be volatile.

For the nine months ended September 30, 2019, the reported low closing price for the Company’s common stock was $0.012 per share, and the reported high closing price was 0.10 per share. For the year ended December 31, 2018, the reported low closing price for the Company’s common stock was $0.0208 per share, and the reported high closing price was $0.80 per share. For the year ended December 31, 2017, the reported low closing price for the Company’s common stock was $0.16 per share, and the reported high closing price was $1.44 per share. There is generally significant volatility in the market prices, as well as limited liquidity, of securities of early stage companies, particularly early stage medical product companies. Contributing to this volatility are various events that can affect the Company’s stock price in a positive or negative manner. These events include, but are not limited to: governmental approvals, refusals to approve, regulations or other actions; market acceptance and sales growth of the Company’s products; litigation involving the Company or the Company’s industry; developments or disputes concerning the Company’s patents or other proprietary rights; changes in the structure of healthcare payment systems; departure of key personnel; future sales of its securities; fluctuations in its financial results or those of companies that are perceived to be similar to us; investors’ general perception of us; and general economic, industry and market conditions. If any of these events occur, it could cause the Company’s stock price to fall, and any of these events may cause the Company’s stock price to be volatile.

The Company’s common stock is subject to the “Penny Stock” rules of the SEC and the trading market in its securities is limited, which makes transactions in its common stock cumbersome and may reduce the value of an investment in the Company’s stock.

The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and must make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

15

As a result of the Company issuing preferred stock, the rights of holders of the Company’s common stock and the value of the Company’s common stock may be adversely affected.

The Company’s Board of Directors is authorized to issue classes or series of preferred stock, without any action on the part of the stockholders. The Company’s Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock, including voting rights, dividend rights and preferences over the common stock with respect to dividends or upon the liquidation, dissolution or winding-up of its business, and other terms. The Company has issued preferred stock that has a preference over the common stock with respect to the payment of dividends or upon liquidation, dissolution or winding-up, and with respect to voting rights. In accordance with that and with the issuance of preferred stock, our common stockholders voting rights have been diluted and it is possible that the rights of holders of the common stock or the value of the common stock have been adversely affected.

The Company does not expect to pay any dividends on common stock for the foreseeable future.

The Company has not paid any cash dividends on its common stock to date and does not anticipate it will pay cash dividends on its common stock in the foreseeable future. Accordingly, stockholders must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Any determination to pay dividends in the future will be made at the discretion of the Company’s board of directors and will depend on the Company’s results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors that the Company’s board deems relevant.

RISKS RELATED TO THIS OFFERING

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

Because the public offering price per share is substantially higher than the book value per share of our common stock, you will incur immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the assumed sale by us of the maximum of 150,000,000 shares of our common stock at an assumed public offering price of $______ per share, and after deducting the estimated offering expenses payable by us, which we estimate will be approximately $100,000, you will suffer immediate and substantial dilution of $______ per share in the pro forma net tangible book value of the common stock you purchase in this offering.

To the extent outstanding options, warrants or other derivative securities are ultimately exercised or converted, or if we issue restricted stock to our employees under our 2015 Omnibus Securities and Incentive Plan, there will be further dilution to investors who purchase shares in this offering. In addition, if we issue additional equity securities or derivative securities, investors purchasing shares in this offering will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution” on page 18.

We may allocate the net proceeds from this offering in ways that differ from our estimates based on our current plans and assumptions discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section of this Offering Circular represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section in this Offering Circular entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other stockholders may not agree with our decisions. See “Use of Proceeds” on page 17 for additional information.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception that such sales may occur, may adversely impact the price of our common stock, even if there is no relationship between such sales and the performance of our business. As of November 15, 2019, we had 184,345,821 shares of common stock outstanding, as well as outstanding options to purchase an aggregate of 34,154,271 shares of our common stock at a weighted average exercise price of $0.15 per share, up to 9,465,196 shares of common stock issuable upon exercise of outstanding convertible promissory notes, up to 27,372,515 shares of common stock issuable upon conversion of outstanding shares of our preferred stock, and outstanding warrants to purchase up to an aggregate of 30,161,847 shares of our common stock at a weighted average exercise price of $0.10 per share. The exercise of such outstanding derivative securities may result in further dilution of your investment.

16

USE OF PROCEEDS

The maximum gross proceeds from the sale of the shares of our common stock being offered hereby is $______. Assuming that we sell the maximum number of shares of common stock being offered pursuant to this Offering Circular, we currently estimate that we will receive net proceeds of approximately $______ after the payment of estimated offering expenses payable by us. The estimate of the budget for offering costs is an estimate only, and the actual offering costs may differ from those expected by management.

We currently intend to use the majority of the proceeds we receive from this offering to expand our animal therapy business. This includes supporting the startup of regional centers beyond our initial pilot clinic, establishing an Isolated Production Facility (“IPF”) within IsoTherapeutics, to reduce production costs, enhance product yield and shorten the product ordering to delivery cycle. We also intend to expand animal testing at the University of Missouri to include equoid sarcoids in horses and to enhance our intellectual property by completing new patent filings in both the United States and international markets. In the event that we secure incremental funding from this offering in excess of $3.0 million, we intend to complete the pre-clinical testing required to file an IDE with the FDA to initiate clinical trials for advanced human skin cancer, which we believe will significantly improve our ability to partner and/or license our product for human therapy.

In addition, we intend to apply certain proceeds towards offering expenses, public company and corporate costs, research and development and other application development, and working capital. We expect that approximately 10% to 20% of the proceeds from this offering will be used for general working capital purposes.

As of November 15, 2019, the Company had convertible promissory notes in the aggregate principal amount of $45,000 outstanding (the “Outstanding Convertible Notes”), which currently accrue interest at rates of 12% per annum. All of the Outstanding Convertible Notes are currently past due and payable. In addition, the Company currently has (i) two promissory notes payable in the aggregate principal amount of $100,000, which accrue interest at a rate of 8% per annum, (ii) two convertible promissory notes totaling $110,000 that we entered into in June and July 2019, which accrue interest at a rate of 8% per annum, (iii) six convertible notes totaling $250,000 that we entered into in September 2019, which accrue interest at a rate of 8% per annum, and (iv) certain related party notes in the aggregate principal amount of $202,000, which accrue interest at a rate of 8% per annum (together with the Outstanding Convertible Notes and the additional foregoing notes, the “Outstanding Notes”). We may also use a portion of the net proceeds from the offering to repay the Outstanding Notes. For a further description of the Outstanding Notes as of November 15, 2019, including applicable interest rates for each of the Outstanding Notes, please see Note 4, 5 and 6 to the condensed financial statements for the period ended June 30, 2019, included elsewhere in this Offering Circular.

Pending these uses, we intend to invest the net proceeds from this offering in short-term, investment-grade interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

The expected use of net proceeds from this offering represents our intentions based on our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, the Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. No plans for additional financing are currently being contemplated by the Company; however, in the event only the minimum proceeds are received in this offering, management may seek additional financing. No assurances can be given that additional financing would be available, and if available, on terms acceptable to us.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at $.02 per share. No assurance can be given that we will raise the full $3,000,000 as reflected in the following table:

Use of Proceeds (at $.02 per share)	100% of Offering	75% of Offering	50% of Offering	25% of Offering
Isolated Production Facility (IPF)	$230,000	$230,000	$230,000	$230,000
Regional clinic support and marketing	$210,000	$183,750	$131,250	$52,500
Pre-Clinical Testing	$1,050,000	$846,250	$478,750	$137,500
Investigational Device Exemption (IDE) Preparation	$200,000	$200,000	$-	$-
Repayment of Outstanding Notes and liabilities	$500,000	$350,000	$100,000	$100,000
Offering expenses(1)	$75,000	$75,000	$75,000	$75,000
Working capital(2)	$735,000	$365,000	$485,000	$155,000
TOTAL	$3,000,000	$2,250,000	$1,500,000	$750,000

(1)	As of the date of this Offering Circular, we have not entered into any agreements with selling agents or broker dealers for the sale of the Offered Shares, and currently do not intend to retain a selling agent or broker dealer to assist in the Offering. As a result, no proceeds are currently allocated to pay any sales commissions. However, we reserve the right to engage FINRA-member broker-dealers to aid in the sale of the shares of our common stock being offered hereby. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of shares of our common stock pursuant to this Offering Circular, although we may pay sales commissions greater than 7.0%.

(2)	Although management does not currently anticipate using proceeds from the offering to pay off Outstanding Notes in their entirety in the event the offering is consummated at $0.02 per share, management may elect to use a portion of the proceeds to pay off some or all of such Outstanding Notes in the event more that 50% of the securities are sold at $0.02 per share. In the event management so elects, the net proceeds available for working capital could decrease by as much as $[_].

In the event that the offering is consummated at $0.05 per share, the mid-point of the estimated range of the offering, the Company anticipates to use a portion of the proceeds to repay the Outstanding Notes in full. The table below sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at $.05 per share. No assurance can be given that we will raise the full $7,500,000 as reflected in the following table:

Use of Proceeds (at $.05 per share)	100% of Offering	75% of Offering	50% of Offering	25% of Offering
Isolated Production Facility (IPF)	$250,000	$250,000	$250,000	$250,000
Regional clinic support and marketing	$250,000	$200,000	$150,000	$100,000
Pre-clinical testing	$1,500,000	$1,000,000	$500,000	$150,000
Investigational Device Exemption (IDE) Preparation	$200,000	$200,000	$200,000	$200,000
Repayment of Outstanding Notes and liabilities	$1,000,000	$1,000,000	$800,000	$300,000
Offering expenses(1)	$75,000	$75,000	$75,000	$75,000
Working capital	$4,225,000	$2,900,000	$1,775,000	$800,000
TOTAL	$7,500,000	$5,625,000	$3,750,000	$1,875,000

(1)	As of the date of this Offering Circular, we have not entered into any agreements with selling agents or broker dealers for the sale of the Offered Shares, and currently do not intend to retain a selling agent or broker dealer to assist in the Offering. As a result, no proceeds are currently allocated to pay any sales commissions. However, we reserve the right to engage FINRA-member broker-dealers to aid in the sale of the shares of our common stock being offered hereby. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of shares of our common stock pursuant to this Offering Circular, although we may pay sales commissions greater than 7.0%.

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DILUTION

The term “dilution” means the reduction of any one share as a percentage of the aggregate shares outstanding. Assuming that we sell the maximum number of shares of common stock being offered pursuant to this Offering Circular, the shares of common stock being offered hereby will constitute approximately ___% of the total issued and outstanding shares of common stock of the Company immediately after the offering, assuming that we do not issue any additional shares of our common stock in the interim. We currently anticipate that subsequent to this offering we may require additional capital and such capital may take the form of other stock or securities or debt convertible into stock. The issuance of such additional securities will result in additional dilution to our stockholders.

Immediate Dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

If 100% of the Shares Are Sold:

As of September 30, 2019, the net tangible book value of our shares of common stock was $(1,193,124), or ($0.0067) per share. Upon completion of this offering, in the event all of the shares are sold for an aggregate amount of $______, the pro-forma net tangible book value of the 328,585,821 shares to be outstanding will be $______ or approximately $______ per share. As a result, the net tangible book value of the shares held by our existing shareholders will be increased by $______ per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $______ per share, or ____%.

After completion of this offering, assuming 150,000,000 shares are sold, investors in the offering will own 45.8% of the total number of shares then outstanding for which they will have made a cash investment of $______ at an offering price of $______ per share. Our existing shareholders will own 54.2% of the total number of shares then outstanding, for which they have invested $60,587,785 or $0.3409 per share.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event that 75% of the shares are sold, the net tangible book value of the 291,085,811 shares to be outstanding will be $______ or approximately $______ per share. The net tangible book value per share prior to the offering is ($0.0067). The net tangible book value of the shares held by our existing shareholders will be increased by $______ per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $_______ per share, or ____%.

After completion of this offering, assuming 112,500,000 shares are sold, investors in the offering will own 38.8% of the total number of shares then outstanding for which they will have made a cash investment of $______ at an offering price of $______ per share. Our existing shareholders will own 61.2% of the total number of shares then outstanding, for which they have invested $60,587,785 or $0.3409 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event that 50% of the shares are sold, the net tangible book value of the 253,585,821 shares to be outstanding will be $______ or approximately $______ per share. The net tangible book value per share prior to the offering is ($0.0067). The net tangible book value of the shares held by our existing shareholders will be increased by $______ per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $______ per share, or ____%.

After completion of this offering, assuming 75,000,000 shares are sold, investors in the offering will own 29.7% of the total number of shares then outstanding for which they will have made a cash investment of $______ at an offering price of $______ per share. Our existing shareholders will own 70.3% of the total number of shares then outstanding, for which they have invested $60,587,785 or $0.3409 per share.

18

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event that 25% of the shares are sold, the net tangible book value of the 216,085,821 shares to be outstanding will be $______ or approximately $______ per share. The net tangible book value per share prior to the offering is ($0.0067). The net tangible book value of the shares held by our existing shareholders will be increased by $______ per share without any additional investment on their part. Investors in the offering will incur an immediate dilution of $______ per share, or ____%.

After completion of this offering, assuming 37,500,000 shares are sold, investors in the offering will own 17.4% of the total number of shares then outstanding for which they will have made a cash investment of $______ at an offering price of $______ per share. Our existing shareholders will own 82.6% of the total number of shares then outstanding, for which they have invested $60,587,785 or $0.3409 per share.

In the event all shares are not sold upon completion of this offering, the following table details the range of possible outcomes from the offering assuming the sale of 100%, 75%, 50% and 25%. The information in this table would be affected in the event that future investments were made at a different valuation, and thus are subject to adjustment.

Funding Level	100% of Shares Sold		75% of Shares Sold		50% of Shares Sold		25% of Shares Sold		10% of Shares Sold

Offering price per share of common stock	$		$		$		$		$
Net tangible book value per common share before the offering (based on 184,345,821shares)	$(0.0067)		$(0.0067)		$(0.0067)		$(0.0067)			$(0.0067)
Increase in net tangible book value per share attributable to shares offered in this offering (based on ______ shares)	$		$		$		$		$
Pro forma net tangible book value per common share after the offering (based on ______ shares)	$		$		$		$		$
Dilution of net tangible book value per share to investors in this offering	$		$		$		$		$
Dilution as a percentage of offering price		%		%		%		%		0%

Based on 184,345,821shares of common stock outstanding as of November 15, 2019, the total stockholder’s deficit was $1,193,124as of September 30, 2019.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $0.008 per share of common stock in comparison to the anticipated offering price of $______ per common share.

To the extent that any of the outstanding options or warrants to purchase shares of our common stock are exercised, new investors may experience further dilution. In addition, we may issue additional shares of common stock, other equity securities or convertible debt securities in the future, which may cause further dilution to new investors in this offering.

19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Business

Vivos Inc. was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”). On December 28, 2017, the Company changed its name from Advanced Medical Isotope Corp. to Vivos Inc. Effective June 25, 2019, the Company amended its charter to (i) reduce the number of shares of common stock authorized for issuance thereunder from 2,000,000,000 shares to 950,000,000 shares, and (ii) effect the Reverse Split of its outstanding shares of common stock at a ratio of 1-for-8. The Company currently has authorized capital of 950,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Our principal place of business is located at 719 Jadwin Avenue, Richland, Washington 99352. Our telephone number is (509) 736-4000. Our corporate website address is http://www.radiogel.com. Our common stock is currently listed for quotation on the OTCQB Marketplace under the symbol “RDGL.”

Overview

The Company is a radiation oncology medical device company engaged in the development of its yttrium-90 based brachytherapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists and engineers, collaborating with strategic partners, including national laboratories, universities and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

In January 2018, the Center for Veterinary Medicine Product Classification Group ruled that RadioGelTM should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas. Additionally, after a legal review, the Company believes that the device classification obtained from the Food and Drug Administration (“FDA”) Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most solid tumors in animals. We expect the result of such classification and label review will be that no additional regulatory approvals are necessary for the use of IsoPet® for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

Based on the FDA’s recommendation, RadioGelTM will be marketed as “IsoPet®” for use by veterinarians to avoid any confusion between animal and human therapy. The Company already has trademark protection for the “IsoPet®” name. IsoPet® and RadioGelTM are used synonymously throughout this document. The only distinction between IsoPet® and RadioGelTM is the FDA’s recommendation that we use “IsoPet®” for veterinarian usage, and reserve “RadioGelTM” for human therapy. Based on these developments, the Company has shifted its primary focus to the development and marketing of Isopet® for animal therapy, through the Company’s IsoPet® Solutions division.

The Company’s IsoPet Solutions division was established in May 2016 to focus on the veterinary oncology market, namely engagement of university veterinarian hospital to develop the detailed therapy procedures to treat animal tumors and ultimately use of the technology in private clinics. The Company has worked with three different university veterinarian hospitals on IsoPet® testing and therapy. Washington State University treated five cats for feline sarcoma and served to develop the procedures which are incorporated in our label. They concluded that the product was safe and effective in killing cancer cells. Colorado State University demonstrated the CT and PET-CT imaging of IsoPet®. A contract was signed with University of Missouri to treat canine sarcomas and equine sarcoids starting in November 2017. To date, five dogs, representing six therapies (one repeat therapy), have been treated with IsoPet® at the University of Missouri. In addition, five cats have been treated at Washington State University and one cat at Vista which resulted in revenue of $8,000 (see below) at Vista.

The dogs were treated for canine soft tissue sarcoma. Response evaluation criteria in solid tumors (“RECIST”) is a set of published rules that define when tumors in cancer patients improve (respond), stay the same (stabilize), or worsen (progress) during treatment. The criteria were published by an international collaboration including the European Organisation for Research and Treatment of Cancer (EORTC), National Cancer Institute of the United States, and the National Cancer Institute of Canada Clinical Trials Group. The principal investigator from the University of Missouri rated the tumor as CR, Complete Response, after three months. This RECIST rating means that the tumor was completely eliminated by the IsoPet® therapy.

The Company anticipates that future profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the U.S. and internationally. The Company intends to report the results from the IsoPet® Solutions division as a separate operating segment in accordance with GAAP.

On July 10, 2019, the Company recognized its first commercial sale of IsoPet®. A doctor brought his cat with a re-occurrent spindle cell sarcoma tumor on his face. The cat had previously received external beam therapy, but now the tumor was growing rapidly. He was given a high dose of 400Gy with heavy therapy at the margins. This sale of $8,000 met the revenue recognition requirements under ASC 606 as the performance obligation was satisfied.

Our plan is to incorporate the data assembled from our work with Isopet® in animal therapy to support the Company’s efforts in the development of our RadioGel™ device candidate, including obtaining approval from the FDA to market and sell RadioGel™ as a Class II medical device. RadioGel™ is an injectable particle-gel for brachytherapy radiation treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small, one micron, yttrium-90 phosphate particles (“Y-90”). Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactivity drops to 5% of its original value after ten days.

The Company’s lead brachytherapy products, including RadioGel™, incorporate patented technology developed for Battelle Memorial Institute (“Battelle”) at Pacific Northwest National Laboratory, a leading research institute for government and commercial customers. Battelle has granted the Company an exclusive license to patents covering the manufacturing, processing and applications of RadioGel™ (the “Battelle License”). This exclusive license is to terminate upon the expiration of the last patent included in this agreement. Other intellectual property protection includes proprietary production processes and trademark protection in 17 countries. The Company plans to continue efforts to develop new refinements on the production process, and the product and application hardware, as a basis for future patents.

20

Results of Operations

Comparison of the Nine Months Ended September 30, 2019 and 2018

The following table sets forth information from our statements of operations for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Revenues	$8,000	$-
Operating expenses	(1,013,426)	(765,500)
Operating loss	(1,005,426)	(765,500)
Non-operating income (expense):
Grants received	-	17,583
Gain on debt extinguishment	-	526,222
Loss on derivative liability	-	(27,976,982)
Forgiveness of debt	34,106	-
Interest expense	(134,739)	(5,626,892)
Net loss	$(1,106,059)	$(33,825,569)

Revenue

Revenue was $8,000 and $0 for the nine months ended September 30, 2019 and 2018, respectively. The Company recorded its first commercial sale of IsoPet® in July 2019.

21

Operating Expenses

Operating expenses for the nine months ended September 30, 2019 and 2018, respectively consists of the following:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Professional fees	$356,248	$231,501
Reserved stock units granted	-	104,410
Stock based compensation	463,917	45,400
Payroll expenses	90,000	243,570
Research and development	62,194	77,035
General and administrative expenses	41,067	49,884
Sales and marketing expense	-	13,700
Total operating expenses	$1,016,426	$765,500

Operating expenses for the nine months ended September 30, 2019 and 2018 was $1,016,426 and $765,500, respectively. The decrease in operating expenses from 2018 to 2019 can be attributed to the decrease in payroll expense ($243,570 for the nine months ended September 30, 2018 versus $90,000 for the nine months ended September 30, 2019) as the Company used outsourced consultants in place of employees due to cash flow constraints; the decrease in general and administrative expense ($49,884 for the nine months ended September 30, 2018 versus $41,067 for the nine months ended September 30, 2019) as the Company ramped down operations in cost cutting measures; the decrease in reserved stock units granted ($104,410 for the nine months ended September 30, 2018 versus $0 for the nine months ended September 30, 2019); the increase in stock based compensation ($45,400 for the nine months ended September 30, 2018 versus $463,917 for the nine months ended September 30, 2019) and decrease in research and development ($77,035 for the nine months ended September 30, 2018 versus $62,194 for the nine months ended September 30, 2019); increase in professional fees ($231,501 for the nine months ended September 30, 2018 versus $356,248 for the nine months ended September 30, 2019) as the Company went form salaried employees to consultants, and an increase in legal fees due to certain legal matters explained herein.

Non-Operating Income (Expense)

Non-operating income (expense) for the nine months ended September 30, 2019 and 2018 consists of the following:

	Nine months ended September 30, 2019	Nine months ended September 30, 2018
Interest expense	$(134,739)	$(5,626,892)
Gain on debt extinguishment	-	526,222
Forgiveness of debt	34,106	-
Loss on derivative liability	-	(27,976,982)
Grants received	-	17,583
Non-operating income (expense)	$(100,633)	$(33,060,069)

Non-operating income (expense) for the nine months ended September 30, 2019 varied from the nine months ended September 30, 2018 primarily due to a decrease in interest expense from $5,626,892 for the nine months ended September 30, 2018 to $134,739 for the nine months ended September 30, 2019 as a result of conversions of notes payable in the fourth quarter of 2018 offset by amortization of debt discount and BCF discount in convertible notes issued in 2019; and decreases in fair value adjustments and extinguishment gains and losses from $27,450,760 for the nine months ended September 30, 2018 to $0 in the nine months ended September 30, 2019. The majority of the interest recorded by the Company consists of amortization of debt discount. This was partially offset by a decrease in grant income from $17,583 for the nine months ended September 30, 2018 to $0 for the nine months ended September 30, 2019 and forgiveness of debt of $34,106 in 2019 resulting from a settlement of an account payable.

Net Loss

Our net loss for the nine months ended September 30, 2019 and 2018 was $(1,106,059) and $(33,825,569), respectively.

Comparison for the Year Ended December 31, 2018 and December 31, 2017

The following table sets forth information from the Company’s statements of operations for the years ended December 31, 2018 and 2017.

	Year Ended December 31, 2018	Year Ended December 31, 2017
Revenues	$-	$4,054

Operating expense	2,489,637	2,620,968

Operating loss	(2,489,637)	(2,616,914)

Non-operating expense	(5,213,208)	(3,801,813)

Net loss	$(7,702,845)	$(6,418,727)

22

Revenue

We had no revenue for the year ended December 31, 2018, compared to $4,054 in revenue for the year ended December 31, 2017, a period over period decrease of $4,054. The decrease was a result of a loss of consulting revenue, which was our only source of revenue during the year ended December 31, 2017. Consulting revenue consists of providing clients with assistance in strategic targetry services, and research into production of radiopharmaceuticals and the operations of radioisotope production facilities. No proprietary information belonging to our Company is shared during the process of this consulting. Consulting services had been our only source of revenue. The Company does not have any current contracts or arrangements for consulting services, and, until such time as the Company secures contracts or arrangements to provide consulting services, the Company does not expect to generate any additional revenue.

Management does not anticipate that the Company will generate sufficient revenue to sustain operations until such time as the Company secures revenue-generating arrangements with respect to RadioGel™ and/or any of our other brachytherapy technologies.

Operating Expenses

Operating expenses for the years ended December 31, 2018 and 2017 consisted of the following:

	Year ended December 31, 2018	Year ended December 31, 2017
Sales and marketing expense	$11,500	$111,662
Depreciation and amortization expense	-	1,473
Professional fees	682,217	709,843
Reserved stock units granted	113,189	575,011
Stock options and warrants granted	1,164,885	103,865
Payroll expense	315,000	806,620
Research and development	104,208	203,037
General and administrative expense	98,638	109,457
	$2,489,637	$2,620,968

Operating expenses for the years ended December 31, 2018 and 2017 were $2,489,637 and $2,620,968, respectively. The decrease in operating expense from 2017 to 2018 is attributable to decreased sales and marketing expense ($111,662 for the year ended December 31, 2017 versus $11,500 for the year ended December 31, 2018) due to slow down in operations as a result of cash flow issues the Company incurred, increased stock options and warrants granted ($103,865 for the year ended December 31, 2017 versus $1,164,885 for the year ended December 31, 2018) as a result of granting of options with respect to revised employment agreements and increase in warrant grants as a result of the Path Forward Agreements, decreased research and development ($203,037 for the year ended December 31, 2017 versus $104,208 for the year ended December 31, 2018) as a result of slowdown in operations as a result of cash flow issues, decreased general and administrative expense ($109,457 for the year ended December 31, 2017 versus $98,638 for the year ended December 31, 2018), decreased payroll expense ($806,620 for the year ended December 31, 2017 versus $315,000 for the year ended December 31, 2018) as a result of lack of cash flow to pay the employees and decreased professional fees ($709,843 for the year ended December 31, 2017 versus $682,217 for the year ended December 31, 2018), which resulted from reduced consulting expenses as the Company was restructuring debt in the last six months of the year for 2018.

Non-Operating Income (Expense)

Non-Operating income (expense) for the years ended December 31, 2018 and 2017 consisted of the following:

	Year ended December 31, 2018	Year ended December 31, 2017
Interest expense	$(5,649,546)	$(3,903,015)
Net gain (loss) on settlement of debt	605,601	(310,086)
Recognized income from grants	17,583	-
Gain (loss) on derivative liability	(186,846)	408,488
Gain on sale of assets	-	2,800
	$(5,213,208)	$(3,801,813)

23

Non-operating income (expense) for the year ended December 31, 2018 varied from the year ended December 31, 2017 primarily due to the difference in the gain (loss) on derivative liability of $595,334 (a $408,488 gain on derivative liability in 2017 versus a $186,846 loss on derivative liability in 2018), and the difference in the gain (loss) on settlement of debt of $915,687 (a $310,086 loss on settlement of debt in 2017 versus a $605,601 gain on settlement of debt in 2018). Additionally, there was an increase in interest expense of $1,746,531, attributable to the notes payable activity from 2017 to 2018. Overall, the increase in non-operating expenses, net was the result of additional interest expense as a result of the convertible debentures the Company entered into in 2017 and 2018. All of the convertible debentures have been converted into equity as of December 31, 2018.

Income from Grants

On December 22, 2017, the Company received notification that Washington State University awarded it $17,500 of grant funds from the sub-award project entitled “Optimized Injectable Radiogels for High-dose Therapy of Non-Resectable Solid Tumors.” The Company received these funds early in 2018 after meeting certain conditional milestones.

Net Loss

The Company’s net loss for the years ended December 31, 2018 and 2017 was $7,702,845 and $6,418,727, respectively, as a result of the items described above.

Liquidity and Capital Resources

At September 30, 2019, the Company had negative working capital of $1,193,124 as compared to $942,174 at December 31, 2018 and negative working capital of $4,263,139 at December 31, 2017. During the nine months ended September 30, 2019 the Company experienced negative cash flow from operations of $583,956 and it received $0 for investing activities while adding $752,000 of cash flows from financing activities. During the year ended December 31, 2018, the Company experienced negative cash flow from operations of $700,454 and realized $697,631 of cash flows from financing activities. As of September 30, 2019 and December 31, 2018, the Company had no commitments for capital expenditures.

Cash used in operating activities was primarily a result of the Company’s net loss, and the decrease in accounts payable and accrued expenses of $101,620 for the nine months ended September 30, 2019. For the nine months ended September 30, 2018, the Company has used $167,808 in cash from operating activities which was the result of the net loss offset by adjustments for stock-based compensation and reserved stock units issued for services and an increase in accounts payable and accrued expenses. The Company had no investing activities for the nine-month periods ended September 30, 2019 and 2018, respectively. In the nine months ended September 30, 2019 and 2018, the Company had cash provided by financing activities of $737,000 and $159,491, respectively. These activities were the result of proceeds received from notes payable (both related and unrelated parties) as well as from sales of common stock and preferred stock.

Cash used in operating activities decreased from $1,288,075 for the year ended December 31, 2017 to $700,454 for the year ended December 31, 2018. Cash used in operating activities was primarily a result of the Company’s non-cash items, such as loss from operations, loss on preferred and common stock and stock options and warrants issued for services and other expenses, and settlement of debt, and the loss realized from derivative liabilities. Cash provided from financing activities decreased from $1,265,703 for the year ended December 31, 2017 to $697,631 for the year ended December 31, 2018. The decrease in cash provided from financing activities was primarily a result of decrease in proceeds from convertible debt offset by proceeds received from the sale of common and preferred stock.

The Company has generated material operating losses since inception. The Company had a net loss of $1,106,059 for the nine months ended September 30, 2019,, a net loss of $7,702,845 for the year ended December 31, 2018, and a net loss of $6,418,727 for the year ended December 31, 2017. The Company expects to continue to experience net operating losses. Historically, the Company has relied upon investor funds to maintain its operations and develop the Company’s business.

24

The Company anticipates raising additional capital within the next twelve months from investors for working capital as well as business expansion, although the Company can provide no assurance that additional investor funds will be available on terms acceptable to the Company. If the Company is unable to obtain additional financing to meet its working capital requirements, it may have to curtail its business. The Company has completed its reverse stock split which was approved by FINRA and went effective on September 28, 2019 which will enable them to begin the process of raising capital through their Regulation A+ which was filed with the SEC now that the Company has available authorized shares to issue.

Research and development of the Company’s brachytherapy product line has been funded with proceeds from the sale of equity and debt securities as well as a series of grants. The Company requires funding of approximately $2.3 million annually to maintain current operating activities. Over the next 12 to 24 months, the Company believes it will cost approximately $5.0 million to $10.0 million to: (1) fund the FDA approval process and initial deployment of the brachytherapy products, and (2) initiate regulatory approval processes outside of the United States. The continued deployment of the brachytherapy products and a worldwide regulatory approval effort will require additional resources and personnel. The principal variables in the timing and amount of spending for the brachytherapy products in the next 12 to 24 months will be the FDA’s classification of the Company’s brachytherapy products as Class II or Class III devices (or otherwise) and any requirements for additional studies which may possibly include clinical studies. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements or additional capital raises.

Following receipt of required regulatory approvals and financing, in the U.S., the Company intends to outsource material aspects of manufacturing, distribution, sales and marketing. Outside of the U.S., the Company intends to pursue licensing arrangements and/or partnerships to facilitate its global commercialization strategy.

In the longer-term, subject to the Company receiving adequate funding, regulatory approval for RadioGel™ and other brachytherapy products, and thereafter being able to successfully commercialize its brachytherapy products, the Company intends to consider resuming research efforts with respect to other products and technologies intended to help improve the diagnosis and treatment of cancer and other illnesses

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the implementation of its business strategy and may not be able to continue operations.

The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations.

Accounting Policies and Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the unaudited condensed consolidated financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could differ from these estimates under different assumptions or conditions. During the period ended June 30, 2019, we believe there have been no significant changes to the items disclosed as significant accounting policies in management’s notes to the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2018, filed on March 25, 2019.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on the Company’s financial condition, revenues, results of operations, liquidity or capital expenditures.

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OUR BUSINESS

Vivos Inc. was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation. On December 28, 2017, the Company changed its name from Advanced Medical Isotope Corp. to Vivos Inc. Effective June 25, 2019, the Company amended its charter to (i) reduce the number of shares of common stock authorized for issuance thereunder from 2,000,000,000 shares to 950,000,000 shares, and (ii) effect the Reverse Split of its outstanding shares of common stock at a ratio of 1-for-8. The Company currently has authorized capital of 950,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Our principal place of business is located at 719 Jadwin Avenue, Richland, Washington 99352. Our telephone number is (509) 736-4000. Our corporate website address is http://www.radiogel.com. Our common stock is currently listed for quotation on the OTCQB Marketplace under the symbol “RDGL.”

Overview

The Company is a radiation oncology medical device company engaged in the development of its yttrium-90 based brachytherapy device, RadioGel™, for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists and engineers, collaborating with strategic partners, including national laboratories, universities and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

In January 2018, the Center for Veterinary Medicine Product Classification Group ruled that RadioGelTM should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas. Additionally, after a legal review, the Company believes that the device classification obtained from the Food and Drug Administration (“FDA”) Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most solid tumors in animals. We expect the result of such classification and label review will be that no additional regulatory approvals are necessary for the use of IsoPet® for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

Based on the FDA’s recommendation, RadioGelTM will be marketed as “IsoPet®” for use by veterinarians to avoid any confusion between animal and human therapy. The Company already has trademark protection for the “IsoPet®” name. IsoPet® and RadioGelTM are used synonymously throughout this document. The only distinction between IsoPet® and RadioGelTM is the FDA’s recommendation that we use “IsoPet®” for veterinarian usage, and reserve “RadioGelTM” for human therapy. Based on these developments, the Company has shifted its primary focus to the development and marketing of Isopet® for animal therapy, through the Company’s IsoPet® Solutions division.

The Company’s IsoPet Solutions division was established in May 2016 to focus on the veterinary oncology market, namely engagement of university veterinarian hospital to develop the detailed therapy procedures to treat animal tumors and ultimately use of the technology in private clinics. The Company has worked with three different university veterinarian hospitals on IsoPet® testing and therapy. Washington State University treated five cats for feline sarcoma and served to develop the procedures which are incorporated in our label. They concluded that the product was safe and effective in killing cancer cells. Colorado State University demonstrated the CT and PET-CT imaging of IsoPet®. A contract was signed with University of Missouri to treat canine sarcomas and equine sarcoids starting in November 2017. To date, five dogs, representing six therapies (one repeat therapy), have been treated with IsoPet® at the University of Missouri. In addition, five cats have been treated at Washington State University and one cat at Vista which resulted in revenue of $8,000 (see below) at Vista.

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The dogs were treated for canine soft tissue sarcoma. Response evaluation criteria in solid tumors (“RECIST”) is a set of published rules that define when tumors in cancer patients improve (respond), stay the same (stabilize), or worsen (progress) during treatment. The criteria were published by an international collaboration including the European Organisation for Research and Treatment of Cancer (EORTC), National Cancer Institute of the United States, and the National Cancer Institute of Canada Clinical Trials Group. The principal investigator from the University of Missouri rated the tumor as CR, Complete Response, after three months. This RECIST rating means that the tumor was completely eliminated by the IsoPet® therapy.

The Company anticipates that future profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the U.S. and internationally. The Company intends to report the results from the IsoPet® Solutions division as a separate operating segment in accordance with GAAP.

On July 10, 2019, the Company recognized its first commercial sale of IsoPet®. A doctor brought his cat with a re-occurrent spindle cell sarcoma tumor on his face. The cat had previously received external beam therapy, but now the tumor was growing rapidly. He was given a high dose of 400Gy with heavy therapy at the margins. This sale of $8,000 met the revenue recognition requirements under ASC 606 as the performance obligation was satisfied.

Our plan is to incorporate the data assembled from our work with Isopet® in animal therapy to support the Company’s efforts in the development of our RadioGel™ device candidate, including obtaining approval from the FDA to market and sell RadioGel™ as a Class II medical device. RadioGel™ is an injectable particle-gel for brachytherapy radiation treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small, one micron, yttrium-90 phosphate particles (“Y-90”). Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactivity drops to 5% of its original value after ten days.

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The Company’s lead brachytherapy products, including RadioGel™, incorporate patented technology developed for Battelle Memorial Institute (“Battelle”) at Pacific Northwest National Laboratory, a leading research institute for government and commercial customers. Battelle has granted the Company an exclusive license to patents covering the manufacturing, processing and applications of RadioGel™ (the “Battelle License”). This exclusive license is to terminate upon the expiration of the last patent included in this agreement. Other intellectual property protection includes proprietary production processes and trademark protection in 17 countries. The Company plans to continue efforts to develop new refinements on the production process, and the product and application hardware, as a basis for future patents.

Vista Veterinary Hospital

Vista Veterinary Hospital (“Vista”) was selected as the pilot private clinic to initiate commercial sales of IsoPet®. It is good management practice to implement and learn from a pilot program before spreading to regional clinics across the country. Vista is located in the Tri-Cities Washington area which is convenient for interactions with key personnel of Vista Inc. The pilot is being used to

●	Refine the Memorandum of Understanding to define all the germane interfaces, roles and liabilities between Vista Inc and the private clinics, including the pilot responsivity to document and share the key aspects of all therapies with the Company;

●	Create and implement proprietary certification training packages;

●	Amend the production center radioactive material license at IsoTherapeutics, the Company’s IsoPet® production center, to allow distribution for commercial applications;

●	Work with the pilot program to obtain a radioactive material licensing in an NRC agreement state;

●	Create equipment and supplies list;

●	Create and post regulatory signage;

●	Explore different IsoPet® pricing options;

●	Evaluate different approaches to obtain patients;

●	Optimize patient scheduling practices to reduce cost to the pet owners; and

●	Develop communication material and a liability document for the pet owners.

Regulatory History

Human Therapy

RadioGel™ has a long regulatory history with the Food and Drug Administration (“FDA”). Initially, the Company submitted a presubmission (Q130140) to obtain FDA feedback about the proposed product. The FDA requested that the Company file a request for designation with the Office of Combination Products (RFD130051), which led to the determination that RadioGel™ is a device for human therapy for non-resectable cancers, which must be reviewed and ultimately regulated by the Center for Devices and Radiological Health (“CDRH”). The Company then submitted a 510(k) notice for RadioGel™ (K133368), which was found Not Substantially Equivalent due to the lack of a suitable predicate, and RadioGel™ was assigned to the Class III product code NAW (microspheres). Class III products or devices are generally the highest risk devices and are therefore subject to the highest level of regulatory review, control and oversight. Class III products or devices must typically be approved by FDA before they are marketed. Class II devices represent lower risk products or devices than Class III and require fewer regulatory controls to provide reasonable assurance of the product’s or device’s safety and effectiveness. In contrast, Class I products and devices are deemed to be lower risk than Class I or II, and are therefore subject to the least regulatory controls.

A pre-submission meeting (Q140496) was held with the FDA on June 17, 2014, during which the FDA maintained that RadioGel™ should be considered a Class III device and therefore subject to pre-market approval. On December 29, 2014, the Company submitted a de novo petition for RadioGel™ (DEN140043). The de novo petition was denied by the FDA on June 1, 2015, with the FDA providing numerous comments and questions. On September 29, 2015, the Company submitted a follow-up pre-submission informational meeting request with the FDA (Q151569). This meeting took place on November 9, 2015, at which time the FDA indicated acceptance of the Company’s applied dosimetry methods and clarified the FDA’s outstanding questions regarding RadioGel™. Following the November 2015 pre-submission meeting, the Company prepared a new pre-submission package to obtain FDA feedback on the proposed testing methods, intended to address the concerns raised by the FDA staff and to address the suitability of RadioGel™ for de novo reclassification. This pre-submission package was presented to the FDA in a meeting on August 29, 2017. During the August 2017 meeting, the FDA clarified their position on the remaining pre-clinical testing needed for RadioGel™. Specifically, the FDA addressed proposed dosimetry calculating techniques, dosimetry distribution between injections, hydrogel viscoelastic properties, and the details of the Company’s proposed animal testing.

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The Company believes that its submissions to the FDA to date have addressed all the FDA staff’s feedback over the past four years. Of particular importance, the Company has provided corresponding supporting data for proposed future testing of RadioGel™ to address any remaining questions raised by the FDA. We believe, although no assurances can be given, that the clinical testing modifications presented to the FDA in August 2017 will result in a de novo reclassification for RadioGel™ by the FDA. In addition, in previous FDA submittals, the Company proposed applying RadioGel™ for a very broad range of cancer therapies, referred to as Indication for Use. The FDA requested that the Company reduce its Indications for Use. To comply with that request, the Company expanded its Medical Advisory Board (“MAB”) and engaged doctors from respected hospitals who have evaluated the candidate cancer therapies based on three criteria: (1) potential for FDA approval and successful therapy; (2) notable advantage over current therapies; and (3) probability of wide spread acceptance by the medical community.

The MAB selected eighteen applications for RadioGel™, each of which meet the criteria described above. This large number confirms the wide applicability of the device and defines the path for future business growth. The Company’s application establishes a single Indication for Use - treatment of basal cell and squamous cell skin cancers. We anticipate that this initial application will facilitate each subsequent application for additional Indications for Use, and the testing for many of the subsequent applications could be conducted in parallel, depending on available resources.

In the event the FDA denies the Company’s application for de novo review, and therefore determines that RadioGel™ cannot be classified as a Class I or Class I1 device, the Company will then need to submit a pre-market approval application to obtain the necessary regulatory approval as a Class III device.

Financing and Strategy

Research and development of RadioGel™ and other products in the Company’s brachytherapy product line has been funded with proceeds from the sale of equity and debt securities as well as a series of grants. The Company requires funding of approximately $2.3 million annually to maintain current operating activities. Over the next two years, the Company believes it will cost approximately $5.0 million to fund: (1) the creation of a dedicated production line with IsoTherapeutics, our production supplier; (2) supplementing startup costs of the pilot and regional veterinary clinics; and (3) completion of the ore-clinical testing necessary to apply for an IDE, Investigational Device Exemption, which is necessary to initiate clinical testing in humans.

Our market development strategy focuses on commercializing IsoPet for animal therapy, while proceeding in parallel with the testing required by the FDA for human therapy. Based on recommendations from our Medical Advisory Board (“MAB”), we anticipate that the first human therapy will be on skin cancer, followed by a series of other indications for use, depending on the available funding.

The following recent financing events have supported the Company’s execution of its development strategy:

●	On October 8, 2018, the Company created a new series of preferred stock, designated as Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Convertible Preferred”), which consists of 5.0 million authorized shares.

●	On October 10, 2018, the Company successfully completed the terms of certain Path Forward and Standstill Agreements previously entered into by and between the Company and certain debtholders (the “Path Forward Agreements”), resulting in the automatic conversion of the outstanding balance due under certain outstanding convertible secured debentures and convertible promissory notes, amounting to an aggregate of $2,253,538, into an aggregate of 37,792,406 shares of Company common stock and 2,610,453 shares of Series B Convertible Preferred at a fixed conversion price of $0.032 per share. These shares were subject to a restriction on any sales below $0.16 through December 31, 2018 and had volume limitations on any sales below $0.08 during the first six months of 2019.

●	On October 10, 2018 the Company consummated a private placement transaction, resulting in net proceeds to the Company of $738,140. In addition, the Company issued an aggregate of 35,896,051 shares of its common stock, 695,302 shares of Series B Convertible Preferred, and warrants to purchase that number of shares of common stock equal to 50% of the shares of common stock issued in the private placement valued at $3,352,068 from the exchange of notes, past due executive compensation, and certain other liabilities. All shares issued in the private placement are restricted securities. The warrants have a two-year term and are exercisable at a price of $0.08 per share.

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●	In January 2019, the Company consummated a private placement transaction, resulting in net proceeds to the Company of $100,000. This resulted in the Company issuing an aggregate of 1,250,000 shares of its common stock, 100,000 shares of its Series B Convertible Preferred, and warrants to purchase an aggregate of 1,250,000 shares of common stock. The warrants have a two-year term and are exercisable at a price of $0.08 per share.

●	On March 27, 2019, the Company created a new series of preferred stock, designated as Series C Convertible Preferred Stock, par value $0.001 per share (“Series C Convertible Preferred”), which consists of 5.0 million shares.

Based on the Company’s financial history since inception, its auditor has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the execution of its business strategy and may not be able to continue operations. Although management believes that it will be able to secure necessary working capital to fund its development programs and execute its business strategy, no assurances can be given.

Product Features

The Company’s RadioGel™ device has the following product features:

●	Beta particles only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the nearby normal tissues. In medical terms Y-90 beta emitter has a high efficacy rate;

●	Benefitting from the short penetration distance, the patient can go home immediately with no fear of exposure to family members, and there is a greatly reduced radiation risk to the doctor. A simple plastic tube around the syringe, gloves and safety glasses are all that is required. Other gamma emitting products require much more protection;

●	A 2.7-day half-life means that only 5% of the radiation remains after ten days. This is in contrast to the industry-standard gamma irradiation product, which has a half-life of 17 days;

●	The short half-life also means that any medical waste can be stored for thirty days then disposed as normal hospital waste;

●	RadioGel™ can be administered with small diameter needles (27-gauge) so there is minimal damage to the normal tissue. This is in contrast to the injection of metal seeds, which does considerable damage; and

●	After about 120 days the gel resorbs by a normal biological cycle, called the Krebs Cycle. The only remaining evidence of the treatment are phosphate particles so small in diameter that it requires a high-resolution microscope to find them. This is in contrast to permanent presence of metal seeds.

Steps from Production to Therapy

Device Production

During the next two years, the Company intends to outsource material aspects of manufacturing and distribution. As future product volume increases, the Company will reassess its make-buy decision on manufacturing and will analyze the cost/benefit of a centrally located facility.

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Production of the Hydrogel

RadioGel™ is manufactured with a proprietary process under ventilated sterile hood by following strict Good Laboratory Practices (“GLP”) procedures. It is made in large batches that are frozen for up to three months. When the product is ready to ship, a small quantity of the gel is dissolved in a sterile saline solution. It is then passed through an ultra-fine filter to ensure sterility.

Production of the Yttrium-90 Phosphate Particles

The Y-90 particles are produced with simple ingredients via a proprietary process, again following strict GLP procedures. They are then mixed into a phosphate-buffered saline solution. They can be produced in large batches for several shipments. The number of particles per shipment is determined by the dose prescribed by the doctor.

Shipment

RadioGel™ is shipped in two containers, one with a solution of the gel and the other with a solution of the particles. Before shipment they are subjected to sterility testing, again by strict procedures. The vial with the Y-90 is put through a special radiation calibrator, which measures beta particles. The vials can be shipped via FedEx or UPS by following the proper protocols.

At the User

The user receives the two vials. The solution containing the RadioGel™ is mixed with the solution containing the Y-90 particles. This is then shaken to ensure homogeneity and withdrawn into a syringe. The quantities that are mixed are calculated from the information on the product label.

The specific injection technique depends on the Indication for Use. For small tumors, one centimeter in diameter or less, the cancer is treated with a single injection. For larger tumors, the cancer is treated with a series of small injections from the same syringe or multiple syringes.

Principal Markets

The Company is currently pursuing two synergistic business sectors, medical and veterinary, each of which are summarized below.

Medical Sector

RadioGel™ is currently fully developed, requiring only FDA approval before commercialization. The Company has been seeking FDA approval of RadioGel™ for almost five years. Recent progress has been delayed due to a lack of adequate funding. The principal issue preventing approval is that the Company attempted to obtain regulatory approval for a broad range of Indications for Use, including all non-resectable cancers, without sufficient supporting data.

Building on the FDA’s ruling of RadioGel™ as a device, the Company is currently developing test plans to address issues raised in the Company’s prior FDA submittal regarding RadioGel™. The two primary FDA comments at the Company’s FDA pre-submission meeting concerned the dosimetry calculations and the belief of the FDA that RadioGel formed a bolus, or a solid lump, upon injection. The advanced version of the PET-CT equipment at the University of Missouri proved both that the Vivos Inc dosimetry approach was correct, and that the product perfused between the cell interstices and did not form a bolus, potentially resolving the concerns raised by the FDA at the pre-submission meeting. The Company intends to request FDA approval to submit RadioGel™ for de novo classification, which would reclassify the device from a Class III device to a Class II device and accelerate the regulatory approval path.

After analyzing the Company’s data and the last five years of communication from the FDA, the Company has taken the following steps:

1.	Under new leadership, the Company is implementing all past recommendations from the FDA. The Company intends to narrow the Indications for Use, will provide test plans for FDA review to respond to answer all previous FDA questions, and will request a pre-submission meeting;

2.	Prepare a pre-submission request document and FDA meeting request to obtain feedback on the test plans in order to initiate testing, to present the proposed content for the final application and to request permission to submit a de novo;

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3.	Submit an Investigational Device Exemption (“IDE”) to obtain permission to conduct human clinical studies; and

4.	File a de novo or Pre-Market Approval application.

The critical path is the required testing – in vitro, animal testing, human clinical studies – all of which is resource dependent.

In previous submittals, the Company proposed applying a very broad range of cancer therapies, referred to as Indications for Use, to RadioGel™. The FDA has strongly advised the Company to reduce its Indications for Use. To comply with that request, the Company has expanded its MAB, consisting of Drs. Barry D. Pressman (Chairman), Albert DeNittis, and Howard Sandler.

The MAB evaluated the candidate cancer therapies based on three criteria: (i) the potential for FDA approval and successful therapy; (ii) notable advantages of RadioGel™ over current therapies; and (iii) the likelihood that RadioGel™ can be widely accepted by the medical community and profitably commercialized.

The MAB selected eighteen Indications for Use for RadioGel™, each of which meets the above-mentioned criteria. These eighteen Indications for Use are listed below. This large number confirms the wide applicability of the device and defines the path for future growth. The Company intends to apply to the FDA for a single Indication for Use, followed by subsequent applications for additional Indications for Use. The initial application should facilitate each subsequent application, and the testing for many of the subsequent applications could be conducted in parallel, depending on available resources.

●	Skin cancer	●	Non-dendritic brain
●	Involved lymph nodes	●	Pediatric cancers – several types
●	Bladder	●	Rectal
●	Liver	●	Gynecological
●	Localized prostate	●	Spinal
●	Pancreas	●	Recurrent esophageal
●	Head and neck (including sino-nasal and oropharyngeal)	●	Breast cancer resection cavity
●	Ocular melanoma	●	Anaplastic thyroid

After thorough review to prioritize indications, the MAB has selected basal cell and squamous cell carcinoma (skin cancers) as the first Indication for Use to be presented to the FDA. According to American Cancer Society, one out of every three new cancers diagnosed in the U.S. is a cancerous skin lesion of this type, representing 5.5 million tumors annually. The MAB believes RadioGel™ will be the preferred treatment in a reasonable number of cases in a very large market.

Veterinary Sector

There are approximately 150 million pet dogs and cats in the United States. Nearly one-half of dogs and one-third of cats are diagnosed with cancer at some point in their lifetime. The Veterinary Oncology & Hematology Center in Norwalk, Connecticut, reports that cancer is the number one natural cause of death in older cats and dogs, accounting for nearly 50 percent of pet deaths each year. The American Veterinary Medical Association reports that half of the dogs ten years or older will die because of cancer. The National Cancer Institute reports that about six million dogs are diagnosed with cancer each year, translating to more than 16,000 a day. The average cost of treating tumors in dogs using radiation is $5,000 to $7,000, according to petcarerx.com.

The Company’s IsoPet® operating division focuses on the veterinary oncology market. Dr. Alice Villalobos, a founding member of the Veterinary Cancer Society and the Chair of our Veterinary Medicine Advisory Board, has been providing guidance to management regarding this market. The Veterinary Medicine Advisory Board gives us recommendations regarding the overall strategy for our animal business sector. Specially, they recommended the university veterinary hospitals for demonstration therapies, the specific cancers to be treated, and have provided business contact information to the private clinics.

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Development of the product and application techniques and animal testing is allowed under FDA regulation. Commercial sales of RadioGelTM for animals requires confirmation by the FDA Center for Veterinary Medicine (“CVM”). In January 2018, the Center for Veterinary Medicine Product Classification Group, the entity within the CVM that is responsible for determining the classification of a product, ruled that RadioGelTM should be classified as a device for animal therapy of feline sarcomas and canine soft tissue sarcomas.

Additionally, after a legal review, the Company believes that the device classification obtained from the FDA Center for Veterinary Medicine is not limited to canine and feline sarcomas, but rather may be extended to a much broader population of veterinary cancers, including all or most all solid tumors in animals. We expect the result of such classification and label approval will be that no additional regulatory approvals are necessary for the use of RadioGelTM for the treatment of solid tumors in animals. The FDA does not have premarket authority over devices with a veterinary classification, and the manufacturers are responsible for assuring that the product is safe, effective, properly labeled, and otherwise in compliance with all applicable laws and regulations.

The Company currently intends to utilize university veterinary hospitals for therapy development, given that veterinary hospitals offer superior and plentiful veterinarians and students, a large number of animal patients, radioactive material handling licenses, and are respected by private veterinary centers and hospitals.

Pursuant to the terms of the grant with Washington State University, it was responsible for conducting studies regarding in vivo dosimetry and toxicity of intralesional Y-90 phosphate nanoparticles for the treatment of spontaneous feline and canine sarcomas. The term of the grant was October 1, 2016 through January 31, 2018. The Company provided the university with the RadioGelTM required to complete the studies, as well as technical support for dosimetry calculations. All payments provided to Washington State University in relation to the grant were made by Washington State Life Sciences Discovery Fund pursuant to a grant, and were not paid by the Company. To compliment the grant, additional scope was added to explore the option of pre-mixing the vials prior to shipment and the Company was reimbursed $17,583 as a separate contract to the grant.

Pursuant to the terms of the contract with the University of Missouri, it was responsible for conducting studies regarding in vivo dosimetry and toxicity of intralesional Y-90 phosphate nanoparticles for the treatment of soft tissue carcinoma and equine sarcoids. The term of the contract was initially from November 1, 2017 through October 31, 2018, but it has recently been working to extend this contract through testing completion on canine soft tissue sarcoma and equine sarcoids, plus additional tumors of interest defined by the University of Missouri principal investigators. This extension is dependent upon keeping current with paying for the expenses of the ongoing therapies. The Company has paid the University of Missouri in full for all amounts due under this contract as of July 2019.

Competitors

The Company competes in a market characterized by technological innovation, extensive research efforts, and significant competition.

The pharmaceutical and biotechnology industries are intensely competitive and subject to rapid and significant technological changes. A number of companies are pursuing the development of pharmaceuticals and products that target the same diseases and conditions that our products target. We cannot predict with accuracy the timing or impact of the introduction of potentially competitive products or their possible effect on our sales. Certain potentially competitive products to our products may be in various stages of development. Also, there may be many ongoing studies with currently marketed products and other developmental products, which may yield new data that could adversely impact the use of our products in their current and potential future Indications for Use. The introduction of competitive products could significantly reduce our sales, which, in turn would adversely impact our financial and operating results.

There are a wide variety of cancer treatments approved and marketed in the U.S. and globally. General categories of treatment include surgery, chemotherapy, radiation therapy and immunotherapy. These products have a diverse set of success rates and side effects. The Company’s products, including RadioGel™, fall into the brachytherapy treatment category. There are a number of brachytherapy devices currently marketed in the U.S. and globally. The traditional iodine-125 (I-125) and palladium-103 (Pd-103) technologies for brachytherapy are well entrenched with powerful market players controlling the market. The industry-standard I-125-based therapy was developed by Oncura, which is a unit of General Electric Company. Additionally, C.R. Bard, a major industry player competes in the I-125 brachytherapy marketplace. These market competitors are also involved in the distribution of Pd-103 based products. Cs-131 brachytherapy products are sold by IsoRay. Several Y-90 therapies have been FDA approved including SIR-Spheres by Sirtex, TheraSphere by Biocompatibles UK and Zevalin by Spectrum Pharmaceuticals.

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Raw Materials

The Company currently subcontracts the manufacturing of RadioGelTM at IsoTherapeutics. PerkinElmer Inc., the only supplier of Y-90 in the United States, is the sole supplier of the Y-90 used by IsoTherapeutics to manufacture the Company’s RadioGel™. The Company obtains supplies, hardware, handling equipment and packaging from several different U.S. suppliers.

Customers

The Company anticipates that potential customers for our potential brachytherapy products likely would include those institutions and individuals that currently purchase brachytherapy products or other oncology treatment products.

Government Regulation

The Company’s present and future intended activities in the development, manufacturing and sale of cancer therapy products, including RadioGel™, are subject to extensive laws, regulations, regulatory approvals and guidelines. Within the United States, the Company’s therapeutic radiological devices must comply with the U.S. Federal Food, Drug and Cosmetic Act, which is enforced by FDA. The Company is also required to adhere to applicable FDA Quality System Regulations, also known as the Good Manufacturing Practices, which include extensive record keeping and periodic inspections of manufacturing facilities.

In the United States, the FDA regulates, among other things, new product clearances and approvals to establish the safety and efficacy of these products. We are also subject to other federal and state laws and regulations, including the Occupational Safety and Health Act and the Environmental Protection Act.

The Federal Food, Drug, and Cosmetic Act and other federal statutes and regulations govern or influence the research, testing, manufacture, safety, labeling, storage, record keeping, approval, distribution, use, reporting, advertising and promotion of such products. Noncompliance with applicable requirements can result in civil penalties, recall, injunction or seizure of products, refusal of the government to approve or clear product approval applications, disqualification from sponsoring or conducting clinical investigations, preventing us from entering into government supply contracts, withdrawal of previously approved applications, and criminal prosecution.

In the United States, medical devices are classified into three different categories over which the FDA applies increasing levels of regulation: Class I, Class II, and Class III. Most Class I devices are exempt from premarket notification 510(k); most Class II devices require premarket notification 510(k); and most Class III devices require premarket approval. RadioGel™ is currently classified as a Class III device.

Approval of new Class III medical devices is a lengthy procedure and can take a number of years and require the expenditure of significant resources. There is a shorter FDA review and clearance process for Class II medical devices, the premarket notification or 510(k) process, whereby a company can market certain Class II medical devices that can be shown to be substantially equivalent to other legally marketed devices.

The Company intends to apply for a de novo with an anticipated expenditure of $10.0 million over the next four years. This expenditure estimate includes anticipated costs associated with in vitro and in vivo pre-clinical testing, our application for an Investigational Device Exemption, Phase I and Phase II clinical trials and our application for a de novo.

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As a registered medical device manufacturer with the FDA, we are subject to inspection to ensure compliance with FDA’s current Good Manufacturing Practices, or cGMP. These regulations require that we and any of our contract manufacturers design, manufacture and service products, and maintain documents in a prescribed manner with respect to manufacturing, testing, distribution, storage, design control, and service activities. Modifications or enhancements that could significantly affect the safety or effectiveness of a device or that constitute a major change to the intended use of the device require a new 510(k) premarket notification for any significant product modification.

The Medical Device Reporting regulation requires that we provide information to the FDA on deaths or serious injuries alleged to be associated with the use of our devices, as well as product malfunctions that are likely to cause or contribute to death or serious injury if the malfunction were to recur. Labeling and promotional activities are regulated by the FDA and, in some circumstances, by the Federal Trade Commission.

As a medical device manufacturer, we are also subject to laws and regulations administered by governmental entities at the federal, state and local levels. For example, our facility is licensed as a medical device manufacturing facility in the State of Washington and is subject to periodic state regulatory inspections. Our customers are also subject to a wide variety of laws and regulations that could affect the nature and scope of their relationships with us.

In the United States, as a manufacturer of medical devices and devices utilizing radioactive byproduct material, we are subject to extensive regulation by not only federal governmental authorities, such as the FDA and FAA, but also by state and local governmental authorities, such as the Washington State Department of Health, to ensure such devices are safe and effective. In Washington State, the Department of Health, by agreement with the federal Nuclear Regulatory Commission (“NRC”), regulates the possession, use, and disposal of radioactive byproduct material as well as the manufacture of radioactive sealed sources to ensure compliance with state and federal laws and regulations. RadioGel™ constitutes both medical devices and radioactive sealed sources and are subject to these regulations.

Moreover, our use, management, and disposal of certain radioactive substances and wastes are subject to regulation by several federal and state agencies depending on the nature of the substance or waste material. We believe that we are in compliance with all federal and state regulations for this purpose.

Environmental Regulation

Our business does not require us to comply with any extraordinary environmental regulations. Our RadioGel™ product is manufactured in an independently owned and operated facility. Any environmental effects or contamination event that could result would be from the shipping company during shipment and misuse by the treatment facility upon arrival.

Employees

As of November 15, 2019, the Company had one full-time personnel. The Company utilizes several independent contractors to assist with its operations. The Company does not have a collective bargaining agreement with any of its personnel and believes its relations with its personnel are good.

Available Information

The Company prepares and files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and certain other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Moreover, the Company maintains a website at http://www.RadioGel.com that contains important information about the Company, including biographies of key management personnel, as well as information about the Company’s business. This information is publicly available and is updated regularly. The content on any website referred to in this Annual Report is not incorporated by reference into this Annual Report, unless (and only to the extent) expressly so stated herein.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s current directors and executive officers are as follows:

NAME	AGE	POSITION
Michael K. Korenko	72	President, Chief Executive Officer, Director and Corporate Secretary
Michael Pollack	53	Interim Chief Financial Officer
Carlton M. Cadwell	74	Chairman of the Board

Term of Office

All the Company’s directors hold office until the next annual meeting of the stockholders or until their successors is elected and qualified. The Company’s executive officers are appointed by the Company’s Board of Directors and hold office until their resignation, removal, death or retirement.

Background and Business Experience

The business experience during the past five years of each of the Company’s directors and executive officers is as follows:

Dr. Michael K. Korenko, President and Chief Executive Officer of the Company since December 2016, and a member of the Board of Directors since August 2017, joined the Company as an Advisor to the Board of the Company during 2009 and served as member of the Board from May 2009 to March 2010. Dr. Korenko also serves as the Company’s Corporate Secretary. Dr. Korenko currently serves on the Hanford Advisory Board since his appointment in 2009. Dr. Korenko served as Business Development Manager for Curtiss-Wright from 2006 to 2009, as Chief Operating Officer for Curtiss-Wright from 2000 to 2005 and was Executive Vice President of Closure for Safe Sites of Colorado at Rocky Flats from 1994 to 2000. Dr. Korenko served as Vice President of Westinghouse from 1987 to 1994 and was responsible for the 300 and 400 areas, including the Fast Flux Testing Facility (“FFTF”) and all engineering, safety analysis, and projects for the Hanford site.

Dr. Korenko is the author of 28 patents and has received many awards, including the National Energy Resources Organization Research and Development Award, the U.S. Steelworkers Award for Excellence in Promoting Safety, and the Westinghouse Total Quality Award for Performance Manager of the Year. Dr. Korenko has a Doctor of Science from MIT, was a NATO Postdoctoral Fellow at Oxford University, and was selected as a White House Fellow for the Department of Defense, reporting to Secretary Cap Weinberger.

Dr. Korenko brings to the Board over seven years’ experience working with and advising various small businesses, including companies involved in turnarounds. Dr. Korenko has also been involved as an advisor to the Company since 2009 in the development of medical isotopes.

Carlton M. Cadwell, Chairman of the Board and Secretary since December 2016, joined the Company as a director in 2006. Dr. Cadwell brings over 30 years of experience in business management, strategic planning, and implementation. He co-founded Cadwell Laboratories, Inc. in 1979 and has served as its President since its inception. Cadwell Laboratories, Inc. is a major international provider of neurodiagnostic medical devices. After receiving his bachelor’s degree from the University of Oregon in 1966 and a doctoral degree from the University of Washington in 1970, he began his career serving in the United States Army as a dentist for three years. From 1973 to 1980, Dr. Cadwell practiced dentistry in private practice and since has started several businesses.

Mr. Cadwell brings to the Board over ten years of service on the Board and over forty-five years of experience as a successful entrepreneur, as well as medical expertise.

Michael Pollack CPA, the Interim Chief Financial Officer, joined the Company as interim Chief Financial Officer in December 2018. Mr. Pollack has been a partner in a certified public accounting firm for the past fifteen years and specializes in accounting and auditing for small public companies. Mr. Pollack has approximately 30 years of experience in public accounting and consulting to over 100 publicly traded and 250 private companies. Mr. Pollack has also held CFO and Controller positions in an array of industries. Mr. Pollack graduated from the University of Maryland with a Bachelors of Arts in Economics. Mr. Pollack is a member of the American Institute of Certified Public Accountants, as well as licensed to practice in New Jersey, and New York.

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Identification of Significant Consultants

David J. Swanberg, M.S., P.E. Mr. Swanberg has over 30 years’ experience in radiochemical processing, medical isotope production, nuclear waste management, materials science, regulatory affairs, and project management. Mr. Swanberg has worked in diverse organizations ranging from small start-up businesses to corporations with multi-billion dollar annual revenues. From 2005 to 2008, he served as Executive Vice President of Operations and as a member of the Board of Directors for IsoRay Medical Inc. from 2005 to 2008 managing day-to-day operations, R&D, and New Product Development. Mr. Swanberg was a co-founder of IsoRay and led the initial Cs-131 brachytherapy seed product development, FDA 510(k) submission/clearance, and NRC Sealed Source review and registration. Mr. Swanberg led the radiation dosimetry evaluations to meet American Association of Physicists in Medicine guidelines and is a current member of the AAPM. Mr. Swanberg and participated in several capital financing rounds totaling over $30.0 million. Mr. Swanberg also served as Assistant General Manager of IsoRay LLC from 2000 to 2003, and in additionally in key management roles as IsoRay transitioned from IsoRay LLC to IsoRay Medical, Inc. Mr. Swanberg holds a BA in Chemistry from Bethel University (MN) and an MS in Chemical Engineering from Montana State University. Mr. Swanberg has numerous technical publications and holds several patents.

Medical and Veterinarian Advisory Boards

Dr. Barry D. Pressman MD, FACR - Chairman Medical Advisory Board. Dr. Pressman is Professor and Chairman of the S. Mark Taper Foundation Imaging Centre and Department, and Chief of the Section of Neuroradiology and Head and Neck Radiology at Cedars-Sinai Medical Center, located in Los Angeles, California.

Dr. Pressman is a past President of The American College of Radiology, the Western Neuroradiological Society, as well as past President of the California Radiological Society. Currently he is a member of the American Society of Neuroradiology and the American Society of Pediatric Neuroradiology.

Dr. Pressman earned his medical degree Cum Laude from Harvard Medical School after graduating Summa Cum Laude from Dartmouth College. After a surgical internship at Harvard’s Peter Bent Brigham Hospital in Boston, he completed a diagnostic radiology residency at Columbia-Presbyterian Medical Center in New York and a Neuroradiology fellowship at George Washington University Hospital. During this period, he wrote many original papers for Computer Tomography (CT).

Dr. Albert S. DeNittis MD, MS, FCPP - Medical Advisory Board. Dr. Albert S. DeNittis is currently is the Chief of Radiation Oncology at Lankenau Medical Center and Clinical Professor at Lankenau Institute for Medical Research in Wynnewood, Pennsylvania and the Director of Radiation Oncology at Brodesseur Cancer Center in New Jersey. He is also the Principal Investigator and in charge of a grant awarded by the NIH for its National Cancer Oncology Research Program (NCORP) at Main Line Health. Dr. DeNittis’ practice experience includes image-guided radiosurgery, stereotactic body radiation therapy (SBRT), intensity modulated radiation therapy (IMRT), image guided radiation therapy (IGRT), high-dose rate (HDR) brachytherapy, cranial and extracranial stereotactic radiosurgery, respiratory gating, and Cyberknife.

Dr. DeNittis has served on numerous regional, national and government committees related to key issues in Dr. DeNittis earned a BA and a MS at Rutgers University and a MD from the Robert Wood Johnson Medical School at the University of Medicine and Dentistry of New Jersey. He completed postdoctoral training internships and residency at the Department of Radiation Oncology at the Hospital of the University of Pennsylvania. Dr. DeNittis is board certified by the American Board of Radiology and Licensed in New Jersey and Pennsylvania.

Dr. Alice Villalobos, DVM, FNAP - Chair of the Veterinary Medicine Advisory Board. Dr. Alice Villalobos is a well-known pioneer in the field of cancer care for companion animals and a founding member of the Veterinary Cancer Society. A 1972 graduate of UC Davis, she completed Dr. Gordon Theilen’s first mock residency program in oncology and has served the profession by consulting, writing and lecturing in the rapidly growing field of veterinary oncology and end of life care.

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Dr. Alice Villalobos is President Emeritus of the Society for Veterinary Medical Ethics, Past President of the American Association of Human Animal Bond Veterinarians and Chair of the Veterinary Academy for the National Academies of Practice. She operated Coast Pet Clinic/Animal Cancer Center for 25 years, which is now VCA Coast Animal Hospital. She is the author of numerous articles, papers, and including her classic veterinarian textbook, Canine and Feline Geriatric Oncology: Honoring the Human-Animal Bond. She has lectured worldwide on oncology, quality of life, the human-animal bond and end of life care and bioethics. She founded Pawspice, an end of life care program that embraces kinder, gentler palliative cancer medicine and integrative care for pets with cancer and terminal illness (www.Pawspice.com). Dr. Alice is Director of Animal Oncology Consultation Service in Woodland Hill, California and Pawspice at VCA Coast Animal Hospital in Hermosa Beach, California. Dr. Alice was elected 2016 Hermosa Beach Woman of the Year.

Dr. Villalobos’ role with the Company is to support the commercialization of the Company’s yttrium-90 brachytherapy products for use in companion animals.

Dr. Richard Weller, DVM, DACVIM (Internal Medicine; Oncology) DipMS - Veterinary Medicine Advisory Board Member. Prior to his retirement in 2014, Dr. Weller was a Senior Program Manager in the Radiation Biology Group of the Biological Sciences Division at Pacific Northwest National Laboratory (PNNL), where he was involved in the development of RadioGel. A 1973 graduate of Washington State University. Dr. Weller has extensive experience in designing and executing clinical studies, treatment planning, mechanisms of carcinogenesis, radiation biology, targeted delivery systems for chemotherapeutic and radio-therapeutic agents, bio-markers of disease, and comparative oncology; as well as over 30 years of experience developing and using animal models, including the use of spontaneous tumors in companion animals, for bio-medical applications.

Dr. Weller is board-certified by the American College of Veterinary Internal Medicine in Internal Medicine (1980) and Oncology (1987), Past Chairperson of the Organizing Committee for the Specialty of Veterinary Medical Oncology, Past Chairperson of the Board of Regents of the American College of Veterinary Internal Medicine, Past President of the Board of Regents of the American College of Veterinary Internal Medicine, Past President of the Specialty of Oncology, and a Charter Member of the Veterinary Cancer Society which he served as Treasurer for 16 years. He is an Honorary Professor of the Institute of Veterinary Medicine in Kyiv, Ukraine. Dr. Weller has lectured and trained veterinarians worldwide and has authored or co-authored over 250 articles, technical reports, book chapters, and presentations in his fields of expertise.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file with the SEC initial reports of beneficial ownership on Form 3, changes in beneficial ownership on Form 4, and an annual statement of beneficial ownership on Form 5. Such executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all such forms that they have filed.

Based solely on its review of such forms filed with the SEC and received by the Company and representations from certain reporting persons, the Company believes that all reports required to be filed by each of each of its executive officers, directors and 10% stockholders were filed during the year ended December 31, 2018 and that such reports were timely, other than the following:

●	Michael K. Korenko, the Company’s Chief Executive Officer and President, filed one late Form 4 reporting four late transactions; and

●	Bruce Jolliff, the Company’s former Chief Financial Officer, filed one late Form 4 reporting three late transactions.

Code of Ethics

The Company’s Board of Directors has not adopted a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, because of the Company’s limited number of executive officers and employees that would be covered by such a code and the Company’s limited financial resources. The Company anticipates that it will adopt a code of ethics after it increases the number of executive officers and employees and obtain additional financial resources.

Audit Committee and Audit Committee Financial Expert

As of the date of this report, the Company has not established an audit committee, and therefore, the Company’s full Board of Directors performs the functions that customarily would be undertaken by an audit committee. The Company’s Board of Directors during 2018 was comprised of two directors, one of whom the Company had determined satisfied the general independence standards of the Nasdaq listing requirements.

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The Company’s Board of Directors has determined that none of its current members qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. In the future, the Company intends to establish board committees and to appoint such persons to those committees as are necessary to meet the corporate governance requirements imposed by a national securities exchange, although it is not required to comply with such requirements until the Company elects to seek listing on a national securities exchange.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to the Company’s Chief Executive Officer and those executive officers that earned in excess of $100,000 during the year ended December 31, 2018 (collectively, the “Named Executive Officers”):

Name and Principal Position (1)	Year	Salary ($)		Bonus ($)		Stock Awards ($)	Option Awards ($)(2)	Total ($)

Dr. Michael K. Korenko	2018	$20,000		$-		$206,306	$-	$226,306
CEO, President and Director	2017	$164,548	(3)	$-		$-	$-	$164,548

L. Bruce Jolliff (4)	2018	$64,000		$-		$90,479	$-	$154,479
Former CFO	2017	$139,629	(5)	$10,000	(6)	$-	$43,653	$149,629

(1)	Michael Pollack began serving as the Company’s Interim Chief Financial Officer in December 2018, and was paid no compensation in 2018. Accordingly, he has not been included in this table.

(2)	The amounts in this column represent the grant date fair value of stock option awards, computed in accordance with FASB ASC Topic 718.

(3)	Mr. Korenko received an annual salary of $120,000 for the period from January 1, 2017 through May 9, 2017, at which time his salary was raised to $180,000. Of the $164,548 salary for 2017, $66,308 had not been paid and was reflected as accrued payroll at December 31, 2017.

(4)	Mr. Jolliff was terminated as Chief Financial Officer in November 2018.

(5)	Mr. Jolliff received an annual salary of $120,000 for the period January 1, 2017 through May 9, 2017, at which time his salary was raised to $150,000. Of the $149,629 salary for 2017, $19,480 had not been paid and was reflected as accrued payroll at December 31, 2017.

(6)	Mr. Jolliff received a $10,000 bonus for the year ended December 31, 2017.

Narrative Disclosure to Summary Compensation Table

Dr. Michael K. Korenko. On October 24, 2018, Mr. Korenko entered into an employment agreement with the Company (the “Old Employment Agreement”), which was scheduled to terminate on December 31, 2019. On June 4, 2019, Mr. Korenko and the Company entered into a new employment agreement, effective June 11, 2019, which shall terminate on December 31, 2020 and December 31 of subsequent years (the “Termination Date”) if the agreement is extended pursuant to its terms. Under the terms of his employment agreement, the Company may terminate Dr. Korenko’s employment either with or without cause prior to the Termination Date, but in the event of a termination without cause, Dr. Korenko shall be entitled to receive monthly payments of his base salary for a period of six months thereafter, all of Dr. Korenko’s outstanding options, if any, shall vest, and Dr. Korenko shall be entitled to receive all past due compensation within three weeks of the date of termination.

The Company shall pay to Dr. Korenko an annual base compensation of $180,000, which is payable in equal monthly intervals. Of the $180,000 in annual base salary, $60,000 of annual pay shall be deferred and accrued until the Company’s cash balance exceeds $1,000,000. Dr. Korenko’s employment agreement provides that he shall receive a stock option grant issued under the Company’s 2015 Omnibus Securities and Incentive Plan in an amount equal to 21 million options ten days after the Company’s 1-for-8 reverse split, which was consummated in late June 2019. The options shall have a seven year term, shall be exercisable at a price of $0.024 per share, and shall vest as follows: 50% shall vest in equal amounts at the end of each quarter for the two quarters after grant date, 25% shall vest upon the Company filing for a patent, and the remaining 25% shall vest upon the first commercial sale of IsoPet.

Pursuant to Dr. Korenko’s Old Employment Agreement, the Company agreed to issue to Dr. Korenko 3,500,000 shares of common stock and warrants to purchase 1,762,321 shares of common stock in satisfaction of his past due and accrued compensation. In addition, in consideration for Dr. Korenko’s past performance, the Company agreed to compensate Dr. Korenko with a cash bonus in the amount of $200,000, which will be deferred until the cash balance exceeds $2,000,000. The Company also granted Dr. Korenko a stock option grant of 8,120,152 options under the 2015 Omnibus Securities and Incentive Plan on October 24, 2018. The options vested immediately upon issuance, have a term of seven years, and are exercisable at a price of $0.112 per share.

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L. Bruce Jolliff. On October 24, 2018, Mr. Jolliff entered into an employment agreement with the Company, which was scheduled to terminate on December 31, 2019 (the “Termination Date”) and September 30 of subsequent years if the agreement were extended. Under the terms of his employment agreement, the Company could terminate Mr. Jolliff’s employment either with or without cause prior to the Termination Date, but in the event of a termination without cause, Mr. Jolliff would be entitled to receive monthly payments of his base salary for a period of six months thereafter. The Company also granted Mr. Jolliff a stock option grant of 3,045,057 options under the 2015 Omnibus Securities and Incentive Plan on October 22, 2018. The options vested immediately upon issuance, have a term of seven years, and are exercisable at a price of $0.112 per share. The options were granted prior to the termination of Mr. Jolliff and have not been canceled. In November 2018, the Company terminated Mr. Jolliff for reasons other than cause, and paid Mr. Jolliff his monthly agreed upon, non-deferred salary of $10,000 per month for a period of six months through May 2019.

The Company paid bonuses to certain employees based on their performance, the Company’s need to retain such employees, and funds available. All bonus payments were approved by the Company’s Board of Directors.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth all outstanding equity awards held by the Company’s Named Executive Officers as of the end of last fiscal year.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Exercise Date
L. Bruce Jolliff (1)(2)	60,000	-	$4.00	6/21/21
L. Bruce Jolliff (1)(2)	3,045,057	-	$0.112	10/24/25
Michael Korenko (3)	8,120,152	-	$0.112	10/24/25

(1)	As noted above, Mr. Jolliff was terminated as Chief Financial Officer in November 2018.
(2)	Issued pursuant to employment contract dated October 24, 2018.
(3)	Issued pursuant to employment contract dated October 24, 2018.

DIRECTOR COMPENSATION

During the year ended December 31, 2018, the Company’s non-employee directors were not paid any compensation.

The following table sets forth, for each of the Company’s non-employee directors who served during 2018, the aggregate number of stock awards and the aggregate number of stock option awards that were outstanding as of December 31, 2018:

	Outstanding	Outstanding
	Stock	Stock
Name	Awards (#)	Options (#)
Carlton M. Cadwell	-	12,500

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During June 2016, the Company granted to Mr. Cadwell options to purchase 12,500 shares of common stock at an exercise price of $8.00 per share, which options expired June 21, 2019. These options had a grant date fair value of $34,771, which amounts were calculated in accordance with ASC Topic 718.

Additionally, the Company granted warrants to purchase 6,425,503 shares of Company common stock to Carlton Cadwell in 2018 as a result of the Path Forward Agreements and conversion of his advances to the Company.

There are no employment contracts or compensatory plans or arrangements with respect to any director that would result in payments by the Company to such person because of his or her resignation as a director or any change in control of the Company.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

RELATED PERSON TRANSACTIONS

Indebtedness from Related Parties

Beginning in December 2008, the Company has obtained financing from Carlton M. Cadwell, a member of the Company’s Board of Directors and a beneficial owner of more than 10% of the Company’s common stock, in transactions which involved the Company’s issuance of convertible notes and common stock. On September 4, 2015, the Company exchanged $1,414,100 of convertible notes plus $810,538 of accrued interest into 148,311 shares of Series A Convertible Preferred and another $2,224,466 of convertible notes plus $889,838 of accrued interest into 207,620 shares of Series A Convertible Preferred. Additionally, the Company exchanged the remaining $906,572 of convertible notes plus $148,960 accrued interest into a $1,055,532 demand note, 8% interest rate, due on demand at any time after March 31, 2017. Such note was converted into 73,546 shares of Series A Convertible Preferred on May 19, 2016. At December 31, 2016, Mr. Cadwell had an aggregate total of $332,195 in promissory notes. In March 2017, the Company converted the $332,195 promissory note and $51,576 of accrued interest into a new promissory note totaling $383,771, due December 31, 2017. In December 2017, the note due date was extended to May 9, 2018. On October 19, 2018, the $383,771 promissory note and $58,880 of accrued interest was converted into 6,250,000 shares of Company common stock, 385,302 Series B Convertible Preferred shares, and 5,533,138 warrants that are exercisable into Company common stock at an exercise price of $0.08 per share.

During 2018, the Company executed various Path Forward Agreements with Mr. Cadwell and with the Chief Executive Officer of the Company, Michael Korenko, and converted related party debt and accrued interest into shares of common stock, Series B Convertible Preferred Stock and warrants.

On January 24, 2019, the Company entered into a note payable with a trust related to Mr. Cadwell in the amount of $60,000. The note is for a one-year period maturing January 24, 2020 and bears interest at an annual rate of 8.0%.

On March 27, 2019 the Company entered into a note payable with a trust related to Mr. Cadwell in the amount of $48,000. The note is for a one-year period maturing March 27, 2020 and bears interest at an annual rate of 8.0%.

On April 29, 2019, the Company entered into a note payable with a trust related to Mr. Cadwell in the amount of $29,000. The note is for a one-year period maturing April 29, 2020 and bears interest at an annual rate of 8.0%.

On May 20, 2019 and May 23, 2019, Mr. Korenko advanced $20,000 collectively to the Company. Mr. Korenko is not charging interest on these amounts advanced and they are short-term advances, due on demand. Of this amount $5,000 was repaid and the balance of $15,000 was converted into a convertible note payable at an annual interest rate of 8% due January 15, 2020.

On July 5, 2019, the Company entered into a note payable with a trust related to Mr. Cadwell in the amount of $50,000. The note is for a one-year period maturing July 5, 2020 and bears interest at an annual rate of 8.0%.

Independent Directors

The Company’s common stock is traded on the OTCQB Marketplace, which does not impose any independence requirements on the Board of Directors or the board committees of the companies whose stock is traded on that market. The Company has decided to adopt the independence standards of the Nasdaq listing rules in determining whether the Company’s directors are independent. Generally, under those rules a director does not qualify as an independent director if the director or a member of the director’s immediate family has had in the past three years certain relationships or affiliations with the Company, the Company’s auditors, or other companies that do business with the Company. The Company’s Board of Directors has determined that Mr. Cadwell is qualified as an independent director under those Nasdaq rules, and accordingly, would have been qualified under those rules to serve on a compensation committee or a nominating committee, if the Company had established such committees of the Company’s Board of Directors. Dr. Korenko is not an independent director due to his employment by the Company as an executive officer.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of the Company’s Common Stock

The following table sets forth, as of November 15, 2019, the number of shares of the Company’s common stock beneficially owned by the following persons: (i) all persons the Company knows to be beneficial owners of at least 5% of the Company’s common stock, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

As of November 15, 2019, there were 184,345,821 shares of common stock outstanding and up to 101,153,829 shares issuable upon exercise of common stock equivalents, assuming exercise and conversion occurred as of that date, for a total of 285,499,650 shares.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Cadwell Family Irrevocable Trust (3)	212,299	* %

Carlton M. Cadwell (4)	20,556,258	7.3%

Michael K. Korenko (5)	30,766,468	10.8%

All Current Directors and Executive Officers as a group (3 individuals) (6)	51,535,025	18.1%

*Less than 1%

(1)	The address of each of the beneficial owners above is c/o Vivos Inc, 719 Jadwin Avenue, Richland, WA 99336, except that the address of the Cadwell Family Irrevocable Trust (the “Cadwell Trust”) is 909 North Kellogg Street, Kennewick, WA 99336.

(2)	In determining beneficial ownership of the Company’s common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired upon exercise of the common stock equivalents within 60 days of that date. In determining the percent of common stock owned by a person or entity on November 15, 2019, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of the common stock equivalents, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on November 15, 2019, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the common stock equivalents. Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares, except that under the terms of the Cadwell Trust, Dr. Cadwell does not have or share voting or investment power over the shares beneficially owned by the Cadwell Trust.

(3)	Includes 185,386 shares issuable upon conversion of Series A Preferred.

(4)	Includes 12,500 shares issuable upon exercise of options; 1,136,137 shares issuable upon conversion of Series A Preferred; and 6,425,503 shares issuable upon the exercise of warrants that may be exercised within 60 days of November 15, 2019.

(5)	Includes 125,000 shares issuable upon conversion of Series A Preferred; 825,000 of vested Restricted Stock Units; 26,915,209 shares issuable upon the exercise of stock options exercisable within 60 days of November 15, 2019; and 2,137,321 shares issuable upon the exercise of warrants that may be exercised within 60 days of November 15, 2019.

(6)	Michael Pollack, the Company’s Interim Chief Financial Officer, does not hold any Company securities, and has therefore been omitted from this table.

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Beneficial Ownership of the Company’s Series A Convertible Preferred Stock

As of November 15, 2019, there were 2,552,642 shares of Series A Preferred issued and outstanding, convertible into 3,190,803 shares of the Company’s common stock.

The following table sets forth, as of November 15, 2019, the number of shares of Series A Preferred beneficially owned by the following persons: (i) all persons the Company known to be beneficial owners of at least 5% of the Company’s Series A Preferred, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Cadwell Family Irrevocable Trust	148,309	5.8%

Carlton M. Cadwell	908,910	35.6%

Michael K. Korenko	100,000	3.9%

All Current Directors and Executive Officers as a group (3 individuals)(3)	1,157,219	45.3%

Major Shareholder(s):

Jason Adelman	129,835	5.1%

L. Bruce Jolliff	197,979	7.8%

Stoel Rives	133,333	5.2%

MEF I, LP	251,800	9.8%

(1)	The address of each of the beneficial owners above is c/o Vivos Inc, 719 Jadwin Avenue, Richland, WA 99336, except that the address of (i) the Cadwell Family Irrevocable Trust (the “Cadwell Trust” ) is 909 North Kellogg Street, Kennewick, WA 99336; (ii) Jason Adelman is 40 East 66th Street, New York, NY 10065; (iii) L. Bruce Jolliff is 206 N 41st St. Unit 1, Yakima, WA 98901; (iv) Stoel Rives is One Union Square, 600 University Street, Suite 3600, Seattle, WA 98101 and (v) MEF I, LLP is c/o Magna Management, 40 Wall Street, 58th Floor, New York, NY 10005.

(2)	Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares, except that Dr. Cadwell under the terms of the Cadwell Trust does not have or share voting or investment power over the Series A Preferred beneficially owned by the Cadwell Trust.

(3)	Michael Pollack, the Company’s Interim Chief Financial Officer, does not hold any Company securities, and has therefore been omitted from this table.

Beneficial Ownership of the Company’s Series B Convertible Preferred Stock

As of November 15, 2019, there were 1,113,245 shares of Series B Preferred issued and outstanding, convertible into 13,915,563 shares of the Company’s common stock.

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The following table sets forth, as of November 15, 2019, the number of shares of Series B Preferred beneficially owned by the following persons: (i) all persons the Company known to be beneficial owners of at least 5% of the Company’s Series B Preferred, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class

Major Shareholder(s):

Jason Adelman (3)	436,290	39.2%

DiamondRock LLC	100,000	9.0%

Cipher 06, LLC	576,592	51.8%

*Less than 1%

(1)	None of the Company’s directors and executive officers hold any shares of the Company’s Series B Convertible Preferred, and they have therefore been omitted from this table. The address of each of the beneficial owners are as follows: (i) Jason Adelman is 40 East 66th St., New York, NY 10065; (ii) Diamondrock LLC is 715 N. Kilkea Drive, Los Angeles, CA 90046, and (iii) Cipher 06, LLC, c/o Ellis Lake Capital, 444 Madison Avenue, 40th Floor, New York, NY 10022.

(2)	Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares.

(3)	Includes 236,290 shares of Series B Preferred; and 200,000 shares of Series B Preferred held by JTA Resources LLC.

Beneficial Ownership of the Company’s Series C Convertible Preferred Stock

As of November 15, 2019, there were 821,292 shares of Series C Preferred issued and outstanding, convertible into 10,266,150 shares of the Company’s common stock.

The following table sets forth, as of November 15, 2019, the number of shares of Series C Preferred beneficially owned by the following persons: (i) all persons the Company known to be beneficial owners of at least 5% of the Company’s Series C Preferred, (ii) the Company’s current directors, (iii) the Company’s current executive officers, and (iv) all current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Carlton M. Cadwell	385,302	46.9%

All Current Directors and Executive Officers as a group (3 individuals) (3)	385,302	46.9%

Major Shareholder(s):

Andrew Limpert	435,990	53.1%

*Less than 1%

(1)	The address of each of the beneficial owners above is c/o Vivos Inc, 719 Jadwin Avenue, Richland, WA 99336, except that the address of Andrew Limpert is 254 N 860 East, American Fork, UT 84003.

(2)	Subject to community property laws where applicable, the Company believes that each beneficial owner has sole power to vote and dispose of its shares, except that Dr. Cadwell under the terms of the Cadwell Trust does not have or share voting or investment power over the Series C Preferred beneficially owned by the Cadwell Trust.

(3)	Neither Michael Korenko, the Company’s Chief Executive Officer, nor Michael Pollack, the Company’s Interim Chief Financial Officer, hold any shares of the Company’s Series C Preferred, and they have therefore been omitted from this table.

Changes in Control

The Company does not know of any arrangements, including any pledges of the Company’s securities that may result in a change in control of the Company.

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DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized capital stock currently consists of 950 million shares of common stock and 20.0 million shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 5.0 million shares of Preferred Stock have been designated as Series A Convertible Preferred Stock (“Series A Preferred”), 5.0 million shares have been designated as Series B Convertible Preferred Stock (“Series B Preferred”), and 5.0 million shares have been designated as Series C Convertible Preferred Stock (“Series C Preferred”). As of November 15, 2019, there were: (i) 184,345,821 shares of common stock outstanding; (ii) 2,552,642 shares of Series A Preferred, convertible into approximately 3,194,080 shares of common stock; (iii) 1,113,245 shares of Series B Preferred, convertible into approximately 13.915.563 shares of common stock, and (iv) 821,292 shares of Series C Preferred, convertible into approximately 10,266,150 shares of common stock.

Common Stock

As of November 15, 2019, there were 184,345,821shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s shareholders. Holders of common stock are entitled to receive ratably any dividends that may be declared by our Board out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further shareholder approval.

Preferred Stock

Our Board of Directors is currently authorized, without further shareholder approval, to issue from time to time up to an aggregate of 20.0 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption, including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

We currently have three series of preferred stock designated, our Series A Preferred, Series B Preferred and Series C Preferred. The following is a summary of the rights and preferences of such series of Preferred Stock, which summary is not meant to be a complete description of those terms. For a complete description of the rights and preferences attributable to our Series A Preferred, Series B Preferred and Series C Preferred, please see the Certificate of Designations, Preferences and Rights (the “Certificate of Designation”) of each, each available as an exhibit to our filings with the Securities and Exchange Commission.

Series A Convertible Preferred Stock

Liquidation Preference. The Series A Preferred has a liquidation preference of $5.00 per share.

Dividends. Shares of Series A Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series A Preferred Certificate of Designation, each share of Series A Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series A Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series A Preferred Certificate of Designation), currently $4.00.

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In the event the Company completes an equity or equity-based public offering, registered with the SEC, resulting in gross proceeds to the Company totaling at least $5.0 million, all issued and outstanding shares of Series A Preferred at that time will automatically convert into Series A Conversion Shares.

Redemption. Subject to certain conditions set forth in the Series A Preferred Certificate of Designation, in the event of a Change of Control (defined in the Series A Preferred Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Preferred in cash at a price per share of Series A Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series A Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of five (5) votes for every Series A Conversion Share issuable upon conversion of such holder’s outstanding shares of Series A Convertible Preferred. However, the Series A Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series A Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay such amounts in full, then the entire assets to be distributed to the holders of the Series A Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each share of Series A Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series A Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series B Convertible Preferred Stock

In October 2018, the Series B Preferred Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our Preferred Stock as Series B Preferred. The following summarizes the current rights and preferences of the Series B Preferred:

Liquidation Preference. The Series B Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series B Preferred do not have any separate dividend rights.

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Conversion. Subject to certain limitations set forth in the Series B Preferred Certificate of Designation, each share of Series B Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series B Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series B Preferred Certificate of Designation), currently $0.08.

Redemption. Subject to certain conditions set forth in the Series B Preferred Certificate of Designation, in the event of a Change of Control (defined in the Series B Preferred Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Preferred in cash at a price per share of Series B Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series B Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of two (2) votes for every Series B Conversion Share issuable upon conversion of such holder’s outstanding shares of Series B Preferred. However, the Series B Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series B Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series B Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series B Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each share of Series B Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series B Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series C Convertible Preferred Stock

In March 2019, the Series C Preferred Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series C Preferred. The following summarizes the current rights and preferences of the Series C Preferred:

Liquidation Preference. The Series C Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series C Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series C Preferred Certificate of Designation, each share of Series C Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series C Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series C Preferred Certificate of Designation), currently $0.08.

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Redemption. Subject to certain conditions set forth in the Series C Preferred Certificate of Designation, in the event of a Change of Control (defined in the Series C Preferred Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series C Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series C Preferred in cash at a price per share of Series C Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series C Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of thirty-two (32) votes for every Series C Conversion Share issuable upon conversion of such holder’s outstanding shares of Series C Preferred. However, the Series C Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series C Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series C Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series C Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each share of Series C Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series C Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Options

As of November 15, 2019, we had options to purchase 34,154,271 shares of our common stock outstanding, with a weighted average exercise price of $0.15 per share.

Warrants

As of November 15, 2019, warrants to purchase 30,161,847 shares of our common stock were outstanding, with a weighted average exercise price of $0.10 per share.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, assuming the maximum number of shares of common stock offered in this offering are sold, there will be 334,345,821 shares of our common stock outstanding. This number excludes any issuance of additional shares of common stock that could occur in connection with any exercise of stock options and/or warrants outstanding as of the date of this Offering Circular. These shares of our common stock will be freely tradable in the public market, except to the extent they are acquired by an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act. Under Rule 405, an affiliate of a specified person is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person. Any affiliate of ours that acquires our shares can only further transact in such shares in compliance with Rule 144 under the Securities Act, which imposes sales volume limitations and other restrictions on such further transactions. See “Rule 144,” below.

In addition to the foregoing, shares of our common stock not sold in this offering will be restricted securities written the meaning of Rule 144, and would be tradable only if they are sold pursuant to a registration statement under the Securities Act or if they qualify for an exemption from registration, including under Rule 144. See “Rule 144,” below.

Rule 144

In general, a person who has beneficially owned restricted shares of our common stock for at least one year, in the event we are a company that files reports under Regulation A, or at least six months, in the event we have been a company that files reports under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three -month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person with the SEC of a notice on Form 144 with respect to the sale; provided that, in each case, we have been subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Persons replying on Rule 144 to transact in our common stock must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable. In general, Rule 701 allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Persons relying on Rule 701 to transact in our common stock, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

Lock Up -Agreements

There are currently no lock-up agreements with our officers, directors, and current stockholders.

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PLAN OF DISTRIBUTION

General

The Company is offering up to 150,000,000 shares of common stock on a “best efforts basis,” at an assumed offering price of $______ per share, as further described in this Offering Circular. Any funds derived from the sale of the shares of common stock offered hereby will be immediately available to us for use. There will be no refunds.

There is no minimum number of shares of common stock that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the section of this Offering Circular entitled “Use of Proceeds.” No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We currently intend to sell the shares of common stock offered hereby through the efforts of members of our management team, including our Chief Executive Officer, Michael Korenko, among others. Members of our management team will not receive any compensation for offering or selling the shares of common stock offered pursuant to this Offering Circular. We believe that Mr. Korenko and the other members of our management team are exempt from registration as broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, such individuals:

●	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act;

●	are not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	are not an associated person of a broker or dealer; and

●	meet the conditions of the following:

●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities;

●	were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents or broker dealers for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers to aid in the sale of the shares of our common stock being offered hereby. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of shares of our common stock pursuant to this Offering Circular, although we may pay sales commissions greater than 7.0%. In the event that we choose to utilize the services of a selling broker-dealer to aid in the sale of shares of our common stock, we expect that we will enter into a standard selling agent agreement with such broker-dealer, pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions on the sale of shares of common stock effected by the broker-dealer.

Termination of Offering

This offering will terminate at the earlier of (i) the date at which the maximum offering amount has been sold, (ii) the date that is twelve months from the date of this Offering Statement being qualified by the SEC, or (iii) the date at which the offering is earlier terminated by the Company in its sole discretion, which may happen at any time (the “Offering Termination Date”).

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Investors’ Tender of Funds

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase shares of our common stock offered hereby. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). There are no conditions that the Company must meet in order to hold a closing. A closing will occur each time the Company determines to accept funds. Tendered funds will only be returned to investors upon termination of the offering as set out above, in which case any money tendered by potential investors and not accepted by the Company will be promptly returned by the Company. Upon a closing, funds tendered by investors will be made immediately available to the company for its use.

Offering Expenses

We are responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky notice filing fees; (iv) all of the legal fees related to the filing of notice filings under state securities laws and FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2 Regulation A offering, most investors must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

i.	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

ii.	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

iii.	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

iv.	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

v.	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

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vi.	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

vii.	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

viii.	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Procedures for Subscribing

If you are interested in subscribing for shares of common stock in this offering, please go to www.radiogel.com to electronically receive and review the information set forth on such website.

If you decide to subscribe for share of common stock being offered pursuant to this Offering Circular, you should:

Go to www. radiogel.com, click on the “Invest Now: button and follow the procedures as described therein, which are:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by Vivos Inc.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

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For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of shares of our common stock.

In order to purchase shares of our common stock in this offering, and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Registrar and Transfer Agent, Book-Entry Only

All shares of common stock sold in this offering will be issued by our Transfer Agent to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our Transfer Agent.

Investors in the shares of our common stock will not be entitled to have the stock certificates registered in their names and will not receive or be entitled to receive physical delivery of the shares in definitive form. Transfers of investors, common stock will be facilitated through the Transfer Agent. As a result, you will not be entitled to receive a stock certificate representing your interest in the shares of common stock you purchase. Your ability to pledge shares of common stock that you purchase, and to take other actions, may be limited because you will not possess a physical certificate that represents your shares. Investors will receive written confirmation from the Transfer Agent upon closing of their purchases. Transfers of the shares of common stock will be recorded on the stock transfer ledger maintained by the Transfer Agent. We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We also do not supervise the systems of the Transfer Agent.

EXPERTS

The financial statements of the company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Fruci & Associates II, PLLC (“Fruci”), an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Fruci as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the shares of common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

53

VIVOS INC.

FINANCIAL STATEMENTS

F-1

VIVOS INC

CONDENSED BALANCE SHEETS

SEPTEMBER 30, 2019 (UNAUDITED) AND DECEMBER 31, 2018

	SEPTEMBER 30, 2019	DECEMBER 31, 2018
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$158,538	$5,494
Prepaid expenses	38,520	10,992

Total Current Assets	197,058	16,486

TOTAL ASSETS	$197,058	$16,486

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$602,185	$795,129
Related party accounts payable	38,710	38,610
Accrued interest payable	75,985	59,646
Payroll liabilities payable	80,000	11,451
Convertible notes payable, related party, net	11,475	-
Convertible notes payable, net	294,827	53,824
Promissory notes payable, net of discount	100,000	-
Related party promissory note	187,000	-

Total Current Liabilities	1,390,182	958,660

Total Liabilities	1,390,182	958,660

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT

Preferred stock, par value, $0.001, 20,000,000 shares authorized, Series A Convertible Preferred, 5,000,000 shares authorized, 2,552,642 shares issued and outstanding, respectively	2,553	2,553
Additional paid in capital - Series A Convertible preferred stock	8,870,626	8,870,626
Series B Convertible Preferred, 5,000,000 shares authorized, 1,543,245 and 3,305,755 shares issued and outstanding, respectively	1,544	3,306
Additional paid in capital - Series B Convertible preferred stock	836,765	1,876,768
Series C Convertible Preferred, 5,000,000 shares authorized, 821,292 and 0 shares issued and outstanding, respectively	821	-
Additional paid in capital - Series C Convertible preferred stock	674,457	-
Common stock, par value, $0.001, 950,000,000 and 2,000,000,000 shares authorized, 178,585,821 and 163,445,736 issued and outstanding, respectively	178,586	163,446
Additional paid in capital - common stock	61,338,595	60,132,139
Accumulated deficit	(73,097,071)	(71,991,012)

Total Stockholders’ Deficit	(1,193,124)	(942,174)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$197,058	$16,486

The accompanying notes are an integral part of these condensed financial statements.

F-2

VIVOS INC

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	NINE MONTHS ENDED		THREE MONTHS ENDED
	SEPTEMBER 30, 2019	SEPTEMBER 30, 2018	SEPTEMBER 30, 2019	SEPTEMBER 30, 2018

Revenues, net	$8,000	$-	$8,000	$-

OPERATING EXPENSES
Sales and marketing expenses	-	13,700	-	750
Professional fees	356,248	231,501	87,075	16,223
Reserved stock units granted	-	104,410	-	19,515
Stock based compensation	463,917	45,400	457,949	-
Payroll expenses	90,000	243,570	30,000	82,500
Research and development	62,194	77,035	18,492	2,455
General and administrative expenses	41,067	49,884	21,691	15,463

Total Operating Expenses	1,013,426	765,500	615,207	136,906

OPERATING LOSS	(1,005,426)	(765,500)	(607,207)	(136,906)

NON-OPERATING INCOME (EXPENSE)
Interest expense	(134,739)	(5,626,892)	(96,271)	(60,752)
Net gain on debt extinguishment	-	526,222	-	394,618
Net loss on derivative liability	-	(27,976,982)	-	(27,109,374)
Forgiveness of debt	34,106	-	34,106	-
Grant income	-	17,583	-	-

Total Non-Operating Income (Expenses)	(100,633)	(33,060,069)	(62,165)	(26,775,508)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(1,106,059)	(33,825,569)	(669,372)	(26,912,414)

Provision for income taxes	-	-	-	-

NET LOSS	$(1,106,059)	$(33,825,569)	$(669,372)	$(26,912,414)

Net loss per share - basic and diluted	$(0.01)	$(1.49)	$(0.00)	$(0.56)

Weighted average common shares outstanding - basic	172,437,108	22,748,136	177,835,282	48,295,132

The accompanying notes are an integral part of these condensed financial statements.

F-3

VIVOS INC

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2018

			Additional Paid-In			Additional Paid-In			Additional Paid-In			Additional
	Series A Preferred		Capital - Series A	Series B Preferred		Capital - Series B	Series C Preferred		Capital - Series C	Common Stock		Paid-In Capital -	Accumulated
	Shares	Amount	Preferred	Shares	Amount	Preferred	Shares	Amount	Preferred	Shares	Amount	Common	Deficit	Total
Balance - December 31, 2017	3,778,622	$3,779	$13,547,780	-	$-	$-	-	$-	$-	8,211,902	$8,212	$46,465,926	$(64,288,167)	$(4,262,470)

Stock issued for:
Services	-	-	-	-	-	-	-	-	-	1,250	1	448	-	449
Conversion of preferred stock into common stock	(574,200)	(575)	(3,236,164)	-	-	-	-	-	-	717,750	718	3,236,021	-	-
Restricted units vested	-	-	-	-	-	-	-	-	-	77,500	78	(78)	-	-
Reserved shares for services	-	-	-	-	-	-	-	-	-	-	-	52,094	-	52,094
Options and warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	23,766	-	23,766
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(901,185)	(901,185)

Balance - March 31, 2018	3,204,422	3,204	10,311,616	-	-	-	-	-	-	9,008,402	9,009	49,778,177	(65,189,352)	(5,087,346)

Stock issued for:
Settlement of debt	-	-	-	-	-	-	-	-	-	5,143,258	5,143	371,038	-	376,181
Conversion of preferred stock into common stock	(392,467)	(393)	(735,811)	-	-	-	-	-	-	490,584	490	735,714	-	-
Restricted units vested	-	-	-	-	-	-	-	-	-	77,500	78	(78)	-	-
Reserved shares for services	-	-	-	-	-	-	-	-	-	-	-	32,801	-	32,801
Options and warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	21,645	-	21,645
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(6,011,970)	(6,011,970)

Balance - June 30, 2018	2,811,955	2,811	9,575,805	-	-	-	-	-	-	14,719,744	14,720	50,939,297	(71,201,322)	(10,668,689)

Stock issued for:
Settlement of debt	-	-	-	-	-	-	-	-	-	74,558,393	74,558	2,789,922	-	2,864,480
Conversion of preferred stock into common stock	(41,016)	(41)	(77,671)	-	-	-	-	-	-	51,270	51	77,661	-	-
Restricted units vested	-	-	-	-	-	-	-	-	-	77,500	78	(78)	-	-
Reserved shares for services	-	-	-	-	-	-	-	-	-	-	-	19,514	-	19,514
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(26,912,414)	(26,912,414)

Balance - September 30, 2018	2,770,939	2,770	9,498,134	-	-	-	-	-	-	89,406,907	89,407	53,826,316	(98,113,736)	(34,697,109)

Stock issued for:
Cash	-	-	-	110,000	110	54,890	-	-	-	17,078,500	17,078	666,062	-	738,140
Settlement of debt	-	-	-	2,995,755	2,996	1,542,078	-	-	-	48,827,137	48,827	2,346,420	-	3,940,321
Accounts payable and accrued expenses	-	-	-	200,000	200	279,800	-	-	-	7,782,820	7,783	1,377,513	-	1,665,296
Conversion of preferred stock into common stock	(218,297)	(217)	(627,508)	-	-	-	-	-	-	272,872	273	627,452	-	-
Restricted units vested	-	-	-	-	-	-	-	-	-	77,500	78	(78)	-	-
Reserved shares for services	-	-	-	-	-	-	-	-	-	-	-	8,779	-	8,779
Options and warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	1,279,675	-	1,279,675
Net income for the period	-	-	-	-	-	-	-	-	-	-	-	-	26,122,724	26,122,724

Balance - December 31, 2018	2,552,642	2,553	8,870,626	3,305,755	3,306	1,876,768	-	-	-	163,445,736	163,446	60,132,139	(71,991,012)	(942,174)

Stock issued for:
Cash	-	-	-	100,000	100	49,900	-	-	-	1,250,000	1,250	48,750	-	100,000
Conversion of preferred stock into common stock	-	-	-	(524,218)	(524)	(209,163)	-	-	-	6,552,725	6,553	203,134	-	-
Conversion of Series B Preferred into Series C Preferred	-	-	-	(821,292)	(821)	(674,457)	821,292	821	674,457	-	-	-	-	-
Warrants issued with notes payable (discount)	-	-	-	-	-	-	-	-	-	-	-	28,721	-	28,721
Options and warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	3,792	-	3,792
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(236,382)	(236,382)

Balance - March 31, 2019	2,552,642	2,553	8,870,626	2,060,245	2,061	1,043,048	821,292	821	674,457	171,248,461	171,249	60,416,536	(72,227,394)	(1,046,043)

Conversion of preferred stock into common stock	-	-	-	(517,000)	(517)	(206,283)	-	-	-	6,462,500	6,462	200,338	-	-
Adjustment for fractional shares in reverse split	-	-	-	-	-	-	-	-	-	(140)	-	-	-	-
Warrants issued with notes payable (discount)	-	-	-	-	-	-	-	-	-	-	-	12,592	-	12,592
Options and warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	2,176	-	2,176
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(200,305)	(200,305)

Balance - June 30, 2019	2,552,642	2,553	8,870,626	1,543,245	1,544	836,765	821,292	821	674,457	177,710,821	177,711	60,631,642	(72,427,699)	(1,231,580)

Stock issued for:
Accounts payable	-	-	-	-	-	-	-	-	-	562,500	563	21,937	-	22,500
Services	-	-	-	-	-	-	-	-	-	312,500	312	12,188	-	12,500
Warrants issued with notes payable (discount)	-	-	-	-	-	-	-	-	-	-	-	95,437	-	95,437
Warrants issued for extension of notes payable	-	-	-	-	-	-	-	-	-	-	-	25,656	-	25,656
Options issued for settlement of accounts payable	-	-	-	-	-	-	-	-	-	-	-	33,829	-	33,829
Options and warrants issued for services	-	-	-	-	-	-	-	-	-	-	-	457,949	-	457,949
BCF recognized on convertible notes	-	-	-	-	-	-	-	-	-	-	-	59,957	-	59,957
Net loss for the period	-	-	-	-	-	-	-	-	-	-	-	-	(669,372)	(669,372)

Balance - September 30, 2019	2,552,642	$2,553	$8,870,626	1,543,245	$1,544	$836,765	821,292	$821	$674,457	178,585,821	$178,586	$61,338,595	$(73,097,071)	$(1,193,124)

The accompanying notes are an integral part of these condensed financial statements.

F-4

VIVOS INC

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

	2019	2018
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(1,106,059)	$(33,825,569)
Adjustments to reconcile net loss to net cash used in operating activities
Amortization of convertible debt discount	66,969	791,937
Amortization of BCF discount	16,327	-
Common stock issued for services	12,500	449
Stock options and warrants for services	489,573	45,400
Reserved stock units issued for services	-	104,410
Derivatives recorded as loan fees	-	4,636,517
(Gain) on debt extinguishment	-	(526,222)
Forgiveness of debt	(34,106)	-
Loss of derivative liability	-	27,976,982
Changes in assets and liabilities
Prepaid expenses and other assets	(27,528)	(4,351)
Accounts payable and accrued expenses	(101,620)	239,596
Accounts payable and accrued expenses from related party	15,100	(9,955)
Payroll liabilities	68,549	204,550
Accrued interest	16,339	198,448
Total adjustments	522,103	33,657,761

Net cash used in operating activities	(583,956)	(167,808)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from promissory notes	450,000	-
Proceeds from related party notes payable	187,000	-
Proceeds from sale of preferred stock	50,000	-
Proceeds from sale of common stock	50,000	-
Proceeds from convertible debt	-	50,000
Proceeds from promissory notes - related party, net of repayments	-	109,491
Net cash provided by financing activities	737,000	159,491

NET INCREASE (DECREASE) IN CASH	153,044	(8,317)

CASH - BEGINNING OF PERIOD	5,494	8,317

CASH - END OF PERIOD	$158,538	$-

CASH PAID DURING THE PERIOD FOR:
Interest expense	$4,000	$-

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of preferred stock into common stock	$416,487	$4,050,654
Conversion of convertible preferred B into convertible preferred C	$675,278	$-
Recognition of debt discount at inception of notes payable	$136,750	$-
Recognition of BCF discount at inception of notes payable	$59,957	$-
Common stock issued in settlement of accounts payable	$22,500	$-
Stock options issued in settlement of accounts payable	$33,829	$-
Vesting of restricted stock units	$-	$1,860
Reclassification of shareholder advances to convertible notes payable	$15,000	$32,279
Conversion of notes payable and accrued interest into common stock	$-	$3,240,661

The accompanying notes are an integral part of these condensed financial statements.

F-5

Vivos Inc.

Notes to Condensed Financial Statements

(Unaudited)

NOTE 1: BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed financial statements of Vivos Inc. (the “Company”) have been prepared without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures required by accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These condensed financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations of the Company for the period presented. The results of operations for the nine months ended September 30, 2019, are not necessarily indicative of the results that may be expected for any future period or the fiscal year ending December 31, 2019 and should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on March 25, 2019.

Effective June 28, 2019, FINRA approved the Company’s reverse 1 for 8 stock-split. The reverse stock split will enable the Company to issue additional shares now that there is availability to do so. All share and per-share figures herein have been restated to take effect for this reverse stock-split.

In April of 2017, the Company filed a Certificate of Merger with the Delaware Division of Corporations in order to merge the Company’s wholly-owned subsidiary, IsoPet Solutions Corporation, with and into the Company. The Company therefore no longer prepares Consolidated Financial Statements.

The Company is a radiation oncology medical device company engaged in the development of its yttrium-90 based brachytherapy device RadioGel™ for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists and engineers, collaborating with strategic partners, including national laboratories, universities and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

The Company’s current focus is on the development of its RadioGel™ device. RadioGel™ is an injectable particle-gel, for brachytherapy radiation treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small, one micron, yttrium-90 phosphate particles (“Y-90”). Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactively drops to 5% of its original value after ten days.

The Company’s lead brachytherapy products, including RadioGel™, incorporate patented technology developed for Battelle Memorial Institute (“Battelle”) at Pacific Northwest National Laboratory, a leading research institute for government and commercial customers. Battelle has granted the Company an exclusive license to patents covering the manufacturing, processing and applications of RadioGel™ (the “Battelle License”). Other intellectual property protection includes proprietary production processes and trademark protection in 17 countries. The Company plans to continue efforts to develop new refinements on the production process, and the product and application hardware, as a basis for future patents.

The Company is currently focusing on obtaining approval from the Food and Drug Administration (“FDA”) to market and sell RadioGel™ as a Class II medical device. The Company first requested FDA approval of RadioGel™ in June 2013, at which time the FDA classified RadioGel™ as a medical device. The Company then followed with a 510(k) submission which the FDA responded, in turn, with a request for a physician letter of substantial equivalence and a reformatted 510(k) summary, which the Company provided in January 2014.

F-6

In February 2014, the FDA ruled the device as not substantially equivalent due to a lack of a predicate device and it was therefore classified as a Class III device. Class III devices are generally the highest risk devices and are therefore subject to the highest level of regulatory review, control and oversight. Class III devices must typically be approved by the FDA before they are marketed. Class II devices represent lower risk devices than Class III and require fewer regulatory controls to provide reasonable assurance of the device’s safety and effectiveness. In contrast, Class I devices are deemed to be lower risk than Class II or III and are therefore subject to the least regulatory controls.

The Company is currently developing test plans to address issues raised by the FDA in connection with the Company’s previous submissions regarding RadioGel™, including developing specific test plans and specific indication of use. The Company intends to request that the FDA grant approval to re-apply for de novo classification of RadioGel™, which would reclassify the device from a Class III device to a Class II device, further simplifying the path to FDA approval. In the event the FDA denies the Company’s application and subsequently determines during the de novo review that RadioGel™ cannot be classified as a Class I or Class I1 device, the Company will then need to submit a pre-market approval application to obtain the necessary regulatory approval as a Class III device. See also Business – Regulatory History in Part I of the Annual Report on Form 10-K (“Annual Report”) for a discussion regarding the Company’s application for FDA approval of RadioGel™.

IsoPet Solutions

The Company’s IsoPet Solutions division was established in May 2016 to focus on the veterinary oncology market, namely engagement of university veterinarian hospital to develop the detailed therapy procedures to treat animal tumors and ultimately use of the technology in private clinics. The Company has worked with three different university veterinarian hospitals on IsoPet® testing and therapy. Washington State University treated five cats for feline sarcoma and served to develop the procedures which are incorporated in our label. They concluded that the product was safe and effective in killing cancer cells. Colorado State University demonstrated the CT and PET-CT imaging of IsoPet®. A contract was signed with University of Missouri to treat canine sarcomas and equine sarcoids starting in November 2017. To date, five dogs, representing six therapies (one repeat therapy), have been treated with IsoPet® at the University of Missouri. In addition, five cats have been treated at Washington State University and one cat at Vista which resulted in revenue of $8,000 (see below) at Vista.

The dogs were treated for canine soft tissue sarcoma. Response evaluation criteria in solid tumors (“RECIST”) is a set of published rules that define when tumors in cancer patients improve (respond), stay the same (stabilize), or worsen (progress) during treatment. The criteria were published by an international collaboration including the European Organisation for Research and Treatment of Cancer (EORTC), National Cancer Institute of the United States, and the National Cancer Institute of Canada Clinical Trials Group. The principal investigator from the University of Missouri rated the tumor as CR, Complete Response, after three months. This RECIST rating means that the tumor was completely eliminated by the IsoPet® therapy.

The Company anticipates that future profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the U.S. and internationally. The Company intends to report the results from the IsoPet® Solutions division as a separate operating segment in accordance with GAAP.

On July 10, 2019, the Company recognized its first commercial sale of IsoPet®. A doctor brought his cat with a re-occurrent spindle cell sarcoma tumor on his face. The cat had previously received external beam therapy, but now the tumor was growing rapidly. He was given a high dose of 400Gy with heavy therapy at the margins. This sale of $8,000 met the revenue recognition requirements under ASC 606 as the performance obligation was satisfied.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates the Company considers include criteria for stock-based compensation expense, and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

F-7

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these financial statements so as to conform to current period classifications.

Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory is reported at the lower of cost or market, determined using the first-in, first-out basis, or net realizable value. All inventories consisted of finished goods. The Company has no inventory for the nine-months ended September 30, 2019 and for the year ended December 31, 2018.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2019 and December 31, 2018, the balances reported for cash, prepaid expenses, accounts receivable, accounts payable, and accrued expenses, approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification (“ASC”) Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures certain financial instruments including options and warrants issued during the period at fair value on a recurring basis.

Derivative Liabilities and Beneficial Conversion Feature

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard and Accounting Standards Update 2017-11, which was adopted by the Company effective January 1, 2018. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings.

F-8

The result of this accounting treatment is that the fair value of the derivative instrument is marked-to-market each balance sheet date and with the change in fair value recognized in the statement of operations as other income or expense.

Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation than that the related fair value is removed from the books. Gains or losses on debt extinguishment are recognized in the statement of operations upon conversion, exercise or cancellation of a derivative instrument after any shares issued in such a transaction are recorded at market value.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Instruments that become a derivative after inception are recognized as a derivative on the date they become a derivative with the offsetting entry recorded in earnings.

The Company determines the fair value of derivative instruments and hybrid instruments, considering all of the rights and obligations of each instrument, based on available market data using a binomial model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk-free rates) necessary to fair value these instruments. For instruments in default with no remaining time to maturity the Company uses a one-year term for their years to maturity estimate unless a sooner conversion date can be estimated or is known. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock.

The Company accounts for the beneficial conversion feature on its convertible instruments in accordance with ASC 470-20. The Beneficial Conversion Feature (“BCF”) is normally characterized as the convertible portion or feature that provides a rate of conversion that is below market value or in the money when issued. The Company records a BCF when these criteria exist, when issued. BCFs that are contingent upon the occurrence of a future event are recorded when the contingency is resolved.

To determine the effective conversion price, the Company first allocates the proceeds received to the convertible instrument, and then use those allocated proceeds to determine the effective conversion price. The intrinsic value of the conversion option should be measured using the effective conversion price for the convertible instrument on the proceeds allocated to that instrument.

The accounting for a BCF requires that the BCF be recognized by allocating the intrinsic value of the conversion option to additional paid in capital, resulting in a discount to the convertible instrument. This discount should be accreted from the date on which the BCF is first recognized through the earliest conversion date for instruments that do not have a stated redemption date.

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. Production equipment with a cost of $2,500 or greater and other fixed assets with a cost of $1,500 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Depreciation is computed using the straight-line method over the following estimated useful lives:

Production equipment:	3 to 7 years
Office equipment:	2 to 5 years
Furniture and fixtures:	2 to 5 years

F-9

Leasehold improvements and capital lease assets are amortized over the shorter of the life of the lease or the estimated life of the asset.

Management of the Company reviews the net carrying value of all of its equipment on an asset by asset basis whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. These reviews consider the net realizable value of each asset, as measured in accordance with the preceding paragraph, to determine whether impairment in value has occurred, and the need for any asset impairment write-down.

License Fees

License fees are stated at cost, less accumulated amortization. Amortization of license fees is computed using the straight-line method over the estimated economic useful life of the assets.

Effective March 2012, the Company entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of its patented RadioGel™ technology. This license agreement originally called for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013. The license agreement was most recently amended on December 20, 2018, and pursuant to the amendment the maintenance fee schedule was updated for minimum royalties, as well as the increase in royalties from one percent (1%) to two percent (2%), then on October 8, 2019 to reduce the fee back to one percent (1%).

Future minimum royalties for the years ended December 31 are noted below:

Calendar Year	Minimum Royalties per Calendar Year
2019	$10,000
2020	10,000
2021	10,000
2022	4,000
Total	$34,000

The Company periodically reviews the carrying values of capitalized license fees and any impairments are recognized when the expected future operating cash flows to be derived from such assets are less than their carrying value.

The Company entered into a Letter Amendment #2 with Battelle Memorial Institute on December 20, 2018. as a result of this Amendment, the Company has agreed to revised terms regarding the license fee as indicated in the chart above. $10,000 of this fee due within 1 year relates to the 2018 license fee which was paid in January 2019. The Company also agreed to change the royalty fee on net sales back to 1% on October 8, 2019.

Patents and Intellectual Property

While patents are being developed or pending, they are not being amortized. Management has determined that the economic life of the patents to be ten years and amortization, over such 10-year period and on a straight-line basis will begin once the patents have been issued and the Company begins utilization of the patents through production and sales, resulting in revenues.

The Company evaluates the recoverability of intangible assets, including patents and intellectual property on a continual basis. Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

There have been no such capitalized costs in the nine-months ended September 30, 2019 and 2018, respectively. However, a patent was filed on July 1, 2019 (No. 1811.191) filed by Michael Korenko and David Swanberg and assigned to the Company based on the Company’s proprietary particle manufacturing process. The timing of this filing was important given the Company’s plans to make IsoPet® commercially available, which it did on or about July 9, 2019. This additional patent protection will strengthen the Company’s competitive position. It is the Company’s intention to further extend this patent protection to several key countries within one year, as permitted under international patent laws and treaties.

F-10

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows.

Income from Grants and Deferred Income

Government grants are recognized when all conditions of such grants are fulfilled or there is reasonable assurance that they will be fulfilled. The Company has chosen to recognize income from grants as it incurs costs associated with those grants, and until such time as it recognizes the grant as income those funds received will be classified as deferred income on the balance sheet.

On December 22, 2017, the Company received notification that Washington State University awarded it $17,500 of grant funds from the sub-award project entitled “Optimized Injectable Radiogels for High-dose Therapy of Non-Resectable Solid Tumors”. The Company received the $17,500 of the grant award in the nine-months ended September 30, 2018.

Loss Per Share

The Company accounts for its loss per common share by replacing primary and fully diluted earnings per share with basic and diluted earnings per share. Basic loss per share is computed by dividing loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period, and does not include the impact of any potentially dilutive common stock equivalents since the impact would be anti-dilutive. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. For the given periods of loss, of the periods ended in the nine and three months ended September 30, 2019 and 2018, the basic earnings per share equals the diluted earnings per share.

The following represent common stock equivalents that could be dilutive in the future as of September 30, 2019 and December 31, 2018, which include the following:

	September 30, 2019	December 31, 2018
Convertible debt	9,465,196	17,594
Preferred stock	32,747,515	44,512,740
Common stock options	34,154,271	11,318,021
Common stock warrants	30,161,847	23,052,472
Total potential dilutive securities	106,528,829	78,900,827

F-11

Research and Development Costs

Research and developments costs, including salaries, research materials, administrative expenses and contractor fees, are charged to operations as incurred. The cost of equipment used in research and development activities which has alternative uses is capitalized as part of fixed assets and not treated as an expense in the period acquired. Depreciation of capitalized equipment used to perform research and development is classified as research and development expense in the year computed.

The Company incurred $62,194 and $77,035 research and development costs for the nine-months ended September 30, 2019, and 2018, respectively, all of which were recorded in the Company’s operating expenses noted on the statements of operations for the three and nine months then ended.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. There were no tradeshow expenses incurred and not expensed for the nine-months ended September 30, 2019 and 2018, respectively. During the nine-months ended September 30, 2019 and 2018, the Company incurred $0 and $13,700, respectively, in advertising and marketing costs.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of materials.

Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. See Note 9 – Legal Matters for description of lawsuit filed against the Company on January 28, 2019. In addition, the Company has entered into various agreements that require them to pay certain fees to consultants and/or employees that have been fully accrued for as of September 30, 2019 and 2018.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

The Company files income tax returns in the U.S. federal jurisdiction. The Company did not have any tax expense for the nine-months ended September 30, 2019 and 2018. The Company did not have any deferred tax liability or asset on its balance sheet on September 30, 2019 and December 31, 2018.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company’s financial statements. For the nine-months ended September 30, 2019 and 2018, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduces the U.S. federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred and creates new taxes on certain foreign sourced earnings.

F-12

These amounts are provisional and subject to change. The most significant impact of the legislation for the Company was a $3,300,000 reduction of the value of net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate from 35% to 21%. The Act also includes a requirement to pay a one-time transition tax on the cumulative value of earnings and profits that were previously not repatriated for U.S. income tax purposes. The Company has no earnings and profits that were previously not repatriated for U.S. income tax purposes.

Stock-Based Compensation

The Company recognizes compensation costs to employees under FASB ASC Topic 718, Compensation – Stock Compensation. Under FASB ASC Topic. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

In May 2017, the FASB issued ASU 2017-09, “Compensation - Stock Compensation.” The update provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC Topic 718. An entity shall account for the effects of a modification described in ASC paragraphs 718-20-35-3 through 35-9, unless all the following are met: (1) The fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified; (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The provisions of this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2017. The Company’s adoption of this guidance on January 1, 2018 did not have a material impact on the Company’s results of operations, financial position and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The adoption of this standard did not have a material impact on its financial statements.

Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which eliminates Step 2 from the goodwill impairment test. When an indication of impairment was identified after performing the first step of the goodwill impairment test, Step 2 required that an entity determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) using the same procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Under the amendments in ASU No. 2017-04, an entity would perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying value. An entity would recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value.

In addition, an entity must consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. A public business entity that is a SEC filer should adopt the amendments in ASU No. 2017-04 for its annual, or any interim, good will impairment tests in fiscal years beginning after December 15, 2019. The Company does not believe the guidance will have a material impact on its financial statements.

F-13

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements, and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company does not believe the guidance will have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. Research and development of the Company’s brachytherapy product line has been funded with proceeds from the sale of equity and debt securities as well as a series of grants.

The Company requires funding of approximately $2.3 million annually to maintain current operating activities. Over the next 12 to 24 months, the Company believes it will cost approximately $5.0 million to $10.0 million to: (1) fund the FDA approval process and initial deployment of the brachytherapy products, and (2) initiate regulatory approval processes outside of the United States. The continued deployment of the brachytherapy products and a worldwide regulatory approval effort will require additional resources and personnel. The principal variables in the timing and amount of spending for the brachytherapy products in the next 12 to 24 months will be the FDA’s classification of the Company’s brachytherapy products as Class II or Class III devices (or otherwise) and any requirements for additional studies which may possibly include clinical studies. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements or additional capital raises.

Following receipt of required regulatory approvals and financing, in the U.S., the Company intends to outsource material aspects of manufacturing, distribution, sales and marketing. Outside of the U.S., the Company intends to pursue licensing arrangements and/or partnerships to facilitate its global commercialization strategy.

In the longer-term, subject to the Company receiving adequate funding, regulatory approval for RadioGel™ and other brachytherapy products, and thereafter being able to successfully commercialize its brachytherapy products, the Company intends to consider resuming research efforts with respect to other products and technologies intended to help improve the diagnosis and treatment of cancer and other illnesses.

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the implementation of its business strategy and may not be able to continue operations.

The Company has completed its reverse stock split which was approved by FINRA and went effective on June 28, 2019 which will enable them to begin the process of raising capital through their Regulation A+ which was filed with the Securities and Exchange Commission (“SEC”) now that the Company has available authorized shares to issue and is currently pending approval.

F-14

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: FIXED ASSETS

Fixed assets consist of the following at September 30, 2019 (unaudited) and December 31, 2018:

	September 30, 2019	December 31, 2018
Production equipment	$-	$15,182
Less accumulated depreciation	(-)	(15,182)
	$-	$-

There is no depreciation expense for the above fixed assets for the nine months ended September 30, 2019 and 2018, respectively. In June 2019, the Company sold the one piece of equipment still held for $0. The basis of this piece of equipment was also $0, resulting in no gain or loss on the sale.

NOTE 4: RELATED PARTY TRANSACTIONS

Related Party Convertible Notes Payable

As of September 30, 2019 (unaudited) and December 31, 2018, the Company had the following related party convertible notes outstanding:

	September 30, 2019		December 31, 2018
	Principal	Accrued Interest	Principal	Accrued Interest
September 2019 $15,000 Note, 8% interest, due January 2020	$15,000	$36	$-	$-
Other related party notes	-	1,054	-	1,054
March 2017 $332,195 Note, 10% interest, due May 2017	-	-	-	-
Total Convertible Notes Payable, Net	$15,000	$1,090	$-	$1,054
Less: Debt Discount	(3,525)	-	-	-
	$11,475	$1,090	$-	$1,054

In March 2017, the Company combined Outstanding Notes owed to a director and major stockholder, along with $51,576 of accrued interest payable, into one promissory note (the “Related Party Note”). The Related Party Note accrues interest at a rate of 10% and was due and payable on December 31, 2017. The note holder agreed to an extension of the due date until May 9, 2018. On August 9, 2018 the Company entered into a Path Forward and Restructuring Agreement whereby this Convertible Note would convert at a conversion price of $0.032 per share concurrently with a funding of at least $500,000 (the “Qualified Financing”). The Qualified Financing occurred on October 10, 2018 at which time this note was fully converted into 6,250,000 shares of Company common stock, 385,302 Series B Convertible Preferred shares of the Company, and 5,533,138 warrants that are exercisable into common shares with an exercise price of $0.08. The Company valued this transaction at a price of $0.104 per share as the conversion occurred October 19, 2018 upon board approval.

The Company has outstanding accrued interest in the amount of $1,054 from old related party notes that the principal had been paid off in full.

F-15

The Company from time to time receives non-interest bearing advancers from its Chief Executive Officer that are due on demand. During the nine months ended September 30, 2019, the Company received $20,000 in advances and repaid $5,000 of these and had $15,000 outstanding at September 24, 2019. On September 24, 2019, these advances were converted into a convertible note at 8% interest which matures January 15, 2020. Interest on this note for the period ended September 30, 2019 amounted to $36, and this amount is accrued at September 30, 2019. The Chief Executive Officer received 150,000 warrants when the advances were converted into this convertible note payable. The Company recognized a discount on the convertible note of $3,721 as a result of the warrants which are being amortized over the life of the note through January 15, 2020.

Interest expense for the nine-months ended September 30, 2019 and 2018 on the related party convertible notes payable amounted to $36 and $28,704, respectively.

Related Party Notes Payable

As of September 30, 2019 (unaudited) and December 31, 2018, the Company had the following related party notes outstanding:

	September 30, 2019		December 31, 2018
	Principal	Accrued Interest	Principal	Accrued Interest
January 2019 $60,000 Note, 8% interest, due January 2020	$60,000	$3,266	$-	$-
March 2019 $48,000 Note, 8% interest, due March 2020	48,000	1,962	-	-
April 2019 $29,000 Note, 8% interest, due April 2020	29,000	976	-	-
July 2019 $50,000 Note 8% interest, due July 2020	50,000	951	-	-
Total Related Party Notes Payable, Net	$187,000	$7,155	$-	$-

F-16

On January 24, 2019 the Company entered into a note payable with a trust related to one of the Company’s directors in the amount of $60,000. The note is for a one-year period maturing January 24, 2020 and bears interest at an annual rate of 8.00%. On March 27, 2019 the Company entered into a note payable with a trust related to one of our directors in the amount of $48,000. The note is for a one-year period maturing March 27, 2020 and bears interest at an annual rate of 8%. On April 29, 2019 the Company entered into a note payable with a trust related to one of our directors in the amount of $29,000. On July 5, 2019 the Company entered into a note payable with a trust related to one of our directors in the amount of $50,000. The note is for a one-year period maturing July 5, 2020 and bears interest at an annual rate of 8%. Interest expense for these notes for the nine-months ended September 30, 2019 and accrued interest at September 30, 2019 is $7,155.

Related Party Payables

The Company periodically receives advances for operating funds from related parties or has related parties make payments on the Company’s behalf. As a result of these activities the Company had related party payables of $38,710 and $38,610 as of September 30, 2019 (unaudited) and December 31, 2018, respectively.

Preferred and Common Shares Issued to Officers and Directors

During 2018, the Company issued 4,832,820 shares of common stock and warrants to purchase shares of common stock totaling 2,416,410 in settlement of accrued compensation valued at $541,276. The warrants were valued at $238,973 and the Company reflected $586,936 as a loss on conversion of debt.

During 2018, the Company issued 450,000 shares of common stock in settlement of accounts payable and notes payable valued at $50,400. The Company granted 225,000 warrants in connection with this transaction and recognized a loss of $35,400 in accordance with this settlement.

NOTE 5: CONVERTIBLE NOTES PAYABLE

As of September 30, 2019 (unaudited) and December 31, 2018, the Company had the following convertible notes outstanding:

	September 30, 2019		December 31, 2018
	Principal	Accrued Interest	Principal	Accrued Interest
July and August 2012 $1,060,000 Notes convertible into common stock at $4.60 per share, 12% interest, due December 2013 and January 2014	$45,000	$38,631	$45,000	34,603
May through October 2015 $605,000 Notes convertible into preferred stock at $1 per share, 8-10% interest, due September 30, 2015	-	17,341	-	17,341
October through December 2015 $613,000 Notes convertible into preferred stock at $1 per share, 8% interest, due June 30, 2016, net of debt discount of $0 and $560,913, respectively	-	5,953	-	5,953
January through March 2016 $345,000 Notes convertible into preferred stock at $1 per share, 8% interest, due June 30, 2016	-	696	-	696
May 2019 $60,000 Note convertible into common shares at $0.04 per share, 8% interest, due October 30, 2019	60,000	1,600	-	-
July 2019 $50,000 Note convertible into common shares at $0.04 per share, 8% interest, due January 15, 2020	50,000	874	-	-
September 2019 $50,000 Note convertible into common shares at $0.04 per share, 8% interest, due January 15, 2020	50,000	230	-	-
September 2019 $38,000 Note convertible into common shares at $0.04 per share, 8% interest, due January 15, 2020	38,000	174	-	-
September 2019 $25,000 Note convertible into common shares at $0.04 per share, 8% interest, due January 15, 2020	25,000	109	-	-
September 2019 $50,000 Note convertible into common shares at $0.04 per share, 8% interest, due January 15, 2020	50,000	208	-	-
September 2019 $50,000 Note convertible into common shares at $0.04 per share, 8% interest, due January 15, 2020	50,000	197	-	-
September 2019 $37,000 Note convertible into common shares at $0.04 per share, 8% interest, due January 15, 2020	37,000	89	-	-

Penalties on notes in default	10,166	-	8,824	-
Total Convertible Notes Payable, Net	$415,166	$66,102	$53,824	$58,593
Less: Original Issue Discount	(1,970)	-	-	-
Less: BCF Discount	(43,630)	-	-	-
Less: Debt Discount	(74,739)	-	-	-
	$294,827	$66,102	$53,824	$58,593

F-17

Interest expense for the nine-months ended September 30, 2019 and 2018 on the convertible notes payable amounted to $7,509 and $100,826, respectively.

The May 2017 notes totaling $3,136,506, $2,419,240 after debt discounts, had a December 2017 due date which was extended to May 2018.

The November 2017 Note totaling $166,666, $92,004 after debt discount, included an Investor’s Put Option whereby if the Company’s stock was not listed on the Nasdaq or NYSE by January 31, 2018, the lender had the right to require the Company to repurchase the Note at any time after January 31, 2018 in an amount equal to 130% of the sum of the Principal plus all accrued and unpaid interest. The Investor issued notice February 2, 2018 exercising it’s Put Option and requiring the Company repurchase the Note on April 19, 2018 in the aggregate amount of $228,332. The investor may elect to cancel the repurchase notice at any time prior to receiving the repurchase payment.

On October 10, 2018, the Company successfully completed the terms of the Path Forward Agreements, resulting in the automatic conversion of the outstanding balance due under certain outstanding convertible secured debentures and convertible promissory, amounting to an aggregate of $2,253,538, into an aggregate of 37,792,407 shares of Company common stock and 2,610,453 shares of Series B Convertible Preferred at a fixed conversion price of $0.032 per share. These shares were subject to a restriction on any sales below $0.16 through December 31, 2018 and will have volume limitations on any sales below $0.08 during the first six months of 2019.

The Company entered into a convertible note in the amount of $50,000 in July 2018 with an interest rate of 8%. This note was convertible upon a Company capital raise of at least $500,000. On October 30, 2018, the Company converted this note into 1,500,000 shares of common stock at a conversion rate of $0.112 (total of $60,000 which includes $10,000 of interest and other costs) and recognized a loss on extinguishment of $108,916 on this conversion.

The Company entered into a $50,000 convertible promissory note dated May 31, 2019, that matures October 30, 2019. The convertible promissory note bears interest at a rate of 8%, The convertible promissory note is convertible into shares of common stock at a price of $0.032 per share. Upon the closing of an equity financing pursuant to an effective registration statement with gross proceeds to the Company totaling at least $250,000 exclusive of any exchanges (“Qualified Financing”), the outstanding principal amount of this convertible promissory note together with all accrued and unpaid interest shall be exchanged into such securities as are issued in the Qualified Financing at a rate of 1.20. Upon an exchange, the Payee shall be granted all rights afforded to an investor in the Qualified Financing. The $10,000 contingent exchange amount is classified as original issue discount and will be amortized over the life of the convertible promissory note. The convertible promissory noteholder received 625,000 warrants at an exercise price of $0.04 per share, that have a term of two years. The warrants were valued at $12,592 and represent a debt discount, which will be amortized over the life of the convertible promissory note.

The Company entered into $300,000 in convertible promissory note in July and September 2019, that mature January 15, 2020. The convertible promissory notes bear interest at a rate of 8%, The convertible promissory notes are convertible into shares of common stock at a price of $0.04 per share. Upon the closing of an equity financing pursuant to an effective registration statement with gross proceeds to the Company totaling at least $250,000 exclusive of any exchanges (“Qualified Financing”), the outstanding principal amount of this convertible promissory notes together with all accrued and unpaid interest shall be exchanged into such securities as are issued in the Qualified Financing at a rate of 1.20. Upon an exchange, the Payee shall be granted all rights afforded to an investor in the Qualified Financing. The convertible promissory noteholders received 3,000,000 warrants at an exercise price ranging between $0.06 and $0.08 per share, that have a term of two years. The warrants were valued at $91,716 and represent a debt discount, which will be amortized over the life of the convertible promissory notes. In addition, the Company recognized a beneficial conversion feature discount to the notes of $59,957 that is being amortized over the life of the notes. For the period ended September 30, 2019, the Company recognized $16,327 in amortization of the BCF discount.

F-18

NOTE 6: PROMISSORY NOTES PAYABLE

As of September 30, 2019 (unaudited) and December 31, 2018, the Company had the following promissory notes outstanding:

	September 30, 2019		December 31, 2018
	Principal (net)	Accrued Interest	Principal (net)	Accrued Interest
February 2019, two promissory notes for $50,000 each (total of $100,000), maturing August 2019, extended to February 2020, at 8.00% interest (originally) and now 15% interest	$100,000	$1,640	$-	-
Debt discount	(-)	-	-	-
Total Promissory Notes Payable, Net	$100,000	$1,640	$-	$-

The Company issued two separate promissory notes on February 20, 2019 at $50,000 each (total of $100,000) that mature on August 20, 2019 and accrue interest at 8.00% per annum. Interest expense for the six-months ended June 30, 2019 on the promissory notes and accrued at June 30, 2019 amounted to $2,842. In connection with the promissory notes, the Company issued warrants to purchase 1,250,000 shares of common stock. The Company recorded the relative fair value of the warrants as a debt discount of $28,721 and amortized the discount over the life of the note (6 months). Amortization of debt discount for the nine-months ended September 30, 2019 was $28,721 and is recorded as interest expense on the statement of operations for the nine-months ended September 30, 2019.

On August 20, 2019, the two noteholders agreed to extend these notes another six-months and the notes now mature February 20, 2020. In consideration for the extension, the note holders will receive 750,000 warrants (375,000 each) and the interest rate on the notes increased from 8% to 15% per annum. The accrued interest at August 20, 2019 of $4,000 was paid to the note holders.

NOTE 7: STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 950,000,000 shares of common stock authorized, with a par value of $0.001, and as of September 30, 2019 and December 31, 2018, the Company has 178,585,821 and 163,445,736 shares issued and outstanding, respectively.

On March 28, 2019, the Company’s board of directors approved a reverse 1-for-8 stock split, and a decrease in the authorized shares from 2,000,000,000 to 950,000,000. The reverse stock split went effective by FINRA on June 28, 2019.

Preferred Stock

As of September 30, 2019 and December 31, 2018, the Company has 20,000,000 shares of Preferred stock authorized with a par value of $0.001. The Company’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

On October 8, 2018 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series B Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

F-19

On March 27, 2019 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series C Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

Series A Convertible Preferred Stock (“Series A Convertible Preferred”)

In June 2015, the Series A Certificate of Designation was filed with the Delaware Secretary of State to designate 2.5 million shares of our preferred stock as Series A Convertible Preferred. Effective March 31, 2016, the Company amended the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred of the Registrant, increasing the maximum number of shares of Series A Convertible Preferred from 2,500,000 shares to 5,000,000 shares. The following summarizes the current rights and preferences of the Series A Convertible Preferred:

Liquidation Preference. The Series A Convertible Preferred has a liquidation preference of $5.00 per share.

Dividends. Shares of Series A Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series A Certificate of Designation, each share of Series A Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series A Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series A Certificate of Designation), currently $4.00.

In the event the Company completes an equity or equity-based public offering, registered with the SEC, resulting in gross proceeds to the Company totaling at least $5.0 million, all issued and outstanding shares of Series A Convertible Preferred at that time will automatically convert into Series A Conversion Shares.

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Convertible Preferred in cash at a price per share of Series A Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series A Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of five (5) votes for every Series A Conversion Share issuable upon conversion of such holder’s outstanding shares of Series A Convertible Preferred. However, the Series A Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series A Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

F-20

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series A Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series A Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series B Convertible Preferred Stock (“Series B Convertible Preferred”)

In October 2018, the Series B Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series B Convertible Preferred. The following summarizes the current rights and preferences of the Series B Convertible Preferred:

Liquidation Preference. The Series B Convertible Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series B Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series B Certificate of Designation, each share of Series B Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series B Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series B Certificate of Designation), currently $0.08.

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Convertible Preferred in cash at a price per share of Series B Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series B Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of two (2) votes for every Series B Conversion Share issuable upon conversion of such holder’s outstanding shares of Series B Convertible Preferred. However, the Series B Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series B Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series B Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series B Convertible Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series B Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

F-21

Series C Convertible Preferred Stock (“Series C Convertible Preferred”)

In March 2019, the Series C Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series C Convertible Preferred. The following summarizes the current rights and preferences of the Series C Convertible Preferred:

Liquidation Preference. The Series C Convertible Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series C Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series C Certificate of Designation, each share of Series C Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series C Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series C Certificate of Designation), currently $0.08.

The Series C Convertible Preferred will only be convertible at any time after the date that the Company shall have amended its Certificate of Incorporation to increase the number of shares of common stock authorized for issuance thereunder or effect a reverse stock split of the outstanding shares of common stock by a sufficient amount to permit the conversion of all Series C Convertible Preferred into shares of common stock (“Authorized Share Approval”) (such date, the “Initial Convertibility Date”), each share of Series C Convertible Preferred shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock on the terms and conditions set forth in the Series C Certificate of Designation under the definition “Conversion Rights”.

Redemption. Subject to certain conditions set forth in the Series C Certificate of Designation, in the event of a Change of Control (defined in the Series C Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series C Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Convertible Preferred in cash at a price per share of Series C Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series C Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of thirty-two (32) votes for every Series C Conversion Share issuable upon conversion of such holder’s outstanding shares of Series C Convertible Preferred. However, the Series C Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series C Convertible Preferred.

Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series C Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series C Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series C Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

F-22

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series C Convertible Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series C Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Common and Preferred Stock Issuances - 2019

In January 2019, the Company received $100,000 in gross proceeds resulting from the issuance to accredited investors of 1,250,000 shares of common stock, 100,000 shares of Series B Convertible Preferred and warrants to purchase 1,250,000 shares of common stock.

The Company issued 13,015,225 shares of common stock in consideration for the conversion of 1,041,218 shares of Series B Convertible Preferred.

The Company issued 821,292 shares of Series C Convertible Preferred in exchange for 821,292 shares of Series B Convertible Preferred.

The Company issued 562,500 shares of common stock in a settlement of accounts payable valued at $22,500.

The Company issued 312,500 shares of common stock for services rendered in connection with the raising of debt instruments valued at $12,500.

Common and Preferred Stock Issuances - 2018

During 2018, the Company issued 1,250 shares of common stock for services valued at $449.

During 2018, the Company issued 128,528,788 shares of common stock and 2,995,755 shares of Series B Convertible Preferred in conjunction with the settlement of $3,545,378 worth of convertible debt (both related and non-related) and $506,245 worth of accrued interest (both related and non-related). As part of these conversions, the Company recognized offsets of $4,823,363 for derivative liabilities and recognized a gain on extinguishment of debt of $1,694,005.

During 2018, the Company issued 1,532,476 shares of common stock valued at $4,678,380 in exchange for 1,225,981 shares of Series A Convertible Preferred.

During 2018, the Company issued 17,078,500 shares of common stock for cash in the amount of $683,140.

During 2018, the Company issued 110,000 shares of Series B Convertible Preferred for cash in the amount of $55,000.

During 2018, 7,782,820 shares of common stock and 200,000 shares of Series B Convertible Preferred were issued to officers and consultants for accrued compensation as well as to settle accounts payable and shareholder advances made during the year. The value of these shares were $1,665,285. The Company recognized a loss on extinguishment on these issuances of $1,256,972.

NOTE 8: COMMON STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK UNITS

Common Stock Options

The Company recognizes in the financial statements compensation related to all stock-based awards, including stock options and warrants, based on their estimated grant-date fair value. The Company has estimated expected forfeitures and is recognizing compensation expense only for those awards expected to vest. All compensation is recognized by the time the award vests.

F-23

The following schedule summarizes the changes in the Company’s stock options:

			Weighted		Weighted
	Options Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2018	11,318,021	$0.112-120.00	6.75 years	$-	$0.24

Options granted	22,882,500	$0.029	-		$-
Options exercised	-	$-	-		$-
Options expired	(46,250)	$-	-		$-

Balance at September 30, 2019	34,154,271	$0.024-120.00	6.40 years	$297,217	$0.15

Exercisable at September 30, 2019	28,713,021	$0.024-120.00	6.46 years	$221,583	$0.15

In June 2019, the Company issued 382,500 stock options to consultants that vest through June 30, 2020. The grant date of these options was June 17, 2019, the date of board approval. On June 21, 2019, 46,250 stock options expired that were issued June 21, 2016.

The Company has granted 21,000,000 stock options under the Company’s 2015 Omnibus Securities and Incentive Plan to Dr. Korenko. The granting of the stock options occurs 10 days after the approval of the Company’s recent 1 for 8 reverse stock split that occurred on June 28, 2018. The vesting of the options are as follows: (i) 50% vested in equal amounts at the end of each of the two successive calendar quarters (25% for each of the quarters September 30, 2019, and December 31, 2019); (ii) 25% upon the Company filing a patent (completed on July 1, 2019); and (iii) 25% upon the first commercial sale of IsoPet®. The first commercial sale occurred in July 2019. The value of these options in the aggregate is $585,144.

In September 2019, the Company granted 1,000,000 stock options in a settlement agreement for past due legal fees. The options have a ten-year life and vest immediately. These options were valued at $33,829 which offset accounts payable.

In September 2019, the Company granted 500,000 stock options to a consultant for services rendered. The options have a ten-year life and vest immediately. These options were valued at $16,915.

During the nine months ended September 30, 2019 and 2018, the Company recognized $460,125 and $45,400 worth of stock based compensation related to the vesting of its stock options.

F-24

Common Stock Warrants

The following schedule summarizes the changes in the Company’s stock warrants:

	Warrants Outstanding		Weighted
	Number Of Shares	Exercise Price Per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value	Weighted Average Exercise Price Per Share

Balance at December 31, 2018	23,052,472	$0.08-80.00	1.77 years	$-		$0.08

Warrants granted	7.109,375	$0.04-0.08	-			$0.06
Warrants exercised	-	$-	-		$
Warrants expired/cancelled	-	$-	-		$

Balance at September 30, 2019	30,161,847	$0.04-80.00	1.18 years	$-		$0.10

Exercisable at September 30, 2019	30,161,847	$0.04-80.00	1.18 years	$-		$0.10

For the nine months ended September 30, 2019, the Company granted 1,250,000 warrants in the issuance of common and preferred shares issued for cash to accredited investors, 5,025,000 warrants in the issuance of promissory notes (recorded as a debt discount valued at $136,749), 750,000 warrants for the extension of promissory notes, recorded as interest expense valued at $25,656 and 84,375 warrants issued for consulting services valued at $3,792.

Restricted Stock Units

The following schedule summarizes the changes in the Company’s restricted stock units:

Weighted
	Number	Average
	Of	Grant Date
	Shares	Fair Value

Balance at December 31, 2018	262,500	$0.59

RSU’s granted	-	$-
RSU’s vested	-	$-
RSU’s forfeited	-	$-

Balance at September 30, 2019	262,500	$0.59

During the nine months ended September 30. 2019 and 2018, the Company recognized $0 and $104,410 worth of expense related to the vesting of its RSU’s. As of September 30, 2019, the Company had $155,400 worth of expense yet to be recognized for RSU’s not yet vested.

NOTE 9: LEGAL MATTERS

On January 28, 2019, James Katzaroff, (“Plaintiff”) the Company’s former Chief Executive Officer filed a lawsuit in the Superior Court in the State of Washington in and for the County of Benton against the Company and its current and former directors, alleging a default of the Separation Agreement and General Release (“Release”) that the Company entered into with Plaintiff on July 21, 2017 (the “Complaint”). The Company has made required payments under the Release. The Company believes the allegations in the Complaint are without merit and has engaged legal counsel to represent it and the current and former directors. The Company had offered to settle this with the Plaintiff, yet the settlement offering was declined. The Company intends to vigorously defend the Complaint, including bringing counterclaims for certain breaches of the Agreement by Plaintiff.

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NOTE 10: COMMITMENT

On June 4, 2019, the Company entered into an Executive Employment Agreement (“Employment Agreement”) with Dr. Michael K. Korenko, the Company’s Chief Executive Officer. The employment term under the Employment Agreement commenced with an effective date of June 11, 2019 and expires on December 31, 2020, and December 31 of each successive year if the Employment Agreement is extended, unless terminated earlier as set forth in the Employment Agreement.

Under the terms of the Employment Agreement, the Company shall pay to Dr. Korenko a base compensation of $180,000. Of this amount, $120,000 is booked in monthly intervals and the remaining balance is only paid upon the Company achieving a cash balance that exceeds $1,000,000. The Company has elected to record the compensation as $120,000, and upon achieving the milestone of $1,000,000 in cash balances, will record the deferred compensation at that time.

In addition to the cash compensation, The Company has granted 21,000,000 stock options under the Company’s 2015 Omnibus Securities and Incentive Plan to Dr. Korenko. The granting of the stock options occurs 10 days after the approval of the Company’s recent 1 for 8 reverse stock split that occurred on June 28, 2018. The vesting of the options are as follows: (i) 50% vested in equal amounts at the end of each of the two successive calendar quarters (25% for each of the quarters September 30, 2019 and December 31, 2019); (ii) 25% upon the Company filing a patent; and (iii) 25% upon the first commercial sale of IsoPet® with all vesting to accelerate and all unvested options to be vested upon a Change of Control, as defined in the Employment Agreement.

NOTE 11: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of this filing pursuant to ASC Topic 855 and has determined that, except as disclosed herein, there are no additional subsequent events to disclose.

On October 8, 2019, the Company and Battelle Memorial Institute entered into Amendment 3 of the License Agreement. In accordance with the amendment, the parties agreed to decrease the royalty from two percent (2%) to one percent (1%) on net sales and amended the minimum royalties through 2022.

In October 2019, the Company issued 5,375,000 shares of Common Stock in conversion of 430,000 shares of Series B Convertible Preferred Stock.

In October 2019, the Company issued 385,000 shares of Common Stock in the exercise of RSU’s.

F-26

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Vivos, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Vivos, Inc. (“the Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses, utilizes a significant amount of cash to fund its operations, and does not have sufficient cash to support current operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2016. Spokane, Washington
March 25, 2019, except as to the second paragraph of Note 1, to which the date is September 6, 2019

F-27

VIVOS INC

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	DECEMBER 31, 2018	DECEMBER 31, 2017

ASSETS

Current Assets:
Cash	$5,494	$8,317
Prepaid expenses	10,992	6,711

Total Current Assets	16,486	15,028

Fixed assets, net	-	-

Other Assets:
Deposits	-	669

TOTAL ASSETS	$16,486	$15,697

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$795,129	$840,972
Related party accounts payable	38,610	57,297
Accrued interest payable	59,646	347,069
Payroll liabilities payable	11,451	85,786
Convertible notes payable, net	53,824	2,563,272
Related party promissory note	-	383,771

Total Current Liabilities	958,660	4,278,167

Total Liabilities	958,660	4,278,167

Commitments and contingencies	-	-

STOCKHOLDERS’ DEFICIT
Preferred stock, par value, $0.001, 20,000,000 shares authorized, Series A Convertible Preferred, 5,000,000 shares authorized, 2,552,642 and 3,778,622 shares issued and outstanding, respectively	2,553	3,779
Additional paid in capital - Series A Convertible preferred stock	8,870,626	13,547,780
Series B Convertible Preferred, 5,000,000 shares authorized, 3,305,755 and 0 shares issued and outstanding, respectively	3,306	-
Additional paid in capital - Series B Convertible preferred stock	1,876,768	-
Common stock, par value, $0.001, 950,000,000 shares authorized, 163,445,736 and 8,211,902 issued and outstanding, respectively	163,446	8,212
Additional paid in capital - common stock	60,132,139	46,465,926
Accumulated deficit	(71,991,012)	(64,288,167)

Total Stockholders’ Deficit	(942,174)	(4,262,470)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$16,486	$15,697

The accompanying notes are an integral part of these financial statements.

F-28

VIVOS INC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Consulting revenues, net	$-	$4,054

OPERATING EXPENSES
Sales and marketing expenses	11,500	111,662
Depreciation and amortization expenses	-	1,473
Professional fees	682,217	709,843
Reserved stock units granted	113,189	575,011
Stock based compensation	1,164,885	103,865
Payroll expenses	315,000	806,620
Research and development	104,208	203,037
General and administrative expenses	98,638	109,457

Total Operating Expenses	2,489,637	2,620,968

OPERATING LOSS	(2,489,637)	(2,616,914)

NON-OPERATING INCOME (EXPENSE)
Interest expense	(5,649,546)	(3,903,015)
Gain (loss) on settlement of debt	605,601	(310,086)
Grant income	17,583	-
Gain (loss) on fair value of derivative liability	(186,846)	408,488
Gain on sale of assets	-	2,800

Total Non-Operating Income (Expenses)	(5,213,208)	(3,801,813)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(7,702,845)	(6,418,727)

Provision for income taxes	-	-

NET LOSS	$(7,702,845)	$(6,418,727)

Net loss per share - basic and diluted	$(0.16)	$(1.04)

Weighted average common shares outstanding - basic	55,501,248	6,048,374

The accompanying notes are an integral part of these financial statements.

F-29

VIVOS INC

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

			Additional Paid-In			Additional Paid-In			Additional
	Series A Preferred		Capital - Series A	Series B Preferred		Capital - Series B	Common Stock		Paid-In Capital -	Accumulated
	Shares	Amount	Preferred	Shares	Amount	Preferred	Shares	Amount	Common	Deficit	Total

Balance - December 31, 2016	3,773,592	$3,774	$14,140,797	-	$-	$-	3,967,975	$3,968	$40,700,601	$(57,869,440)	$(3,020,300)

Stock issued for:
Settlement of debt	-	-	-	-	-	-	380,030	380	220,463	-	220,843
Accounts payable and accrued expenses	343,279	343	1,011,454	-	-	-	387,060	387	309,063	-	1,321,247
Services	-	-	-	-	-	-	287,774	288	254,150	-	254,438
Loan fees	1,471,001	1,471	2,699,682	-	-	-	-	-	-	-	2,701,153
Conversion of preferred stock into common stock	(1,809,250)	(1,809)	(4,304,153)	-	-	-	2,336,563	2,337	4,303,625	-	-
Restricted units vested	-	-	-	-	-	-	852,500	852	(852)	-	-
Reserved shares for services	-	-	-	-	-	-	-	-	575,011	-	575,011
Options and warrants issued for services	-	-	-	-	-	-	-	-	103,865	-	103,865
Net loss for the year	-	-	-	-	-	-	-	-	-	(6,418,727)	(6,418,727)

Balance - December 31, 2017	3,778,622	3,779	13,547,780	-	-	-	8,211,902	8,212	46,465,926	(64,288,167)	(4,262,470)

Stock issued for:
Cash	-	-	-	110,000	110	54,890	17,078,500	17,079	666,061	-	738,140
Settlement of debt	-	-	-	2,995,755	2,996	1,542,078	128,528,788	128,529	5,507,379	-	7,180,982
Accounts payable and accrued expenses	-	-	-	200,000	200	279,800	7,782,820	7,783	1,377,513	-	1,665,296
Services	-	-	-	-	-	-	1,250	1	448	-	449
Conversion of preferred stock into common stock	(1,225,981)	(1,226)	(4,677,154)	-	-	-	1,532,476	1,532	4,676,848	-	-
Restricted units vested	-	-	-	-	-	-	310,000	310	(310)	-	-
Reserved shares for services	-	-	-	-	-	-	-	-	113,189	-	113,189
Options and warrants issued for services	-	-	-	-	-	-	-	-	1,325,085	-	1,325,085
Net loss for the year	-	-	-	-	-	-	-	-	-	(7,702,845)	(7,702,845)

Balance - December 31, 2018	2,552,641	$2,553	$8,870,626	3,305,755	$3,306	$1,876,768	163,445,736	$163,446	$60,132,139	$(71,991,012)	$(942,174)

The accompanying notes are an integral part of these financial statements.

F-30

VIVOS INC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
CASH FLOW FROM OPERTING ACTIVIITES
Net loss	$(7,702,845)	$(6,418,727)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	-	1,473
Amortization of convertible debt discount	791,928	2,023,144
(Gain) loss on fair value of derivative liability	186,846	(408,488)
(Gain) loss on settlement of debt	(605,601)	310,086
New derivatives recorded as loan fees	4,636,517	-
(Gain) on sale of assets	-	(2,800)
Preferred stock issued for services	-	365,988
Preferred and common stock issued for loan fees	-	1,488,650
Common stock issued for services	449	254,438
Stock options and warrants for services	1,325,085	103,865
Reserved stock units issued for services	113,189	575,011
Changes in assets and liabilities
Prepaid expenses and other assets	(3,612)	5,254
Accounts payable and accrued expenses	(1,338)	102,316
Accounts payable and accrued expenses from related party	(128,178)	(52,421)
Payroll liabilities	466,941	(25,965)
Accrued interest	220,165	390,101
Total adjustments	7,002,391	5,130,652

Net cash used in operating activities	(700,454)	(1,288,075)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of equipment	-	2,800
Net cash provided by investing activities	-	2,800

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from convertible notes	50,000	1,230,334
Payments of convertible notes	(200,000)	-
Payments made for loan fees	-	(101,631)
Proceeds from sale of preferred stock	55,000	-
Proceeds from sale of common stock	683,140	-
Proceeds from related party and shareholder advances	109,491	137,000
Net cash provided by financing activities	697,631	1,265,703

NET DECREASE IN CASH	(2,823)	(19,572)

CASH - BEGINNING OF YEAR	8,317	27,889

CASH - END OF YEAR	$5,494	$8,317

CASH PAID DURING THE YEAR FOR:
Interest expense	$-	$-

Income taxes	$-	$-

SUPPLEMENTAL INFORMATION - NON-CASH INVESTING AND FINANCING ACTIVITIES:

Conversion of notes payable for common stock	$7,290,473	$358,860
Conversion of accounts payable and accrued payroll for common and preferred stock	$1,665,296	$660,727
Conversion of preferred stock into common stock	$4,678,380	$4,305,962
Preferred shares issued for discount of debt	$-	$1,212,503
Vesting of restricted stock units	$2,480	$6,820
Reclassification of shareholder advances to convertible notes payable	$35,212	$137,000
Recognition of debt discount for derivative liability	$-	$99,660
Reclassification of accrued interest to related party notes payable and convertible notes payable	$1,343	$121,308

The accompanying notes are an integral part of these financial statements.

F-31

Vivos Inc.

Notes to Financial Statements

For the Years Ended December 31, 2018 and 2017

NOTE 1: ORGANIZATION & BASIS OF PRESENTATION

Business Overview

Vivos Inc. (the “Company”) was incorporated under the laws of Delaware on December 23, 1994 as Savage Mountain Sports Corporation (“SMSC”). On September 6, 2006, the Company changed its name to Advanced Medical Isotope Corporation, and on December 28, 2017, the Company began operating as Vivos Inc. The Company has authorized capital of 2,000,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. On October 8, 2018 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series B Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

Effective June 28, 2019, FINRA approved the Company’s reverse 1 for 8 stock-split. The reverse stock split will enable the Company to issue additional shares now that there is availability to do so. All share and per-share figures herein have been restated to take effect for this reverse stock-split. The Company also reduced their authorized common shares from 2,000,000,000 to 950,000,000.

Our principal place of business is located at 719 Jadwin Avenue, Richland, WA 99352. Our telephone number is (509) 736-4000. Our corporate website address is http://www.radiogel.com. Our common stock is currently quoted on the OTCQB Marketplace under the symbol “RDGL.”

The Company is a radiation oncology medical device company engaged in the development of its yttrium-90 based brachytherapy device RadioGel™ for the treatment of non-resectable tumors. A prominent team of radiochemists, scientists and engineers, collaborating with strategic partners, including national laboratories, universities and private corporations, lead the Company’s development efforts. The Company’s overall vision is to globally empower physicians, medical researchers and patients by providing them with new isotope technologies that offer safe and effective treatments for cancer.

The Company’s current focus is on the development of its RadioGel™ device. RadioGel™ is an injectable particle-gel, for brachytherapy radiation treatment of cancerous tumors in people and animals. RadioGel™ is comprised of a hydrogel, or a substance that is liquid at room temperature and then gels when reaching body temperature after injection into a tumor. In the gel are small, one micron, yttrium-90 phosphate particles (“Y-90”). Once injected, these inert particles are locked in place inside the tumor by the gel, delivering a very high local radiation dose. The radiation is beta, consisting of high-speed electrons. These electrons only travel a short distance so the device can deliver high radiation to the tumor with minimal dose to the surrounding tissue. Optimally, patients can go home immediately following treatment without the risk of radiation exposure to family members. Since Y-90 has a half-life of 2.7 days, the radioactively drops to 5% of its original value after ten days.

The Company’s lead brachytherapy products, including RadioGel™, incorporate patented technology developed for Battelle Memorial Institute (“Battelle”) at Pacific Northwest National Laboratory, a leading research institute for government and commercial customers. Battelle has granted the Company an exclusive license to patents covering the manufacturing, processing and applications of RadioGel™ (the “Battelle License”). Other intellectual property protection includes proprietary production processes and trademark protection in 17 countries. The Company plans to continue efforts to develop new refinements on the production process, and the product and application hardware, as a basis for future patents.

The Company is currently focusing on obtaining approval from the Food and Drug Administration (“FDA”) to market and sell RadioGel™ as a Class II medical device. The Company first requested FDA approval of RadioGel™ in June 2013, at which time the FDA classified RadioGel™ as a medical device. The Company then followed with a 510(k) submission which the FDA responded, in turn, with a request for a physician letter of substantial equivalence and a reformatted 510(k) summary, which the Company provided in January 2014.

In February 2014, the FDA ruled the device as not substantially equivalent due to a lack of a predicate device and it was therefore classified as a Class III device. Class III devices are generally the highest risk devices and are therefore subject to the highest level of regulatory review, control and oversight. Class III devices must typically be approved by the FDA before they are marketed. Class II devices represent lower risk devices than Class III and require fewer regulatory controls to provide reasonable assurance of the device’s safety and effectiveness. In contrast, Class I devices are deemed to be lower risk than Class II or III, and are therefore subject to the least regulatory controls.

F-32

The Company is currently developing test plans to address issues raised by the FDA in connection with the Company’s previous submissions regarding RadioGel™, including developing specific test plans and specific indication of use. The Company intends to request that the FDA grant approval to re-apply for de novo classification of RadioGel™, which would reclassify the device from a Class III device to a Class II device, further simplifying the path to FDA approval. In the event the FDA denies the Company’s application and subsequently determines during the de novo review that RadioGel™ cannot be classified as a Class I or Class I1 device, the Company will then need to submit a pre-market approval application to obtain the necessary regulatory approval as a Class III device. See also Business – Regulatory History in Part I of this Annual Report on Form 10-K (“Annual Report”) for a discussion regarding the Company’s application for FDA approval of RadioGel™.

IsoPet Solutions

The Company’s IsoPet Solutions division was established in May 2016 to focus on the veterinary oncology market, namely engagement of university veterinarian hospital to develop the detailed therapy procedures to treat animal tumors and ultimately use of the technology in private clinics. The Company has worked with three different university veterinarian hospitals on IsoPet® testing and therapy. Washington State University treated five cats for feline sarcoma and served to develop the procedures which are incorporated in our label. They concluded that the product was safe and effective in killing cancer cells. Colorado State University demonstrated the CT and PET-CT imaging of IsoPet®. A contract was signed with University of Missouri to treat canine sarcomas and equine sarcoids starting in November 2017. To date, three dogs, listed below as Dog A, Dog B and Dog C, respectively, have been treated with IsoPet® at the University of Missouri.

Dog A was treated for canine soft tissue sarcoma in June 2018. Response evaluation criteria in solid tumors (“RECIST”) is a set of published rules that define when tumors in cancer patients improve (respond), stay the same (stabilize), or worsen (progress) during treatment. The criteria were published by an international collaboration including the European Organisation for Research and Treatment of Cancer (EORTC), National Cancer Institute of the United States, and the National Cancer Institute of Canada Clinical Trials Group. The principal investigator from the University of Missouri rated the tumor as CR, Complete Response, after three months. This RECIST rating means that the tumor was completely eliminated by the IsoPet therapy. Dog B which was treated in July 2018 has displayed encouraging results. This patient had transient mild acute radiation side effects, and had SD (stable disease) at the time of recheck. There was a small amount of growth, but not enough to be considered progression per the RECIST criteria. The CT on its last visit in February 2019 showed that the tumor site had a slightly larger but diffuse image. Based on this single observation, the diffuse image could mean that the hydrogel, in addition to trapping the particles, provides a secondary benefit of locking in the dead tumor tissue allowing for a slower rate of resorption of the necrotic tissue. This could be a positive outcome whereas killing a tumor and having it resorb within the tissue all at once might be a shock to the animal’s system. We will continue to monitor how this case proceeds.

Dog C was treated in January 2019. This very large, half-pound, tumor was initially scheduled for therapy in December 2018 but had to be rescheduled due to the hydrogel not meeting our rigid specifications. From this, we learned that frozen hydrogel has a limited shelf life and this allowed us to make the appropriate adjustments to our product specifications. This patient had mild to moderate acute radiation side effects and has SD (stable disease) one-month post treatment. The February follow-up included a CT scan. The mass showed no new growth and measured almost the same as it did at the time of treatment. There is a small region at the bottom of the tumor where the mass seems to be draining. The tumor around the highest dose region appears dead with no blood supply, according to the CT. Dog C was outside of the scope of our criteria as an eligible patient prospect and we deem the patient as likely terminal, however, we treated it for humanitarian reasons and for discovery to determine residual effects of the treatment. Dog D was treated for canine soft tissue sarcoma in February 2019, and we are awaiting a follow-up appointment for an examination of the dog. These animal therapies generate data to assure the private veterinary clinics of the safety and efficacy of IsoPet®.

The Company anticipates that future profits, if any, will be derived from direct sales of RadioGel™ (under the name IsoPet®) and related services, and from licensing to private medical and veterinary clinics in the U.S. and internationally. The Company intends to report the results from the IsoPet® Solutions division as a separate operating segment in accordance with GAAP.

F-33

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has suffered recurring losses and used significant cash in support of its operating activities and the Company’s cash position is not sufficient to support the Company’s operations. Research and development of the Company’s brachytherapy product line has been funded with proceeds from the sale of equity and debt securities as well as a series of grants. The Company requires funding of approximately $2.3 million annually to maintain current operating activities. Over the next 12 to 24 months, the Company believes it will cost approximately $5.0 million to $10.0 million to: (1) fund the FDA approval process and initial deployment of the brachytherapy products, and (2) initiate regulatory approval processes outside of the United States. The continued deployment of the brachytherapy products and a worldwide regulatory approval effort will require additional resources and personnel. The principal variables in the timing and amount of spending for the brachytherapy products in the next 12 to 24 months will be the FDA’s classification of the Company’s brachytherapy products as Class II or Class III devices (or otherwise) and any requirements for additional studies which may possibly include clinical studies. Thereafter, the principal variables in the amount of the Company’s spending and its financing requirements would be the timing of any approvals and the nature of the Company’s arrangements with third parties for manufacturing, sales, distribution and licensing of those products and the products’ success in the U.S. and elsewhere. The Company intends to fund its activities through strategic transactions such as licensing and partnership agreements or additional capital raises.

Following receipt of required regulatory approvals and financing, in the U.S., the Company intends to outsource material aspects of manufacturing, distribution, sales and marketing. Outside of the U.S., the Company intends to pursue licensing arrangements and/or partnerships to facilitate its global commercialization strategy.

In the longer-term, subject to the Company receiving adequate funding, regulatory approval for RadioGel™ and other brachytherapy products, and thereafter being able to successfully commercialize its brachytherapy products, the Company intends to consider resuming research efforts with respect to other products and technologies intended to help improve the diagnosis and treatment of cancer and other illnesses

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has limited revenue, nominal cash, and has accumulated deficits since inception. If the Company cannot obtain sufficient additional capital, the Company will be required to delay the implementation of its business strategy and may not be able to continue operations.

As of December 31, 2018, the Company has $5,494 cash on hand. There are currently commitments to vendors for products and services purchased that will necessitate liquidation of the Company if it is unable to raise additional capital. The current level of cash is not enough to cover the fixed and variable obligations of the Company. The Company was able to execute the following transactions to improve their balance sheet and decrease the liabilities incurred and increase their cash flow:

●	On October 10, 2018, the Company successfully completed the terms of certain Path Forward and Standstill Agreements previously entered into by and between the Company and certain debtholders (the “Path Forward Agreements”), resulting in the automatic conversion of the outstanding balance due under certain outstanding convertible secured debentures and convertible promissory notes, amounting to an aggregate of $2,253,538, into an aggregate of 37,792,407 shares of Company common stock and 2,610,453 shares of Series B Convertible Preferred at a fixed conversion price of $0.032 per share. These shares were subject to a restriction on any sales below $0.16 through December 31, 2018 and will have volume limitations on any sales below $0.08 during the first six months of 2019.

●	On October 10, 2018 the Company consummated a private placement transaction, resulting in net proceeds to the Company of $738,140. In addition, the Company issued an aggregate of 35,896,051 shares of its common stock, 695,302 shares of Series B Convertible Preferred, and warrants to purchase that number of shares of common stock equal to 50% of the shares of common stock issued in the private placement valued at $3,352,068 from the exchange of notes, past due executive compensation, and certain other liabilities. All shares issued in the private placement are restricted securities. The warrants have a two-year term and are exercisable at a price of $0.08 per share.

F-34

Assuming the Company is successful in the Company’s sales/development effort, it believes that it will be able to raise additional funds through strategic agreements or the sale of the Company’s stock to either current or new stockholders. There is no guarantee that the Company will be able to raise additional funds or to do so at an advantageous price.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. The Company plans to seek additional funding to maintain its operations through debt and equity financing and to improve operating performance through a focus on strategic products and increased efficiencies in business processes and improvements to the cost structure. There is no assurance that the Company will be successful in its efforts to raise additional working capital or achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates the Company considers include criteria for stock-based compensation expense, and valuation allowances on deferred tax assets. Actual results could differ from those estimates.

Financial Statement Reclassification

Certain account balances from prior periods have been reclassified in these audited financial statements so as to conform to current period classifications.

Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory is reported at the lower of cost or market, determined using the first-in, first-out basis, or net realizable value. All inventories consisted of finished goods. The Company has no inventory for the years ended December 31, 2018 and 2017.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2018 and 2017, the balances reported for cash, prepaid expenses, accounts receivable, accounts payable, and accrued expenses, approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Accounting Standards Codification (“ASC”) Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

F-35

Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company measures certain financial instruments at fair value on a recurring basis.

There were no assets and liabilities measured at fair value on a recurring basis at December 31, 2018 and 2017, respectively however during the years ended December 31, 2018 and 2017 there were Level 3 derivative liabilities measured at fair value.

Derivative Liabilities

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities (“ASC 815”) as well as related interpretations of this standard and Accounting Standards Update 2017-11, which was adopted by the Company effective January 1, 2018. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings.

The result of this accounting treatment is that the fair value of the derivative instrument is marked-to-market each balance sheet date and with the change in fair value recognized in the statement of operations as other income or expense.

Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation than that the related fair value is removed from the books. Gains or losses on debt extinguishment are recognized in the statement of operations upon conversion, exercise or cancellation of a derivative instrument after any shares issued in such a transaction are recorded at market value.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Instruments that become a derivative after inception are recognized as a derivative on the date they become a derivative with the offsetting entry recorded in earnings.

The Company determines the fair value of derivative instruments and hybrid instruments, considering all of the rights and obligations of each instrument, based on available market data using the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk-free rates) necessary to fair value these instruments. For instruments in default with no remaining time to maturity the Company uses a one-year term for their years to maturity estimate unless a sooner conversion date can be estimated or is known. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock.

F-36

Fixed Assets

Fixed assets are carried at the lower of cost or net realizable value. Production equipment with a cost of $2,500 or greater and other fixed assets with a cost of $1,500 or greater are capitalized. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations.

Depreciation is computed using the straight-line method over the following estimated useful lives:

Production equipment:	3 to 7 years
Office equipment:	2 to 5 years
Furniture and fixtures:	2 to 5 years

Leasehold improvements and capital lease assets are amortized over the shorter of the life of the lease or the estimated life of the asset.

Management of the Company reviews the net carrying value of all of its equipment on an asset by asset basis whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. These reviews consider the net realizable value of each asset, as measured in accordance with the preceding paragraph, to determine whether impairment in value has occurred, and the need for any asset impairment write-down.

License Fees

License fees are stated at cost, less accumulated amortization. Amortization of license fees is computed using the straight-line method over the estimated economic useful life of the assets.

Effective March 2012, the Company entered into an exclusive license agreement with Battelle Memorial Institute regarding the use of its patented RadioGel™ technology. This license agreement originally called for a $17,500 nonrefundable license fee and a royalty based on a percent of gross sales for licensed products sold; the license agreement also contains a minimum royalty amount to be paid each year starting with 2013. The license agreement was most recently amended on December 20, 2018, and pursuant to the amendment the maintenance fee schedule was updated for minimum royalties, as well as the increase in royalties from one percent (1%) to two percent (2%).

Future minimum royalties for the years ended December 31 are noted below:

Calendar Year	Minimum Royalties per Calendar Year
2019	$10,000
2020	10,000
2021	25,000
2022	25,000
Total	$70,000

The Company periodically reviews the carrying values of capitalized license fees and any impairments are recognized when the expected future operating cash flows to be derived from such assets are less than their carrying value.

The Company entered into a Letter Amendment #2 with Battelle Memorial Institute on December 20, 2018. as a result of this Amendment, the Company has agreed to revised terms regarding the license fee as indicated in the chart above. $10,000 of this fee due within 1 year relates to the 2018 license fee which was paid in January 2019. The Company also agreed to increase the royalty fee on net sales from 1% to 2%.

Amortization is computed using the straight-line method over the estimated useful live of three years.

F-37

Patents and Intellectual Property

While patents are being developed or pending, they are not being amortized. Management has determined that the economic life of the patents to be ten years and amortization, over such 10-year period and on a straight-line basis will begin once the patents have been issued and the Company begins utilization of the patents through production and sales, resulting in revenues.

The Company evaluates the recoverability of intangible assets, including patents and intellectual property on a continual basis. Several factors are used to evaluate intangibles, including, but not limited to, management’s plans for future operations, recent operating results and projected and expected undiscounted future cash flows.

There have been no such costs in the years ended December 31, 2018 and 2017, respectively.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This standard provides a single set of guidelines for revenue recognition to be used across all industries and requires additional disclosures. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted the updated guidance effective January 1, 2018 using the full retrospective method.

Under ASC 606, in order to recognize revenue, the Company is required to identify an approved contract with commitments to preform respective obligations, identify rights of each party in the transaction regarding goods to be transferred, identify the payment terms for the goods transferred, verify that the contract has commercial substance and verify that collection of substantially all consideration is probable. The adoption of ASC 606 did not have an impact on the Company’s operations or cash flows.

Revenue for the year ended December 31, 2017 consisted of consulting revenue. The Company recognized revenue as consulting services had been performed. Prepayments, if any, received from customers prior to the services being performed were recorded as deferred revenue. In these cases, when the services were performed, the amount recorded as deferred revenue was recognized as revenue. The Company did not accrue for sales returns and other allowances as it had not experienced any returns or other allowances.

Income from Grants and Deferred Income

Government grants are recognized when all conditions of such grants are fulfilled or there is reasonable assurance that they will be fulfilled. The Company has chosen to recognize income from grants as it incurs costs associated with those grants, and until such time as it recognizes the grant as income those funds received will be classified as deferred income on the balance sheet.

On December 22, 2017, the Company received notification that Washington State University awarded it $17,500 of grant funds from the sub-award project entitled “Optimized Injectable Radiogels for High-dose Therapy of Non-Resectable Solid Tumors”. The Company received the $17,500 of the grant award in the year ended December 31, 2018.

Loss Per Share

The Company accounts for its loss per common share by replacing primary and fully diluted earnings per share with basic and diluted earnings per share. Basic loss per share is computed by dividing loss available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period, and does not include the impact of any potentially dilutive common stock equivalents since the impact would be anti-dilutive. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued. For the given periods of loss, of the years ended December 31, 2018 and 2017, the basic earnings per share equals the diluted earnings per share.

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The following represent common stock equivalents that could be dilutive in the future as of December 31, 2018 and 2017, which include the following:

	December 31, 2018	December 31, 2017
Convertible debt	2,199	2,269,474
Preferred stock	44,512,740	4,723,278
Common stock options	11,318,021	137,203
Common stock warrants	23,052,472	38,025
Total potential dilutive securities	78,885,432	7,167,980

Research and Development Costs

Research and developments costs, including salaries, research materials, administrative expenses and contractor fees, are charged to operations as incurred. The cost of equipment used in research and development activities which has alternative uses is capitalized as part of fixed assets and not treated as an expense in the period acquired. Depreciation of capitalized equipment used to perform research and development is classified as research and development expense in the year computed.

The Company incurred $104,208 and $203,037 research and development costs for the years ended December 31, 2018, and 2017, respectively, all of which were recorded in the Company’s operating expenses noted on the statements of operations for the years then ended.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred except for the cost of tradeshows which are deferred until the tradeshow occurs. There were no tradeshow expenses incurred and not expensed for the years ended December 31, 2018, and 2017, respectively. During the years ended December 31, 2018 and 2017, the Company incurred $11,500 and $111,662, respectively, in advertising and marketing costs.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred and included in cost of materials.

Contingencies

In the ordinary course of business, the Company is involved in legal proceedings involving contractual and employment relationships, product liability claims, patent rights, and a variety of other matters. The Company records contingent liabilities resulting from asserted and unasserted claims against it, when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. The Company discloses contingent liabilities when there is a reasonable possibility that the ultimate loss will exceed the recorded liability. Estimated probable losses require analysis of multiple factors, in some cases including judgments about the potential actions of third-party claimants and courts. Therefore, actual losses in any future period are inherently uncertain. See Note 10 - Subsequent Events for description of lawsuit filed against the Company on January 28, 2019. In addition, the Company has entered into various agreements that require them to pay certain fees to consultants and/or employees that have been fully accrued for as of December 31, 2018 and 2017.

Income Taxes

To address accounting for uncertainty in tax positions, the Company clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. The Company also provides guidance on de-recognition, measurement, classification, interest, and penalties, accounting in interim periods, disclosure and transition.

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The Company files income tax returns in the U.S. federal jurisdiction. The Company did not have any tax expense for the years ended December 31, 2018 and 2017. The Company did not have any deferred tax liability or asset on its balance sheet on December 31, 2018 and 2017.

Interest costs and penalties related to income taxes, if any, will be classified as interest expense and general and administrative costs, respectively, in the Company’s financial statements. For the years ended December 31, 2018 and 2017, the Company did not recognize any interest or penalty expense related to income taxes. The Company believes that it is not reasonably possible for the amounts of unrecognized tax benefits to significantly increase or decrease within the next twelve months.

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduces the U.S. federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred and creates new taxes on certain foreign sourced earnings. These amounts are provisional and subject to change. The most significant impact of the legislation for the Company was a $3,300,000 reduction of the value of net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate from 35% to 21%. The Act also includes a requirement to pay a one-time transition tax on the cumulative value of earnings and profits that were previously not repatriated for U.S. income tax purposes. The Company has no earnings and profits that were previously not repatriated for U.S. income tax purposes.

Stock-Based Compensation

The Company recognizes compensation costs to employees under FASB ASC Topic 718, Compensation – Stock Compensation. Under FASB ASC Topic. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

In May 2017, the FASB issued ASU 2017-09, “Compensation - Stock Compensation.” The update provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in ASC Topic 718. An entity shall account for the effects of a modification described in ASC paragraphs 718-20-35-3 through 35-9, unless all the following are met: (1) The fair value of the modified award is the same as the fair value of the original award immediately before the original award is modified; (2) The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; and (3) The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The provisions of this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2017. The Company’s adoption of this guidance on January 1, 2018 did not have a material impact on the Company’s results of operations, financial position and related disclosures.

In June 2018, the FASB issued ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. The ASU supersedes Subtopic 505-50, Equity - Equity-Based Payments to Non-Employees. The guidance is effective for public companies for fiscal years, and interim fiscal periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The adoption of this standard did not have a material impact on its financial statements.

Recent Accounting Pronouncements

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash,” or ASU 2016-18. ASU 2016-18 is intended to clarify how entities present restricted cash in the statement of cash flows. The guidance requires entities to show the changes in the total of cash and cash equivalents and restricted cash in the statement of cash flows. As a result, entities will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows. When cash and cash equivalents and restricted cash are presented in more than one line-item on the balance sheet, the new guidance requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheet. This reconciliation can be presented either on the face of the statement of cash flows or in the notes to the financial statements. ASU 2016-18 is effective for fiscal years beginning after December 15, 2017 and is to be applied retrospectively. Early adoption was permitted, including adoption in an interim period. The adoption did not have a material impact on the Company’s financial statements.

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In January 2017, the FASB issued ASU 2017-04, “Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, which eliminates Step 2 from the goodwill impairment test. When an indication of impairment was identified after performing the first step of the goodwill impairment test, Step 2 required that an entity determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) using the same procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Under the amendments in ASU No. 2017-04, an entity would perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying value. An entity would recognize an impairment charge for the amount by which the carrying value exceeds the reporting unit’s fair value.

In addition, an entity must consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. A public business entity that is a SEC filer should adopt the amendments in ASU No. 2017-04 for its annual, or any interim, good will impairment tests in fiscal years beginning after December 15, 2019. The Company does not believe the guidance will have a material impact on its financial statements.

In July 2017, the FASB issued ASU 2017-11 “Earnings Per Share (Topic 260).” The amendments in the update change the classification of certain equity-linked financial instruments (or embedded features) with down round features. The amendments also clarify existing disclosure requirements for equity-classified instruments. For freestanding equity-classified financial instruments, the amendments require entities that present earnings per share (“EPS”) in accordance with Topic 260, Earnings Per Share, to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features would be subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The adoption did not have a material impact on the Company’s financial statements.

In August 2017, the FASB issued ASU 2017-12 “Derivatives and Hedging (Topic 815) Targeted Improvements to Accounting for Hedging Activities.” ASU 2017-12 eliminates the requirement to separately measure and report hedge ineffectiveness and generally requires the entire change in the fair value of a hedging instrument to be presented in the same income statement line as the hedged item. The guidance also eases certain documentation and assessment requirements and modifies the accounting for components excluded from the assessment of hedge effectiveness. The guidance is effective for the Company beginning after December 15, 2018, although early adoption is permitted. The Company as of December 31, 2018 does not have any derivative liabilities and as a result does not believe the guidance will have a material impact on its financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements, and is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company does not believe the guidance will have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

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NOTE 3: FIXED ASSETS

Fixed assets consist of the following at December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Production equipment	$15,182	$15,182
Less accumulated depreciation	(15,182)	(15,182)
	$-	$-

Depreciation expense for the above fixed assets for the years ended December 31, 2018 and 2017 was $0 and $1,473, respectively.

During the year ended December 31, 2017, the Company abandoned production equipment, building, leasehold improvements, and office equipment with an original cost totaling $14,594.

NOTE 4: RELATED PARTY TRANSACTIONS

Related Party Convertible Notes Payable

As of December 31, 2018 and 2017, the Company had the following related party convertible notes outstanding:

	December 31, 2018		December 31, 2017
	Principal (net)	Accrued Interest	Principal (net)	Accrued Interest
March 2017 $332,195 Note, 10% interest, due May 2017	$-	$-	$383,771	$29,230
Total Convertible Notes Payable, Net	$-	$-	$383,771	$29,230

In March 2017, the Company combined Outstanding Notes owed to a director and major stockholder, along with $51,576 of accrued interest payable, into one promissory note (the “Related Party Note”). The Related Party Note accrues interest at a rate of 10% and was due and payable on December 31, 2017. The note holder agreed to an extension of the due date until May 9, 2018. On August 9, 2018 the Company entered into a Path Forward and Restructuring Agreement whereby this Convertible Note would convert at a conversion price of $0.032 per share concurrently with a funding of at least $500,000 (the “Qualified Financing”). The Qualified Financing occurred on October 10, 2018 at which time this note was fully converted into 6,250,000 shares of Company common stock, 385,302 Series B Convertible Preferred shares of the Company, and 5,533,138 warrants that are exercisable into common shares with an exercise price of $0.08. The Company valued this transaction at a price of $0.104 per share as the conversion occurred October 19, 2018 upon board approval. As of December 31, 2018 and 2017 the balance of the Related Party Note was $0 and $383,771, respectively, and the accrued interest payable on the Related Party Note was $0 and $29,230, respectively.

The Company has outstanding accrued interest in the amount of $1,054 from old related party notes that the principal had been paid off in full.

Interest expense for the years ended December 31, 2018 and 2017 on the related party convertible notes payable amounted to $29,650 and $29,230, respectively.

Related Party Payables

The Company periodically receives advances for operating funds from related parties or has related parties make payments on the Company’s behalf. As a result of these activities the Company had related party payables of $38,610 and $57,297 as of December 31, 2018 and 2017, respectively. All related party advances that occurred through September 30, 2018 were converted into shares of common stock, and Series B Convertible Preferred stock and warrants on October 30, 2018.

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Preferred and Common Shares Issued to Officers and Directors

During 2018, the Company issued 4,832,820 shares of common stock and warrants to purchase shares of common stock totaling 2,416,410 in settlement of accrued compensation valued at $541,276. The warrants were valued at $238,973 and the Company reflected $586,936 as a loss on conversion of debt.

During 2018, the Company issued 450,000 shares of common stock in settlement of accounts payable and notes payable valued at $50,400. The Company granted 225,000 warrants in connection with this transaction and recognized a loss of $35,400 in accordance with this settlement.

During 2017, the Company issued 100,000 shares of its Series A Convertible Preferred to its CEO, in settlement for $32,308 of accrued payroll, $67,692 of accounts payable, and wages valued at $199,690.

During 2017, the Company issued 83,279 shares of its Series A Convertible Preferred to its former CFO, in settlement for $83,280 of accrued payroll and wages valued at $166,299.

Rent Expenses

The Company was renting office space from a significant shareholder and director of the Company on a month-to-month basis with a monthly payment of $1,500. This rental agreement was terminated as of April 1, 2017.

Rental expense for the years ended December 31, 2018 and 2017 for the corporate offices was $0 and $4,500, respectively.

NOTE 5: CONVERTIBLE NOTES PAYABLE

As of December 31, 2018 and 2017, the Company had the following convertible notes outstanding:

	December 31, 2018		December 31, 2017
	Principal (net)	Accrued Interest	Principal (net)	Accrued Interest
July and August 2012 $1,060,000 Notes convertible into common stock at $36.80 per share, 12% interest, due December 2013 and January 2014	$45,000	$34,603	$45,000	29,218
May through October 2015 $605,000 Notes convertible into preferred stock at $1 per share, 8-10% interest, due September 30, 2015	-	17,341	-	17,341
October through December 2015 $613,000 Notes convertible into preferred stock at $1 per share, 8% interest, due June 30, 2016, net of debt discount of $0 and $560,913, respectively	-	5,953	-	5,953
January through March 2016 $345,000 Notes convertible into preferred stock at $1 per share, 8% interest, due June 30, 2016	-	696	-	696
May 2017 $2,378,155 Notes convertible into common stock after April 15, 2018 at a $1.60 conversion price (subject to adjustment), 7.5% interest, due May 2018, net of debt discounts of $0 and $544,845, respectively	-	-	1,833,310	178,304
May 2017 $820,420 Notes convertible into common stock after April 15, 2018 at a $0.96 conversion price (subject to adjustment), 7.5% interest, due May 2018, net of debt discounts of $0 and $147,335, respectively	-	-	500,703	52,831
May 2017 $110,312 Notes convertible after April 15, 2018 into common stock at a $1.04 conversion price (subject to adjustment), 7.5% interest, due May 2018, net of debt discounts of $0 and $25,085, respectively	-	-	85,227	15,773
November 2017 $166,666 Note convertible at maturity or upon the issuance of a variable security at a $0.96 conversion price (subject to adjustment), with a one-time interest charge of 10%, due April 15, 2018, net of debt discounts of $0 and $74,662, respectively	-	-	92,004	16,667
Penalties on notes in default	8,824	-	7,028	-
Total Convertible Notes Payable, Net	$53,824	$58,593	$2,563,272	$316,784

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Interest expense for the years ended December 31, 2018 and 2017 on the convertible notes payable amounted to $187,741 and $268,961, respectively.

During the year ending December 31, 2017, the Company received proceeds from the issuance of 10% Convertible Notes (“Convertible Notes”) and 7.5% Original Issue Discount Senior Secured Convertible Debentures (“Debentures”) of $1,230,334 and obtained advances from shareholders of $137,000 that were reclassified into Convertible Notes. The Company also assigned or exchanged $1,358,750 worth of Convertible Notes and Notes that were outstanding as of December 31, 2016 into Debentures, while also reclassifying $69,732 worth of accrued interest to convertible note principal. The Company recorded original issue discounts and loan fees on Convertible Notes and Debentures of $774,362 and $386,758, respectively, which also increased the debt discounts recorded on the Convertible Notes and Debentures.

The Company recorded $322,381 of conversions on certain outstanding notes. The Company also recorded amortization of $2,023,144 on outstanding note debt discounts. Lastly, the Company paid $101,631 in cash for loan fees and issued 843,699 shares of the Company’s Series A Convertible Preferred Stock (“Series A Convertible Preferred”) as loan fees in connection with the issuance of the Convertible Notes and Debentures. The Company therefore increased its debt discount by $1,212,503, which represented the portion of the proceeds from the Convertible Notes and Debentures that were allocated to preferred stock.

The May 2017 notes totaling $3,136,506, $2,419,240 after debt discounts, had a December 2017 due date which was extended to May 2018.

The November 2017 Note totaling $166,666, $92,004 after debt discount, included an Investor’s Put Option whereby if the Company’s stock was not listed on the Nasdaq or NYSE by January 31, 2018, the lender had the right to require the Company to repurchase the Note at any time after January 31, 2018 in an amount equal to 130% of the sum of the Principal plus all accrued and unpaid interest. The Investor issued notice February 2, 2018 exercising it’s Put Option and requiring the Company repurchase the Note on April 19, 2018 in the aggregate amount of $228,332. The investor may elect to cancel the repurchase notice at any time prior to receiving the repurchase payment.

On October 10, 2018, the Company successfully completed the terms of the Path Forward Agreements, resulting in the automatic conversion of the outstanding balance due under certain outstanding convertible secured debentures and convertible promissory, amounting to an aggregate of $2,253,538, into an aggregate of 37,792,407 shares of Company common stock and 2,610,453 shares of Series B Convertible Preferred at a fixed conversion price of $0.032 per share. These shares were subject to a restriction on any sales below $0.16 through December 31, 2018 and will have volume limitations on any sales below $0.08 during the first six months of 2019.

The Company entered into a convertible note in the amount of $50,000 in July 2018 with an interest rate of 8%. This note was convertible upon a Company capital raise of at least $500,000. On October 30, 2018, the Company converted this note into 1,500,000 shares of common stock at a conversion rate of $0.112 (total of $60,000 which includes $10,000 of interest and other costs) and recognized a loss on extinguishment of $108,916 on this conversion.

See Note 6 for discussion on the derivative liabilities associated with the various convertible notes.

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NOTE 6: DERIVATIVE LIABILITY

During the years ended December 31, 2018 and 2017, certain convertible notes become convertible on a set date at variable conversion rates. Upon becoming convertible, the Company bifurcated the embedded conversion feature and recorded a derivative liability at fair value with the offsetting entry recorded in the statement of operations. The activity in the derivative liability account during the years ended December 31, 2018 and 2017 is summarized as follows:

	Warrants	Conversion Feature	Total
Derivative Liability at December 31, 2016	58	324,474	324,532
Derivative Liability Recorded on New Instruments	-	99,661	99,661
Elimination of Liability on Conversion	-	-	-
(Gain) on Settlement of Debt	-	(15,704)	(15,704)
Change in Fair Value	(58)	(408,431)	(408,489)
Derivative Liability at December 31, 2017	-	-	-
Derivative Liability Recorded on New Instruments	-	4,636,517	4,636,517
Elimination of Liability on Conversion	-	(4,217,762)	(4,217,762)
(Gain) on Settlement of Debt	-	(605,601)	(605,601)
Change in Fair Value	-	186,846	186,846
Derivative Liability at December 31, 2018	-	-	-

The Company uses the Black-Scholes pricing model to estimate fair value for those instruments convertible into common stock at inception, at conversion date, and at each reporting date. During the years ending December 31, 2018 and 2017, the Company used the following assumptions in their Black-Scholes model:

	December 31, 2018		December 31, 2017
	Warrants	Conversion Feature	Warrants	Conversion Feature
Risk-free interest rate	n/a	1.62%-2.59%	1.39	n/a
Expected life in years	n/a	0.11-1.10	0.25	n/a
Dividend yield	n/a	0%	0%	n/a
Expected volatility	n/a	174.46%-519.42%	187.59%	n/a

NOTE 7: INCOME TAXES

The Tax Cuts and Jobs Act (the “Act”) was enacted on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred and creates new taxes on certain foreign sourced earnings. The Company based on its assessment of the accounting for the tax effects of enactment of the Act; as described below, it has made a reasonable estimate of the effects on existing deferred tax balances. These amounts are provisional and subject to change. The most significant impact of the legislation for the Company was a $3,300,000 reduction of the value of the Company’s net deferred tax assets (which represent future tax benefits) as a result of lowering the U.S. corporate income tax rate from 35% to 21%. The Act also includes a requirement to pay a one-time transition tax on the cumulative value of earnings and profits that were previously not repatriated for U.S. income tax purposes. The Company has no earnings and profits that were previously not repatriated for U.S. income tax purposes.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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Net deferred tax assets consist of the following components as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Deferred tax assets:
Net operating loss carryover	$5,760,000	$5,640,000
Depreciation	-	-
Related party accrual	2,300	110,600
Capital Loss Carryover	3,400	3,400
Deferred tax liabilities
Depreciation	(2,100)	(2,100)
Valuation allowance	(5,763,600)	(5,751,900)
Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. Federal income tax rate to pretax income from continuing operations for the years ended December 31, 2018 and 2017 due to the following:

	December 31, 2018	December 31, 2017
Book income (loss)	$(1,617,600)	$(1,347,900)
Grant income	-	-)
Depreciation	(1,100)	(700)
Intangible asset impairment	-	-
Related party accrual	(108,300)	(100)
Meals and entertainment	300	200
Stock for services	100	130,300
Options expense	302,000	142,600
Non-cash interest expense	1,046,900	946,500
Other non-deductible expenses	261,800	(12,200)
Valuation allowance	115,900	141,300
Income tax expense	$-	$-

At December 31, 2018, the Company had net operating loss carryforwards of approximately $27,408,300 that may be offset against future taxable income from the year 2018 through 2037.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. At the adoption date of January 1, 2007, the Company had no unrecognized tax benefit, which would affect the effective tax rate if recognized.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. As of December 31, 2018, the Company had no accrued interest or penalties related to uncertain tax positions.

The Company files income tax returns in the U.S. federal jurisdiction. The Company is located in the state of Washington and Washington state does not require the filing of income taxes. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2015.

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NOTE 8: STOCKHOLDERS’ DEFICIT

Common Stock

The Company has 950,000,000 shares of common stock authorized, with a par value of $0.001, and as of December 31, 2018 and 2017, the Company has 163,45,736 and 8,211,902 shares issued and outstanding, respectively.

Preferred Stock

As of December 31, 2018 and 2017, the Company has 20,000,000 shares of Preferred stock authorized with a par value of $0.001. The Company’s Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

The following is a summary of the rights and preferences of the Series A Convertible Preferred, which summary is not meant to be a complete description of those terms.

On October 8, 2018 the Company created out of the shares of Preferred Stock, par value $0.001 per share, of the Company, as authorized in Article IV of the Company’s Certificate of Incorporation, a series of Preferred Stock of the Company, to be named “Series B Convertible Preferred Stock,” consisting of Five Million (5,000,000) shares.

Series A Convertible Preferred Stock

In June 2015, the Series A Certificate of Designation was filed with the Delaware Secretary of State to designate 2.5 million shares of our preferred stock as Series A Convertible Preferred. Effective March 31, 2016, the Company amended the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred of the Registrant, increasing the maximum number of shares of Series A Convertible Preferred from 2,500,000 shares to 5,000,000 shares. The following summarizes the current rights and preferences of the Series A Convertible Preferred:

Liquidation Preference. The Series A Convertible Preferred has a liquidation preference of $5.00 per share.

Dividends. Shares of Series A Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series A Certificate of Designation, each share of Series A Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series A Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series A Certificate of Designation), currently $4.00.

In the event the Company completes an equity or equity-based public offering, registered with the SEC, resulting in gross proceeds to the Company totaling at least $5.0 million, all issued and outstanding shares of Series A Convertible Preferred at that time will automatically convert into Series A Conversion Shares.

Redemption. Subject to certain conditions set forth in the Series A Certificate of Designation, in the event of a Change of Control (defined in the Series A Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series A Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series A Convertible Preferred in cash at a price per share of Series A Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series A Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of five (5) votes for every Series A Conversion Share issuable upon conversion of such holder’s outstanding shares of Series A Convertible Preferred. However, the Series A Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

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Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series A Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series A Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series A Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series A Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Series B Convertible Preferred Stock

In October 2018, the Series B Certificate of Designation was filed with the Delaware Secretary of State to designate 5.0 million shares of our preferred stock as Series B Convertible Preferred. The following summarizes the current rights and preferences of the Series B Convertible Preferred:

Liquidation Preference. The Series B Convertible Preferred has a liquidation preference of $1.00 per share.

Dividends. Shares of Series B Convertible Preferred do not have any separate dividend rights.

Conversion. Subject to certain limitations set forth in the Series B Certificate of Designation, each share of Series B Convertible Preferred is convertible, at the option of the holder, into that number of shares of common stock (the “Series B Conversion Shares”) equal to the liquidation preference thereof, divided by Conversion Price (as such term is defined in the Series B Certificate of Designation), currently $0.08.

Redemption. Subject to certain conditions set forth in the Series B Certificate of Designation, in the event of a Change of Control (defined in the Series B Certificate of Designation as the time at which as a third party not affiliated with the Company or any holders of the Series B Convertible Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company), the Company, at its option, will have the right to redeem all or a portion of the outstanding Series B Convertible Preferred in cash at a price per share of Series B Convertible Preferred equal to 100% of the Liquidation Preference.

Voting Rights. Holders of Series B Convertible Preferred are entitled to vote on all matters, together with the holders of common stock, and have the equivalent of two (2) votes for every Series B Conversion Share issuable upon conversion of such holder’s outstanding shares of Series B Convertible Preferred. However, the Series B Conversion Shares, when issued, will have all the same voting rights as other issued and outstanding common stock of the Company, and none of the rights of the Series A Convertible Preferred.

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Liquidation. Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the holders of Series B Convertible Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the liquidation preference of the Series B Convertible Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company is insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Convertible Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a) Stock Dividends and Stock Splits. If the Company (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (ii) subdivides outstanding shares of common stock into a larger number of shares; (iii) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (iv) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b) Merger or Reorganization. If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the Common Stock is converted into or exchanged for securities, cash or other property than each share of Series B Convertible Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series B Convertible Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

Common Stock Issuances

Common Stock Issued for Services

During 2018, the Company issued 1,250 shares of common stock for services valued at $449.

During 2017, the Company issued 287,774 shares of common stock for services valued at $254,438.

Common Stock Issued for the Exercise of Options and Warrants

During 2018, the Company did not issue any shares of common stock for the exercise of options and warrants.

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During 2017, the Company did not issue any shares of common stock for the exercise of options and warrants.

Common Stock and Preferred Stock Issued for Settlement and Conversion of Debt

During 2018, the Company issued 128,528,788 shares of common stock and 2,995,755 shares of Series B Convertible Preferred in conjunction with the settlement of $3,545,378 worth of convertible debt (both related and non-related) and $506,245 worth of accrued interest (both related and non-related). As part of these conversions, the Company recognized offsets of $4,823,363 for derivative liabilities and recognized a gain on extinguishment of debt of $1,694,005.

During 2017, the Company issued 380,030 shares of common stock in conjunction with the settlement of $322,381 worth of convertible debt and $36,479 worth of accrued interest. The shares were valued at $334,048 and $159,299 worth of debt discount was written off, with $21,282 recognized as a loss on the settlement of debt and $113,205 recorded to Additional Paid in Capital upon conversion.

Common Stock Issued for Conversion of Preferred Stock

During 2018, the Company issued 1,532,476 shares of common stock valued at $4,678,380 in exchange for 1,225,981 shares of Series A Convertible Preferred.

During 2017, the Company issued 2,336,563 shares of common stock valued at $4,305,962 in exchange for 1,809,250 shares of Series A Convertible Preferred.

Common Stock Issued for Cash

During 2018, the Company issued 17,078,500 shares of common stock for cash in the amount of $683,140.

Preferred Stock Issuances

Preferred Stock Issued for Cash

During 2018, the Company issued no shares of Series A Convertible Preferred for cash.

During 2018, the Company issued 110,000 shares of Series B Convertible Preferred for cash in the amount of $55,000.

During 2017, the Company issued no shares of Series A Convertible Preferred for cash.

Preferred Stock Issued for Exercise of Warrants

During 2018, the Company issued no shares of Series A Convertible Preferred for the exercise of warrants.

During 2018, the Company issued no shares of Series B Convertible Preferred for the exercise of warrants.

During 2017, the Company issued no shares of Series A Convertible Preferred for the exercise of warrants.

Preferred Stock Issued for Warrants Surrendered

During 2018, the Company issued no shares of Series A Convertible Preferred for the surrender of warrants.

During 2018, the Company issued no shares of Series B Convertible Preferred for the surrender of warrants.

During 2017, the Company issued no shares of Series A Convertible Preferred for the surrender of warrants.

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Preferred Stock Issued for Services

During 2018, the Company issued no shares of its Series A Convertible Preferred for services.

During 2018, the Company issued no shares of its Series B Convertible Preferred for services.

During 2017, the Company issued no shares of its Series A Convertible Preferred for services.

Preferred Stock Issued for Loan Fees

During 2018, the Company issued no shares of Series A Convertible Preferred for loan fees.

During 2018, the Company issued no shares of Series B Convertible Preferred for loan fees.

During 2017, the Company issued 843,699 shares of Series A Convertible Preferred, valued at $1,212,503, for loan fees, and recorded $1,212,503 as debt discount.

During 2017, the Company issued 627,302 shares of Series A Convertible Preferred, valued at $1,488,650, to current note holders for the due date extension on the conversion date of the related notes from December 15, 2017 to May 9, 2018.

Preferred Stock Issued for Debt Extinguishment

For 2018 activity, see above for the Preferred Series A Convertible Preferred and Series B Convertible Preferred that were issued along with the common stock to convert debt and accrued interest.

During 2017, the Company issued no shares of Series A Convertible Preferred in exchange for debt extinguishment.

Common and Preferred Stock Issued for Accounts Payable and Accrued Liabilities

During 2018, no shares of Series A Convertible Preferred were issued for accounts payable and accrued liabilities.

During 2018, 7,782,820 shares of common stock and 200,000 shares of Series B Convertible Preferred were issued to officers and consultants for accrued compensation as well as to settle accounts payable and shareholder advances made during the year. The value of these shares were $1,665,285. The Company recognized a loss on extinguishment on these issuances of $1,256,972.

During 2017, the Company issued 183,279 shares of Series A Convertible Preferred to the CEO and CFO, in exchange for $115,587 of accrued payroll, $67,692 of accounts payable and wages valued at $365,989. Additionally, the Company issued 387,060 shares of Common Stock and 160,000 shares of Series A Convertible Preferred to third parties and former employees to extinguish $205,283 worth of accounts payable and $272,164 of accrued payroll, which resulted in the Company recording a loss on extinguishment of debt of $294,530.

The Company recorded a gain on debt extinguishment of $35,217 as a result of offsetting certain payables that were written off after statutes of limitations had passed on payment.

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Common Stock Options

The following schedule summarizes the changes in the Company’s stock options:

			Weighted		Weighted
	Options Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2016	300,313	$4.00-120.00	3.91 years	$-	$6.48

Options granted	-	$-	-		$-
Options exercised	-	$-	-		$-
Options expired	(147,500)	$0.96-.1.20	-		$-

Balance at December 31, 2017	152,813	$4.00-120.00	2.91 years	$-	$8.64

Options granted	11,165,208	$0.112	-		$-
Options exercised	-	$-	-		$-
Options expired	-	$-	-		$-

Balance at December 31, 2018	11,318,021	$112-120.00	6.75 years	$-	$0.24

Exercisable at December 31, 2018	11,318,084	$0.112-120.00	6.75 years	$-	$0.24

During the years ending December 31, 2018 and 2017, the Company recognized $1,164,885 and $103,865, respectively, worth of stock based compensation related to the vesting of it stock options.

Common Stock Warrants

The following schedule summarizes the changes in the Company’s common stock warrants:

			Weighted		Weighted
	Warrants Outstanding		Average		Average
	Number	Exercise	Remaining	Aggregate	Exercise
	Of	Price	Contractual	Intrinsic	Price
	Shares	Per Share	Life	Value	Per Share

Balance at December 31, 2016	447,438	$0.8-80.00	1.90 years	$2,052,699	$35.60

Warrants granted	-	$-	-		$
Warrants exercised	-	$-	-		$
Warrants expired/cancelled	(409,413)	$36.96	-		$

Balance at December 31, 2017	38,025	$9.52	1.19 years	$749	$21.04

Warrants granted	23,043,663	$0.08	-		$
Warrants exercised	-	$-	-		$
Warrants expired/cancelled	(29,217)	$3.20	-		$

Balance at December 31, 2018	23,052,472	$0.08	1.77 years	$-	$0.08

Exercisable at December 31, 2018	23,052,472	$0.08	1.77 years	$-	$0.08

For the year ended December 31, 2018, the Company granted 2,416,410 warrants to settle accrued payroll, 7,925,503 warrants to settle other payables, 2,725,000 warrants to settle accounts payable, 750,000 warrants issued for consulting services and 9,226,750 warrants in the issuance of shares issued for cash. The Company did not grant any warrants in the year ended December 31, 2017.

Restricted Stock Units

The following schedule summarizes the changes in the Company’s restricted stock units:

		Weighted
	Number	Average
	Of	Grant Date
	Shares	Fair Value

Balance at December 31, 2016	-	$-

RSU’s granted	1,570,000	$0.56
RSU’s vested	(852,500)	$-
RSU’s forfeited	-	$-

Balance at December 31, 2017	717,500	$0.56

RSU’s granted	-	$0.56
RSU’s vested	(310,000)	$-
RSU’s forfeited	(145,000)	$-

Balance at December 31, 2018	262,500	$0.56

During the years ended December 31, 2018 and 2017, the Company recognized $113,189 and $575,011 worth of expense related to the vesting of its RSU’s, respectively. As of December 31, 2018, the Company had $155,400 worth of expense yet to be recognized for RSU’s not yet vested.

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NOTE 9: CONCENTRATIONS OF CREDIT AND OTHER RISKS

Accounts Receivable

The Company had one customer that represented 100% of the Company’s total revenues for the year ended December 31, 2017. The customer that represented 100% of the Company’s total revenue for the year ended December 31, 2017 had no net accounts receivable balance at December 31, 2017.

The loss of a significant customer representing the percentage of total revenue would have a temporary adverse effect on the Company’s revenue, which would continue until the Company located new customers to replace them.

The Company routinely assesses the financial strength of its customers and provides an allowance for doubtful accounts as necessary. As of December 31, 2018, and 2017, the Company had no allowance or bad debt expense recorded.

Product Purchases

Some of the products the Company might market and components thereof are currently available only from a limited number of suppliers including the source for the main component in the Company’s products, Y-90 which is only derived from one source, several of which are international suppliers. Failure to obtain deliveries from these sources could have a material adverse effect on the Company’s ability to operate.

NOTE 10: SUBSEQUENT EVENTS

Debt and Equity Transactions

In January 2019, the Company received $100,000 in gross proceeds resulting from the issuance to accredited investors of 1,250,000 shares of common stock, 100,000 shares of Series B Convertible Preferred and warrants to purchase 1,250,000 shares of common stock.

The Company issued a one-year 8% promissory note in January 2019 with a related party in the amount of $60,000.

The Company issued two six-month 8% promissory notes in February 2019 totaling $100,000 which includes the issuance of warrants to purchase 1,250,000 shares of common stock with a term of two-years.

The Company issued 6,552,725 shares of common stock in consideration for the conversion of 524,218 shares of Series B Convertible Preferred.

The Company issued warrants to consultants in February 2019 to purchase 84,375 shares of common stock.

Corporate Matters

The Company’s board of directors approved a resolution to reverse split the Company’s shares of common stock on a 1 for 8 basis, and reduce the number of authorized shares of common stock from 2,000,000,000 to 950,000,000. The Company intends to seek stockholder approval of the reverse split in the near term.

Legal Matters

On January 28, 2019, James Katzaroff, (“Plaintiff”) the Company’s former Chief Executive Officer filed a lawsuit in the Superior Court in the State of Washington in and for the County of Benton against the Company and its current and former directors, alleging a default of the Separation Agreement and General Release (“Release”) that the Company entered into with Plaintiff on July 21, 2017 (the “Complaint”). The Company has made required payments under the Release. Although the Plaintiff has filed the Complaint, the Company has not been formally served with the Complaint. The Company believes the allegations in the Complaint are without merit and has engaged legal counsel to represent it and the current and former directors. The Company intends to vigorously defend the Complaint, including bringing counterclaims for certain breaches of the Agreement by Plaintiff.

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Index to Exhibits

2.1	Certificate of Incorporation of Savage Mountain Sports Corporation, dated January 11, 2000 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.2	By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.3	Articles and Certificate of Merger of HHH Entertainment Inc. and Savage Mountain Sports Corporation, dated April 3, 2000 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.4	Articles and Certificate of Merger of Earth Sports Products Inc. and Savage Mountain Sports Corporation, dated May 11, 2000 (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.5	Certificate of Amendment of Certificate of Incorporation changing the name of the Company to Advanced Medical Isotope Corporation, dated May 23, 2006 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.6	Certificate of Amendment of Certificate of Incorporation increasing authorized capital dated September 26, 2006 (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
2.7	Certificate of Amendment to the Certificate of Incorporation increasing authorized common stock and authorizing preferred stock, dated May 18, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 18, 2011).
2.8	Certificate of Amendment to the Certificate of Incorporation authorizing a series of Preferred Stock to be named “Series A Convertible Preferred Stock”, consisting of 2,500,000 shares, which series shall have specific designations, powers, preferences and relative and other special rights, qualifications, limitations and restrictions as outlined in the Certificate of Designations, filed June 30, 2015 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 7, 2015).
2.9	Certificate of Amendment to the Certificate of Incorporation increasing the authorized series of “Series A Convertible Preferred Stock” to 5,000,000 shares, filed March 31, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 7, 2016).
2.10	Certificate of Amendment to the Certificate of Incorporation authorizing a series of Preferred Stock to be named “Series B Convertible Preferred Stock”, consisting of 5,000,000 shares, which series shall have specific designations, powers, preferences and relative and other special rights, qualifications, limitations and restrictions as outlined in the Certificate of Designations, filed October 10, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 17, 2018).
2.11	Certificate of Amendment to the Certificate of Incorporation authorizing a series of Preferred Stock to be named “Series C Convertible Preferred Stock”, consisting of 5,000,000 shares, which series shall have specific designations, powers, preferences and relative and other special rights, qualifications, limitations and restrictions as outlined in the Certificate of Designations, filed March 27, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 2, 2019).
2.12	Certificate of Amendment to the Certificate of Incorporation decreasing the number of shares of common stock authorized for issuance to 950,000,000 and effecting a 1-for-8 reverse stock split of the Company’s issued and outstanding common stock, filed June 26, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 2, 2019).
3.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 17, 2018).
4.1	Subscription Agreement (filed herewith)
6.1	Agreement and Plan of Reorganization, dated as of December 15, 1998, by and among HHH Entertainment, Inc. and Earth Sports Products, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497) filed on November 12, 2008).
6.2	Agreement and Plan of Merger of HHH Entertainment, Inc. and Savage Mountain Sports Corporation, dated as of January 6, 2000 (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).
6.3	Agreement and Plan of Acquisition by and between Neu-Hope Technologies, Inc., UTEK Corporation and Advanced Medical Isotope Corporation, dated September 22, 2006 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).
6.4	Employment Agreement dated May 16, 2007 with Leonard Bruce Jolliff (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).
6.5	Agreement and Plan of Acquisition by and between Isonics Corporation and Advanced Medical Isotope Corporation dated June 13, 2007 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).

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6.6	Employment Agreement dated January 15, 2008 with Dr. Fu-Min Su (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form 10-12G (File No. 000-53497), filed on November 12, 2008).
6.7	Master Lease Agreement dated September 20, 2007 between BancLeasing, Inc. and Advanced Medical Isotope Corporation, and related documents (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K/A filed on December 2, 2011).
6.8	Lease Agreement dated July 17, 2007 between Robert L. and Maribeth F. Myers and Advanced Medical Isotope Corporation (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K/A filed on December 2, 2011).
6.9	Form of Non-Statutory Stock Option Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 15, 2012).
6.10	Promissory Note dated December 16, 2008 between Advanced Medical Isotope Corporation and Carlton M. Cadwell (incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 3, 2012).
6.11	Memorandum of Agreement for Strategic Relationship dated August 19, 2011 between Advanced Medical Isotope Corporation and Spivak Management Inc. (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 3, 2012).
6.12	Form of Exchange Agreement by and between the Company and Carlton Cadwell (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on September 16, 2015).
6.13	Form of Promissory Note, by and between the Company and Carlton Cadwell (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on September 16, 2015).
6.14	2015 Omnibus Securities and Incentive Plan (incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K, filed May 25, 2016).
6.15*	Promissory Note Exchange, dated March 28, 2017, between Advanced Medical Isotope Corporation and Carlton M. Cadwell
6.16	Form of Agreement to Amend Senior Secured Convertible Debentures (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on December 18, 2017).
6.17	Amended and Restated License Agreement by and between Battelle Memorial Institute and Advanced Medical Isotope Corporation (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Company’s Annual Report on Form 10-K, filed on January 25, 2018).
6.18	Washington State University Sub-Award Agreement for the period December 15, 2017 through January 31, 2018 (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed on April 2, 2018).
6.19	The Curators of the University of Missouri Sponsored Research Contract for the period November 1, 2017 through October 31, 2018 (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on April 2, 2018).
6.20*	Form of Path Forward and Standstill Agreement
6.21	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 17, 2018).
6.22	Employment Agreement by and between Vivos Inc. and Michael Korenko, dated October 24, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 30, 2018).
6.23	Employment Agreement by and between Vivos Inc. and Leonard Bruce Jolliff, dated October 24, 2018 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 30, 2018).
6.24*	Letter of Amendment to the Amended and Restated Licensing Agreement by and between Battelle Memorial Institute and the Company
6.25*	Form of Promissory Note, between Advanced Medical Isotope Corporation and AMIC Gift, LLC
6.26*	Employment Agreement by and between Vivos Inc. and Michael Korenko, dated June 4, 2019.
11.1	Consent of Independent Registered Public Accounting Firm - Fruci & Associates II, PLLC (filed herewith)
12.1	Attorney opinion on legality of the offering (filed herewith)

* Previously filed.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Richland, State of Washington, on November 20, 2019.

By:	/s/ Michael K. Korenko
Name:	Michael K. Korenko
Title:	President and Chief Executive Officer
(Principal Executive Officer)

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Korenko	President, Chief Executive Officer,	November 20, 2019
Michael K. Korenko	Director and Corporate Secretary
(Principal Executive Officer)

/s/ Michael Pollack	Interim Chief Financial Officer	November 20, 2019
Michael Pollack	(Principal Financial and Accounting Officer)

/s/ Carlton M. Cadwell	Chairman of the Board	November 20, 2019
Carlton M. Cadwell

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